UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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CHECK THE APPROPRIATE BOX:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑
Definitive Proxy Statement

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Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

SL Green Realty Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑
No fee required

☐
Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SL GREEN REALTY CORP.

2026

PROXY STATEMENT

April 22, 2026

LETTER TO STOCKHOLDERS
Dear Fellow Stockholders,
Thank you for putting your trust in us again this year as we continue to execute rigorous oversight of the Company and its management, including key governance initiatives and operating performance.
In March 2025, the Board welcomed seasoned real estate professional Peggy Lamb, who has more than thirty years of experience investing in and assisting public and private real estate companies across market cycles. Peggy was appointed to the Compensation Committee and over the year transitioned to its Chair, succeeding Lauren Dillard, who had served in the role since 2018 and now serves as the Audit Committee Chair.
The Board continues to be responsive to stockholder feedback received through our annual director-led engagement. In response to feedback received since our 2025 Annual Meeting, all named executive officers’ annual bonuses are at least 50% performance-based. Further, through employment agreement extensions with our Chief Legal Officer and Chief Financial Officer in 2025 and early 2026, all long-term equity incentives will be based on three-year performance goals. These updates are in line with our new agreement signed at the end of 2024 with our Chairman and CEO, Marc Holliday, and amended in 2025 to address comments received during shareholder outreach in 2025.
On the succession planning front, the promotion of Harrison Sitomer to President and CIO was a major milestone and recognition of Mr. Sitomer’s critical role in strengthening the Company’s capital platform and expanding its business lines since becoming CIO in January 2022. The Board believes that the addition of Harrison, together with the employment agreement extensions, will ensure a stable, tenured and loyal management team that will continue to benefit SL Green stockholders.
The Company’s strong operational track record speaks for itself, outperforming peers with same-store office occupancy, securing its next innovative development opportunity adding to the Company’s premier portfolio of assets, while continuing to build the Company’s high-margin, fee-based businesses, and maintaining a fortress balance sheet.
Contributing to our operational success is our sector leadership in sustainability. Every building in our portfolio holds one or more sustainability certifications, meeting the expectations of today’s institutional tenants. Our decarbonization efforts have also enabled full compliance with NYC’s Local Law 97 through 2029, considered the most ambitious emissions law in the country.
Finally, the Board has been particularly focused over the past several years on balance sheet improvement, and the Company again executed on an aggressive program of dispositions and debt repayment, refinancing and extensions that further improved the balance sheet this year, with an aggressive plan in place and underway for 2026. We also oversaw significant advances in portfolio security and cybersecurity, scenario planning for new potential threats to ensure we have the most secure operations in the industry.
We appreciate the confidence you have placed in this Board and will continue to actively work on your behalf in the years to come. We remain committed to rigorous oversight of management as it executes our strategy to deliver superior stockholder value through a portfolio of well-located, amenitized, and cash-generating Class A office properties.
Sincerely,
John H. Alschuler
Lead Independent Director
Stephen L. Green
Director and Chairman Emeritus
Peggy Lamb
Independent Director
Carol N. Brown
Independent Director
Craig M. Hatkoff
Independent Director
Andrew W. Mathias
Director
Lauren B. Dillard
Independent Director
Marc Holliday
Chairman of the Board of Directors and Chief Executive Officer

1
 BOARD RESPONSIVENESS TO 2025 SAY ON PAY VOTE
Our Board has always valued stockholder feedback and has engaged in a robust stockholder outreach program over many years. Stockholder feedback received following our 2025 Annual Meeting directly informed Board and committee-level decisions, including those related to executive compensation listed in the table below.

Offered engagement to stockholders owning approximately	Direct one-on-one discussions with stockholders owning approximately	Directors participated in calls with stockholders representing approximately
75% of Outstanding Shares	67% of Outstanding Shares	61% of Outstanding Shares

2	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Shareholder Feedback (“What we heard”)	Board Responsiveness (“What we did”)
Following the June 3, 2025 Annual Meeting
Increase formulaic performance basis of NEOs’ annual bonus to at least 50%
August 2025: General Counsel Employment Agreement
Implemented 50% formulaic performance-based annual bonus versus prior annual bonus structure which was 100% discretionary
February 2026: President and Chief Investment Officer Employment Agreement
Implemented 75% performance-based annual bonus

Ensure NEO compensation plans do not include “guaranteed” incentives
June 2025: Amended CEO Employment Agreement
Clarified that the CEO’s annual time-based award is not guaranteed, with the ultimate value to be determined by the Committee based on performance during the prior year

Eliminate formulaic cash payments following a change of control
Eliminated the provision in the:
–
CEO employment agreement (June 2025)

–
General Counsel employment agreement (August 2025)

–
CFO employment agreement (February 2026)

–
President employment agreement (February 2026)

Eliminate short-term performance periods in long-term performance incentives plan for all NEOs	Adopted three-year performance goals in long-term performance equity awards for: – General Counsel’s 2025 equity awards – CFO’s 2026 equity awards – President’s 2026 equity awards
Prior to the June 3, 2025 Annual Meeting
Eliminate short term performance periods in long-term performance incentives plan
December 2024: CEO New Employment Agreement
–
Eliminated short-term performance periods from long- term incentive plan

–
Adopted exclusively three-year performance goals in long-term performance equity awards

–
Reduced target value from $7.5 million to $5.0 million in annual long-term performance-based equity awards

Update cash severance basis to “average” and eliminate “maximum bonus”	December 2024: CEO New Employment Agreement Reduced cash severance basis from “maximum bonus” to “average bonus in prior two years”

3
TRANSFORMATION OF EXECUTIVE PAY REFLECTS STOCKHOLDER FEEDBACK, WITH FOCUS ON CREATING SUSTAINABLE STOCKHOLDER VALUE
Pay Element	Evolution of Executive Pay (2019–2026)
Base Salary	✓ Remains the only fixed pay element ✓ Base salaries determined under respective employment agreements with no guaranteed increases each year
In response to stockholder feedback: ✓ Deferred Compensation pay element was eliminated
Annual Bonus
✓
Primarily performance-based incentive structure with payouts determined based on Company performance against preset financial and operational goals in line with those announced at Investor Conference

■
CEO Annual Bonus: 100% formulaic

■
President Annual Bonus: 75% formulaic

■
CFO Annual Bonus: 60% formulaic

■
General Counsel Annual Bonus: 50% formulaic

✓
Up to 100% of annual incentive may be paid in equity that remains subject to a three-year no-sell restriction

In response to stockholder feedback: ✓ The formulaic component has been increased while decreasing discretionary component ✓ TSR was replaced with operating metrics
Long-term Incentives
✓
Performance-based equity incentives for all NEOs include a 3-year performance period

✓
Time-based equity incentives for CEO and President subject to an Outperformance Modifier (as defined herein) based on Company performance against three-year operational and financial goals

In response to stockholder feedback: ✓ All short-term performance goals in LTI performance awards have been eliminated ✓ Retesting and guaranteed equity awards have been eliminated
Other	✓ No excessive benefits for NEOs

In response to stockholder feedback:
✓
Elimination of provisions that provide for formulaic cash payments following a change in control in lieu of existing base salary, annual bonus and equity award entitlements

✓
Updated cash severance basis to generally be the average bonus in prior two years (from maximum bonus)

4	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
2026 PROXY STATEMENT HIGHLIGHTS
ROADMAP OF VOTING MATTERS

Election of Directors
•
The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated eight directors for re-election to serve until the 2027 Annual Meeting of stockholders and until their successors are duly elected and qualify.

The Board recommends a vote FOR each Nominee. SEE PAGE 10
John H. Alschuler Carol N. Brown Lauren B. Dillard	Stephen L. Green Craig M. Hatkoff Marc Holliday	Peggy Lamb Andrew W. Mathias

•
Our nominees represent a Board that has varied knowledge, skills, experience, perspectives and backgrounds.

•
Each nominee has key skills that we believe are valuable to the effective oversight of the Company and the execution of our strategy.

Advisory Approval of Executive Compensation
•
At the heart of our executive compensation philosophy is a commitment to variable, incentive-based pay that strives to align stockholder value with the economic interests of our management team.

•
We believe that our executive compensation programs provide appropriate performance-based incentives to attract and retain leadership talent in the highly competitive New York City real estate market, to align management and stockholder interests and to continue to drive our long-term track record of superior return to stockholders.

The Board recommends a vote FOR this proposal. SEE PAGE 40

Ratification of Independent Registered Public Accounting Firm
•
The Audit Committee of the Board has appointed the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

•
The Audit Committee and the Board believe that the appointment of Deloitte & Touche LLP is in the best interest of the Company and its stockholders.

The Board recommends a vote FOR this proposal. SEE PAGE 83

2026 PROXY STATEMENT HIGHLIGHTS	5
BUSINESS OVERVIEW AND HIGHLIGHTS

Leading New York City-focused REIT
•
Manhattan’s largest office landlord

•
Interests in 56 buildings representing 31.4 million square feet as of December 31, 2025

•
Same-store occupancy of 93.0% as of December 31, 2025, outperforming the Manhattan market average of 86.1%1

Active, Responsible and Engaged Business Strategy
•
Manhattan-focused with significant experience and market-leading insights

•
Transaction-oriented company, executing more transactions in one year than many of our competitors over a multi-year period

•
Ongoing diversification with adjacent high-margin businesses lessen long-term impact of economic cycles

Sustainable Development Creating Value for Our Stakeholders
•
Committed to maintaining our industry leadership

•
Governed by fiscally responsible policies that guide sustainable operations, contribute to risk management and positively impact stockholders

100% of our owned and operated portfolio hold one or more sustainability certifications
GRESB Sector Leader Recognized as one of the top two performers in the Mixed-Use Real Estate sector
Newsweek’s America’s Greenest Companies 2026 and USA Today’s America’s Climate Leaders 2025 included the company in their respective sustainability rankings
As of December 31, 2025. More details can be found at SL Green’s 2025 ESG Report found under the “Sustainability—Reports and Resources” section of our corporate website at www.slgreen.com. The information found on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC.

1 Colliers. Research Report: Manhattan, New York City Office Report, 2025 Q4. Retrieved from Colliers.com.

6	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
STOCKHOLDER-FRIENDLY CORPORATE
GOVERNANCE & INDEPENDENT OVERSIGHT
SL Green has a history of strong corporate governance and stockholder-friendly practices.

Board Composition Varied knowledge, skills, experience, perspectives and backgrounds
Experience Broad experience serving on public boards in industries relevant to the Company
50% of our Board nominees currently serve or have served on the Boards of other publicly traded companies
Leadership Strong corporate leadership backgrounds such as being CEO, CFO or holding other executive positions
88% of our Board nominees currently serve or have served as CEO or in senior leadership positions
Annual Director Elections Our directors are elected for one-year terms.

Majority Vote Standard with Director Resignation Policy
A majority of votes cast is required for a nominee to be elected to serve on the Board in our uncontested election.
Our director resignation policy applies for a director who fails to receive majority support.

Stockholder Amendments to Bylaws Bylaw amendments can be adopted by a majority vote without any ownership or holding period limitations.

Proxy Access
Stockholders (or a group of up to 20 stockholders) owning 3% or more of outstanding common stock continuously for at least 3 years may nominate, and include in our proxy materials, director candidates constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

2026 PROXY STATEMENT HIGHLIGHTS	7
ESG HIGHLIGHTS

ESG Oversight
Key ESG Achievements
Industry Leadership	Building Certifications Owned and Operated	Awards & Accolades
GRESB Sector Leader for Mixed Use Real Estate 2025	MSCI Top 25% in Opportunities in Green Building Score: BBB	WELL Score & HSR 91% Rated	Great Place to Work® Certified March 2022-February 2025
ISS Top 10% Corporate America’s Greenest Companies	Green Lease Leaders Platinum 2023-2026	LEED 91% Certified	NYC Service 2025 Mayoral Service Recognition Program 2025
Sustainalytics Top Rated ESG Companies List	State Street R-Factor Score Leader Top 10% Ranking in Real Estate	BOMA 360 90% Rated	Newsweek America’s Greenest Companies 2026
S&P CSA Sustainability Yearbook Member 2025	CDP Climate Change Questionnaire Score: B	Cigna Well Being Award 2022-2025	USA Today America’s Climate Leaders 2025

SL GREEN REALTY CORP. One Vanderbilt Avenue New York, New York 10017-3852	8
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
Date & Time June 2, 2026 12:00 PM, Eastern Time	Location The auditorium at One Vanderbilt Avenue, New York, New York	Record Date March 31, 2026
Dear Stockholder:
You are invited to attend the 2026 Annual Meeting of stockholders of SL Green Realty Corp., a Maryland corporation, which will be held on June 2, 2026 at 12:00 p.m., Eastern Time in the auditorium at One Vanderbilt Avenue, New York, New York. We strongly encourage you to vote your shares by proxy prior to the Annual Meeting.
Items of Business—the Annual Meeting will be held for the following purposes:

To elect the eight director nominees named in the proxy statement to serve on the Board of Directors for a one-year term and until their successors are duly elected and qualify PAGE 10	To hold an advisory vote on executive compensation PAGE 40	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 PAGE 83
Vote FOR	Vote FOR	Vote FOR

In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.
The Board of Directors has fixed the close of business on March 31, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
By Order of the Board of Directors,
Voting Your vote is very important to us. Please vote as soon as possible by one of the methods shown below:
	By Internet Visit www.proxyvote.com	By Telephone Call 1-800-454-8683
By Tablet or Smartphone Scan this QR code to vote with your mobile device

Whether or not you plan to attend the Annual Meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the Annual Meeting, you may vote during the Annual Meeting if you wish, even if you previously have signed and returned your proxy card. You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the Annual Meeting. To be admitted to the Annual Meeting, you will be required to present a recent brokerage statement or other evidence of your ownership of our stock as of the record date of the Annual Meeting. Please note that if your shares are held of record by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares voted.

Andrew S. Levine Secretary New York, New York April 22, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on June 2, 2026. This proxy statement and our 2025 Annual Report to Stockholders are available at http://www.proxyvote.com

9

10
OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 1

ELECTION OF DIRECTORS

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated eight directors for election to serve until the 2027 Annual Meeting of stockholders and until their successors are duly elected and qualify:

• John H. Alschuler • Carol N. Brown • Lauren B. Dillard	• Stephen L. Green • Craig M. Hatkoff • Marc Holliday	• Peggy Lamb • Andrew W. Mathias

Each of the nominees is currently serving as a director, and has consented to being named in this proxy statement and to serve as a director if elected. However, if any of the nominees is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person as the Board nominates or the Board may reduce the size of the Board.
Majority Voting Standard
A majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee. For more information on the operation of our majority voting standard in director elections, see the section entitled “Our Board of Directors and Corporate Governance—Corporate Governance—Majority Voting Standard and Director Resignation Policy.”

The Board unanimously recommends a vote “FOR” the election of Mr. Alschuler, Ms. Brown, Ms. Dillard, Mr. Green, Mr. Hatkoff, Mr. Holliday, Ms. Lamb and Mr. Mathias.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	11
INFORMATION REGARDING THE DIRECTOR NOMINEES
The following table, matrix and biographical descriptions set forth certain information with respect to the nominees for election as directors at the 2026 Annual Meeting, based upon information furnished by each director.
Name	Other Current Public Board Directorships	Age	Independent	Director Since	Committee Memberships(1)
					AC	CC	NCGC	EC
John H. Alschuler		78		1997		M	M	M
Carol N. Brown		56		2022	M		M
Lauren B. Dillard		50		2016	C	M
Stephen L. Green		88		1997				M
Craig M. Hatkoff	• Jaguar Global Growth Corporation I • Captivision Inc.	72		2011	M		C
Marc Holliday		59		2001				C
Peggy Lamb	• Starwood Real Estate Income Trust, Inc. (non-exchange traded)	61		2025		C
Andrew W. Mathias		52		2014				M
C = Chair	AC = Audit Committee	NCGC = Nominating and Corporate Governance Committee
M = Member	CC = Compensation Committee	EC = Executive Committee

(1)
This table reflects both current committee memberships and anticipated committee memberships if our full slate of director nominees is elected at the 2026 Annual Meeting.

12	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
The matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of skills of our director nominees.
Skills, Experiences and Attributes	Alschuler	Brown	Dillard	Green	Hatkoff	Holliday	Lamb	Mathias
Executive Leadership
Finance/Capital Markets
Risk Management
Public Company Board Service/Corporate Governance
REIT/Real Estate Industry
Experience Over Several Business Cycles
Talent Management
Academia
Accounting
Government/Regulatory Experience
Technology/Cybersecurity

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	13
Director Nominees

JOHN H. ALSCHULER Lead Independent Director Director Since: 1997 Age: 78 SL Green Board Service: • Compensation Committee • Nominating and Corporate Governance Committee • Executive Committee

Mr. Alschuler’s achievements in academia and business, as well as his extensive knowledge of commercial real estate, New York City’s economy, commercial and other markets in New York City and national and international markets for real estate, and his expertise in inter-governmental relations, provide the Board with the ability to assess the real estate market and the Company’s business from a knowledgeable and informed perspective, from which he provides valuable insights into the Company’s business.

Professional Experience
•
Executive Chairman and director of Therme Group US, a privately-held company which designs, builds and operates large scale well-being facilities, since 2022

•
Adjunct Associate Professor, Graduate School of Architecture, Planning & Preservation at Columbia University, teaching real estate development

•
Board of Directors of Friends of the High Line Inc. and the Sag Harbor Cinema Arts Center, each a 501(c)(3) tax-exempt organization

•
B.A. degree from Wesleyan University and Ed.D. degree from the University of Massachusetts at Amherst

•
Former board member of HR&A Advisors Inc. from 2008 to 2021, Center for an Urban Future from 2014 to 2019, The Macerich Company from 2015 to 2023 and Xenia Hotels and Resorts, Inc. from 2015 to 2023

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Academia
Government/Regulatory Experience

14	SL GREEN REALTY CORP. 2026 PROXY STATEMENT

CAROL N. BROWN Independent Director Director Since: 2022 Age: 56 SL Green Board Service: • Audit Committee • Nominating and Corporate Governance Committee

Ms. Brown’s extensive experience in academia, including teaching and writing in the areas of property, land use planning, real estate transactions and housing law, contribute a unique and valuable perspective to the Board.

Professional Experience
•
Professor at the University of Richmond School of Law since 2012, teaching Property Law Survey, Housing Law, Land Use Planning, and Real Estate Transactions

•
Former Professor at the University of North Carolina School of Law from 2008 to 2012 and Associate Professor from 2007 to 2008

•
Former Associate Professor of Law at the University of Alabama School of Law, and Assistant Professor from 2001 to 2004

•
Former Associate at Sirote & Permutt, P.C. in Birmingham, Alabama focusing on general business, real estate, and consumer finance

•
Former Associate at McGuire, Woods, Battle & Bootle, L.L.P. in Richmond, Virginia focusing on labor and employment discrimination

•
Former Judicial Law Clerk for the Honorable Sharon L. Blackburn, United States District Court, Northern District of Alabama

•
B.A. from Duke University and J.D./L.L.M. from Duke University School of Law

Skills, Experiences and Attributes
Risk Management	REIT/Real Estate Industry
Academia	Government/Regulatory Experience
Technology/Cybersecurity

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15

LAUREN B. DILLARD Independent Director Director Since: 2016 Age: 50 SL Green Board Service: • Audit Committee, Chair • Compensation Committee

Ms. Dillard’s sophisticated understanding of tax, real estate, investment programs, finance, compensation and corporate governance, all viewed through the lens of over twenty years of global financial services and technology experience and together with her considerable operational expertise, provide the Board and the Company with deep and practical insight on a broad range of matters.

Professional Experience
•
Senior Managing Director and Chief Financial Officer of Vista Equity Partners, a leading global investment firm focused exclusively on enterprise software, data and technology-enabled businesses, since April 2022

•
Executive Vice President of Investment Intelligence of Nasdaq, Inc., a global technology firm serving the capital markets and other industries, from June 2019 to April 2022

•
Managing Director for the Carlyle Group, a global alternative asset manager, from 2011 to May 2019, head of Carlyle’s Investment Solutions Group from December 2015 to May 2019, and member of Carlyle’s Management Committee; joined Carlyle in 2002

•
Chief Operating Officer and Chief Financial Officer of Carlyle’s Investment Solutions Group from 2013 to December 2015; former head of Global Tax Department and head of Global Equity Programs; and member of Carlyle’s Transaction Team where she played a significant role in transactions, including Carlyle’s initial public offering

•
Served in the Real Estate and Financial Services Group of the Tax Practice of Arthur Andersen, LLP prior to 2002

•
B.S. in business administration from the University of Richmond

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Accounting
Technology/Cybersecurity

16	SL GREEN REALTY CORP. 2026 PROXY STATEMENT

STEPHEN L. GREEN Director Director Since: 1997 Age: 88 SL Green Board Service: • Executive Committee

In addition to his industry-wide reputation, Mr. Green’s extensive skills and experience in real estate, including founding our predecessor company, provide the Board with invaluable knowledge of and expertise in our business and industry. This experience, particularly his experience having led our predecessor and the Company, contributes depth and context to the Board’s discussions of the Company’s business.

Professional Experience
•
Chairman Emeritus at the Company since January 2019

•
Chairman of the Board of the Company from 1997 through January 2019

•
Former executive officer working in conjunction with our Chief Executive Officer and overseeing the Company’s long-term strategic direction; formerly served as our Chief Executive Officer

•
Founded our predecessor, S.L. Green Properties, Inc., in 1980; prior to our initial public offering in 1997, Mr. Green was involved in the acquisition of over 50 Manhattan office buildings containing in excess of 10.0 million square feet

•
Chairman of the Board of Gramercy Capital Corp. from August 2004 to June 2009

•
At-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York

•
Member of the Board of Directors of Streetsquash, Inc., a Section 501(c)(3) tax-exempt organization

•
Previously a member of the Board of Directors of Stemedica Cell Technologies, Inc., August 2007 to April 2009; Chairman of the Real Estate Board of New York’s Tax Committee

•
B.A. degree from Hartwick College and J.D. degree from Boston College Law School

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	17

CRAIG M. HATKOFF Independent Director Director Since: 2011 Age: 72 SL Green Board Service: • Audit Committee • Nominating and Corporate Governance Committee, Chair

Mr. Hatkoff has in-depth expertise and knowledge of real estate, capital markets, finance, private investing, entrepreneurship and executive management through his work with Chemical Bank, Victor Capital Group, and Capital Trust. As a result of the foregoing, Mr. Hatkoff provides the Board with unique insight into the financial markets generally, valuation analysis, strategic planning and unique financing structures and alternatives. He also possesses entrepreneurial, brand marketing, social media, technology and innovation, and senior leadership experience through his private investments and service on the Boards of numerous educational and charitable organizations. Mr. Hatkoff also has extensive Board and Board committee experience at other public companies, including his prior service at Taubman Centers, Inc. and his long-standing service to Capital Trust, Inc., which enables him to provide significant insight as to governance and compliance-related matters particular to real estate companies.

Professional Experience
•
Co-founder of Disruptor Awards and Disruptor Foundation along with Harvard Business School Professor Clayton Christensen

•
Co-Founder, Vice Chairman and director of Capital Trust, Inc. (n/k/a Blackstone Mortgage Trust, Inc.), a real estate investment management company that was listed on the New York Stock Exchange, and one of the largest dedicated real estate mezzanine lenders, from 1997 to 2000, and served on its Board of Directors from 1997 to 2010

•
Trustee of the New York City School Construction Authority, the agency responsible for the construction of all public schools in New York City, from 2002 to 2005

•
Former co-head of the real estate investment banking unit at Chemical Bank, where he was a pioneer and founding father of commercial mortgage securitization

•
Co-founder of the Tribeca Film Festival

•
Chairman of Turtle Pond Publications LLC, which is active in children’s publishing and entertainment, and private investor in other entrepreneurial ventures

•
Adjunct Professor at Columbia Business School (1990-1994 for Real Estate Capital Markets; 2015-2021 for Innovation, Entrepreneurship and Creativity)

•
Colgate University Entrepreneur of the Year (2024)

•
Other current or previous non-profit directorships: Sesame Workshop; Rock & Roll Hall of Fame; Mandela Institute for Humanity; Desmond Tutu Peace Foundation; Richard Leakey’s Wildlife Direct; Tribeca Film Institute; Borough of Manhattan Community College Foundation

•
BA from Colgate University and MBA from Columbia Business School

Other Public Board Directorships
•
Captivision Inc. since November 2023

•
Jaguar Global Growth Corporation I since February 2022

•
Subversive Capital Acquisition Corp., a publicly listed SPAC on the Toronto (NEO) exchange from 2019 to 2023

•
Digital Bridge (f/k/a Colony Capital, Inc.) from 2019 to 2021

•
Taubman Centers, Inc. from 2004 to 2019

•
Capital Trust from 1997 to 2010

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Academia
Accounting	Technology/Cybersecurity

18	SL GREEN REALTY CORP. 2026 PROXY STATEMENT

MARC HOLLIDAY Chairman of the Board and Chief Executive Officer Director Since: 2001 Age: 59 SL Green Board Service: • Executive Committee, Chair

Mr. Holliday’s extensive experience and skills in real estate and finance, as well as his role as Chief Executive Officer of the Company, provide the Board with valuable knowledge of and expertise in our business and industry. Furthermore, Mr. Holliday’s role as Chairman and Chief Executive Officer facilitates communication between the Board and the Company’s senior management.

Professional Experience
•
Chief Executive Officer of the Company since January 2004; Chairman of the Board since January 2019; Interim President of the Company from January 2024 to February 2026

•
Joined the Company as Chief Investment Officer in July 1998; stepped down as President in April 2007 following promotion of Andrew Mathias to that position

•
President and Chief Executive Officer of Gramercy Capital Corp., from August 2004 to October 2008

•
Managing Director and Head of Direct Originations for New York-based Capital Trust Inc., a mezzanine finance company, where he was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages

•
Served in various management positions, including Senior Vice President at Capital Trust, Inc.’s predecessor, Victor Capital Group, L.P. from 1991 to 1997

•
Chairman of the Board of Directors of NYRA and executive officer and member of the Board of the Real Estate Board of New York, and a former member of the Board of Directors of Columbia University

•
B.S. degree in Business and Finance from Lehigh University in 1988 and M.S. degree in Real Estate Development from Columbia University in 1990

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	19

PEGGY LAMB Independent Director Director Since: 2025 Age: 61 SL Green Board Service: • Compensation Committee, Chair

Ms. Lamb has extensive experience and skills in real estate, finance and executive management through her work with Goldman Sachs, Halstatt Real Estate Partners and Halstatt LLC. As a result, Ms. Lamb provides the Board with valuable knowledge of and expertise in our business and industry. Ms. Lamb also has extensive public and other Board and Board committee experience, which enables her to provide significant insight as to governance and compliance-related matters particular to real estate investment companies.

Professional Experience
•
Managing Director of Halstatt LLC, a curated alternative investment platform that invests on behalf of institutional investors, since 2017

•
Principal in Halstatt Real Estate Partners private equity real estate funds from 2021 to 2025

•
Serves on the Board of Starwood Credit Real Estate Income Trust since November 2023

•
Serves on the Board of Opus Holding, LLC since July 2025

•
Member of the real estate advisory board for the University of Florida Bergstrom Real Estate Center

•
Member of the Board of Directors of the Lucas Institute for Real Estate Development and Finance at Florida Gulf Coast University

•
Worked at Goldman Sachs from 1990 to 2005 and served in a number of management roles, including as Chief Operating Officer for Investment Banking Real Estate Department and Chief of Staff for the Financing Group

•
Worked at JMB Realty from 1986 to 1988 in acquisitions

•
B.S. degree from University of Illinois and M.B.A. degree from Harvard Business School

Other Public Board Directorships
•
Starwood Real Estate Income Trust, Inc. since January 2021 (non-exchange traded)

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management

20	SL GREEN REALTY CORP. 2026 PROXY STATEMENT

ANDREW W. MATHIAS Director Director Since: 2014 Age: 52 SL Green Board Service: • Executive Committee

Mr. Mathias’ extensive experience in real estate, including commercial real estate investment, and in-depth knowledge of the New York City real estate market, as well as his former role as President of the Company, provide the Board with valuable knowledge of our business and industry.

Professional Experience
•
Founder of Edge Park Mgmt. LLC, a general investment and advisory services firm, since January 2024

•
Advisor to the Company since January 2024

•
President of the Company from April 2007 until December 2023

•
Joined the Company in March 1999 as Vice President and was promoted to Director of Investments in 2002

•
Chief Investment Officer of the Company from January 2004 until January 2011

•
Chief Investment Officer of Gramercy Capital Corp. from August 2004 to October 2008

•
Worked at Capital Trust, Inc. and its predecessor, Victor Capital Group, L.P.

•
Worked on the high yield and restructuring desk at Bear Stearns and Co.

•
Member of the Board of Directors for the Regional Plan Association, which works to improve the prosperity, infrastructure, sustainability and quality of life of the New York-New Jersey-Connecticut metropolitan region

•
B.S. degree in Economics from the Wharton School at the University of Pennsylvania

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	21
Board Refreshment
Led by our Nominating and Corporate Governance Committee, the Board engages in ongoing director succession planning, including a focus on refreshing the membership and leadership of the Board and its Committees. In March 2022, we added Carol N. Brown to our Board, and in March 2025, we added Peggy Lamb to our Board, as independent directors.
Board Composition Our Board nominees have varied knowledge, skills, experience, perspectives and backgrounds	Experience Our Board nominees have broad experience serving on public boards in industries relevant to the Company	Leadership Our Board nominees have strong corporate leadership backgrounds such as being CEO, CFO or holding other Executive positions
38% of our independent Board nominees are diverse, including gender and racial diversity	50% of our Board nominees currently serve or have served on the Boards of other publicly traded companies	88% of our Board nominees currently serve or have served as CEO or in senior leadership positions
Identification of Director Candidates
HOW WE IDENTIFY AND CONSIDER DIRECTOR NOMINATIONS
Identify Potential Candidates
Our Nominating and Corporate Governance Committee solicits and considers suggestions from our directors and management regarding possible nominees. Our Nominating and Corporate Governance Committee also may procure the services of outside sources or third parties to assist in the identification of director candidates. Candidates may also be identified by stockholders.

In-Depth Committee Review
The Nominating and Corporate Governance Committee:
•
Considers experience, qualifications, skills, background and perspectives

•
Meets with candidates and conducts interviews

–
In considering a potential nominee, each member of the Nominating and Corporate Governance Committee has the opportunity to interview potential nominees in person or by telephone and to submit questions to such potential candidate.

•
Review independence and potential conflicts

Recommend Candidates to Full Board	The Nominating and Corporate Governance Committee presents potential candidates to the full Board for open discussion.
Review by Full Board	The full Board is responsible for approving potential candidates, following an opportunity to meet the candidate.

22	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
NCGC Director Recruitment Process
Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates and recommends director nominees to the Board to be considered for election at our Annual Meeting of stockholders. Our Nominating and Corporate Governance Committee adopted a written policy on the criteria and process of identifying and reviewing director candidates. Each director candidate must have:
1.
education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the Company’s business or to its status as a publicly owned company;

2.
an unblemished reputation for integrity;

3.
a reputation for exercising good business judgment; and

4.
sufficient available time to be able to fulfill his or her responsibilities as a member of the Board and of any committees to which he or she may be appointed.

The Nominating and Corporate Governance Committee ensures that the potential nominee is not an employee or agent of and does not serve on the board of directors or similar managing body of any of our competitors and determines whether the potential nominee has an interest in any transactions to which we are a party.
In making recommendations to the Board, our Nominating and Corporate Governance Committee also considers such factors as it deems appropriate, in light of the skills, qualifications and background of the Board’s current composition and the opportunities and challenges the Board anticipates in the future. The Nominating and Corporate Governance Committee may consider the following:
•
the candidate’s industry knowledge and experience;

•
any actual or potential conflicts of interest and whether the candidate meets the NYSE independence criteria;

•
the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board;

•
qualifications to serve on appropriate Board committees (including financial acumen);

•
the candidate’s background and perspectives;

•
technological literacy;

•
strategic insight;

•
ability to introduce the Company to business or other opportunities;

•
reputation in the corporate governance community;

•
risk management skills; and

•
the candidate’s knowledge in the area of cybersecurity.

Stockholder Recommendations of Director Candidates
Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating all other candidates. Any recommendations by stockholders are to follow the procedures outlined under “Other Information—Other Matters—Stockholder Proposals and Nominations” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	23
BOARD STRUCTURE AND INDEPENDENCE
Board Leadership Structure
The Board currently consists of eight members. Marc Holliday serves as the Chairman of the Board and our Chief Executive Officer, John Alschuler serves as our Lead Independent Director, and independent directors serve as Chairs for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. With over 20 years of experience leading the Company, Mr. Holliday is uniquely qualified to serve as the Chairman of the Board. The Board believes that Mr. Holliday’s combined role as Chairman of the Board and Chief Executive Officer, together with the independent directors in its leadership structure, helps promote unified leadership and direction for the Company and the Board while also ensuring appropriate independent oversight of management by the Board.
Lead Independent Director
The Board believes that having a Lead Independent Director improves the overall functioning of the Board and strengthens the ability of the independent directors to effectively exercise independent oversight of management during periods when the Chairman of the Board is not an independent director. The Lead Independent Director is appointed by the independent directors on the Board, and has a number of responsibilities that help facilitate communication among our independent directors and between our independent directors and our Chief Executive Officer and Chairman, and ensure appropriate independent oversight of management by the Board.

JOHN H. ALSCHULER Lead Independent Director since 2010

Role of the Lead Independent Director
In addition to presiding at executive sessions of independent directors, the Lead Independent Director has the responsibility to:
1.
consult with the Chairman of the Board and Chief Executive Officer as to an appropriate schedule and agenda for each Board meeting, seeking to ensure that the independent directors can perform their duties effectively and responsibly;

2.
ensure that the independent directors have adequate resources, especially by way of full, timely and relevant information to support their decision making;

3.
advise the Chief Executive Officer and Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

4.
recommend to the Board and the Board Committees the retention of advisers and consultants who report directly to the Board;

5.
ensure that independent directors have adequate opportunities to meet and discuss issues in sessions of the independent directors without management present and, as appropriate, call meetings of the Independent Directors;

6.
serve as Chairman of the sessions of the independent directors;

7.
serve as principal liaison between the independent directors and the Chief Executive Officer and Chairman of the Company and between the independent directors and senior management;

8.
communicate to management, as appropriate, the results of private discussions among independent directors;

9.
chair the meetings of the Board when the Chairman is not present;

10.
with respect to questions and comments directed to the Lead Independent Director or to the independent directors as a group, determine the appropriate means of response, with such consultation with the Chief Executive Officer and Chairman and other directors as the Lead Independent Director may deem appropriate; and

11.
perform such other duties as the Board from time to time may delegate.

24	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Board and Committee Self-Evaluations
The Board believes that good governance can only be achieved through rigorous self-evaluation. Each year, our Nominating and Corporate Governance Committee establishes formal self-assessment procedures that are consistent with our Governance Principles, NYSE listing requirements and best practices identified during prior self-evaluations. The Board also engages with stockholders and third party advisers throughout the year to discuss corporate governance practices, and to ensure that the Board and its committees follow practices that are optimal for the Company and its stockholders while also delivering superior total return.
Board Evaluation Process

Initiate Process	Conduct Evaluation	Implement Conclusions
NCGC establishes Board and committee self-evaluation process, including incorporation of process improvements from previous review cycles	Directors meet to formally discuss the functioning of the Board and any committees on which they serve to identify areas for improvement. Independent directors meet separately with outside counsel	The Board and each committee implement proposed governance improvements with assistance of management and third party advisors, as needed
Director Independence
Our Governance Principles provide that a majority of our directors serving on the Board must be independent as required by the listing standards of the NYSE. In addition, the Board adopted director independence standards that assist the Board in making its determinations with respect to the independence of directors. The Board has reviewed all relevant facts and circumstances and considered all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions”). Based upon this review, the Board has determined that each of the following director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and our director independence standards: John H. Alschuler, Carol N. Brown, Lauren B. Dillard, Craig M. Hatkoff and Peggy Lamb. The Board has determined that Stephen L. Green, Marc Holliday and Andrew W. Mathias, our three other directors, are not independent.
Executive Sessions of Non-Management Directors
Our Governance Principles require the non-management directors serving on the Board to meet in an executive session at least annually without the presence of any directors or other persons who are part of our management. In accordance with such requirement, the independent directors meet in executive sessions from time to time on such a basis. The executive sessions are regularly chaired by our Lead Independent Director.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	25
Communications with the Board
We have a process by which stockholders and/or other parties may communicate with the Board, individual directors (including the independent directors) or independent directors as a group. Any such communications may be sent to the Board or any named individual director (including the independent directors), by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. Mr. Levine will direct all such communications to the intended recipient or recipients. Any such communications may be made anonymously.
Director Attendance
The Board held eight meetings during fiscal year 2025, and all directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the periods they served during fiscal year 2025. In addition to participating in formal meetings, our Board members regularly communicate with each other, members of management and advisors and take action by written consent.
We encourage each member of the Board to attend each Annual Meeting of stockholders. One of our directors attended the Annual Meeting of stockholders held on June 3, 2025.
BOARD COMMITTEES
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at www.slgreen.com under the “Investors—Corporate Governance” section. Further, we will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to Andrew S. Levine, Secretary, at SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. From time to time, the Board also may create additional committees for such purposes as the Board may determine. The information found on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC.

26	SL GREEN REALTY CORP. 2026 PROXY STATEMENT

AUDIT
COMMITTEE
Members
Lauren B. Dillard (Chair)
Carol N. Brown
Craig M. Hatkoff
Meetings in 2025: 12
In addition to participating in formal meetings, our Audit Committee members regularly communicate with each other, members of management and advisors and take action by written consent.

Principal Responsibilities:
Our Audit Committee’s primary purposes are to:
•
Select and appoint our independent registered public accounting firm

•
Assist the Board in its oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company’s financial statements; the performance of the people responsible for the Company’s internal audit function; and the performance of the Company’s independent registered public accounting firm

•
Prepare the report that is required to be included in this proxy statement by the rules of the SEC

•
Provide an open avenue of communication among the Company’s independent registered public accounting firm, its internal auditors, its management and the Board

Each member of the Audit Committee is independent within the meaning of the rules of the NYSE and the SEC and each of them meets the financial literacy standard required by the rules of the NYSE.
Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this annual proxy statement.
Audit Committee Financial Expert:
The Board determined that Lauren B. Dillard qualifies as an “audit committee financial expert,” as defined in Item 407(d) of SEC Regulation S-K.

Our management is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.
Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements prior to the filing of our Annual Report on Form 10-K, reviewing our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and annually auditing the effectiveness of our internal control over financial reporting and other procedures.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	27

COMPENSATION
COMMITTEE
Members
Peggy Lamb (Chair)
John H. Alschuler
Lauren Dillard
Meetings in 2025: 5
In addition to participating in formal meetings, our Compensation Committee members regularly communicate with each other, members of management and advisors and take action by written consent.

Principal Responsibilities:
Our Compensation Committee’s primary purposes are to:
•
Determine how the Company’s Chief Executive Officer should be compensated

•
Administer the Company’s employee benefit plans and executive compensation programs

•
Determine compensation of our executive officers other than our Chief Executive Officer

•
Produce the report on executive compensation that is required to be included in this proxy statement

•
Set policies, and review Chief Executive Officer recommendations regarding compensation of the Company’s executive officers (other than the Chief Executive Officer) and review his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items between cash and equity compensation

Each member of the Compensation Committee is independent within the meaning of the rules of the NYSE and the SEC.

Our Compensation Committee has the authority to retain independent compensation consultants and other advisors as it deems appropriate. During 2025, the Compensation Committee retained Ferguson Partners, an independent outside compensation consulting firm that provided relevant data concerning the marketplace, our peer group and its own independent analysis and recommendations in connection with the negotiation and structuring of NEO compensation for 2025 and subsequent years. See “Executive Compensation—Compensation Discussion and Analysis.”

28	SL GREEN REALTY CORP. 2026 PROXY STATEMENT

NOMINATING
AND
CORPORATE
GOVERNANCE
COMMITTEE
Members
Craig M. Hatkoff (Chair)
John H. Alschuler
Carol N. Brown
Meetings in 2025: 1
In addition to participating in formal meetings, our Nominating and Corporate Governance Committee members regularly communicate with each other, members of management and advisors and take action by written consent.

Principal Responsibilities:
Our Nominating and Corporate Governance Committee’s primary purposes are to:
•
Identify individuals qualified to fill vacancies or newly-created positions on the Board

•
Recommend to the Board the persons it should nominate for election as directors at annual meetings of the Company’s stockholders

•
Recommend directors to serve on all committees of the Board

•
Develop and recommend to the Board governance principles applicable to the Company

•
Oversee ESG matters, including related risk and strategy

Each member of the Nominating and Corporate Governance Committee is independent within the meaning of the rules of the NYSE.

EXECUTIVE
COMMITTEE
Members
Marc Holliday (Chair)
John H. Alschuler
Stephen L. Green
Andrew W. Mathias
Meetings in 2025: 0
Our Executive Committee did not take any actions by written consent during fiscal year 2025, as all matters within its authority were approved by the Board

Principal Responsibilities:
Subject to the supervision and oversight of the Board, our Executive Committee is responsible for, among other things:
•
The approval of our acquisition, disposition and financing of investments

•
The authorization of the execution of certain contracts and agreements, including those relating to our borrowing of money

•
The exercise, in general, of all other powers of the Board, except for such powers that require action by all directors or the independent directors under our articles of incorporation or bylaws or under applicable law

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	29
CORPORATE GOVERNANCE
Corporate Governance Highlights

Board Independence and Composition
•
Majority independent Board and 100% independent Nominating and Corporate Governance, Audit and Compensation Committees

•
Lead Independent Director role with robust responsibilities

Board and Board Committee Practices • Board and committee self-evaluations • Risk oversight by full Board and Audit Committee • ESG oversight • Robust stockholder engagement	Stockholder Rights • Annual election of all directors • Majority voting standard for director elections • Stockholder ability to amend bylaws by majority vote • Proxy access bylaw provision
Board Oversight of Strategy
One of the most important functions of the Board relates to its role in formulating and overseeing the execution of our business strategy. In order to do this, the Board:
•
actively participates with management in the formulation and refinement of our business strategy to help ensure that our strategic goals are thoughtfully constructed and well-articulated;

•
periodically meets with our management and external advisors in full day or multi-day sessions focused on long-term strategic planning;

•
no less than quarterly, receives updates from management regarding progress toward strategic goals, changes in market conditions, and external opportunities and challenges in order to assist our management;

•
monitors and evaluates performance and actively engages with senior management;

•
discusses aspects of our business strategy at every meeting, and includes key elements of our strategy in the work performed by the committees of the Board; and

•
oversees financial and operational performance, including sustainability, social and governance goals, and related metrics.

The Board believes that, through these ongoing efforts, it is able to focus on our performance over the short, intermediate and long term to secure the continuing health and success of the business for our stockholders.

30	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Enterprise Risk Management Oversight

Board
The Board is responsible for overseeing the Company’s risk management process. Both directly and through its committees, the Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. In particular, the Board focuses on overseeing risks relating to the financial health of the Company, including the structure, composition and amount of our debt, broad market and portfolio conditions, status of development projects, ESG issues, succession planning and other material risks facing the Company.

Audit Committee
•
Oversees the Company’s risk management process

•
Reviews with management (a) Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) disclosure controls and internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements

•
Reviews major legislative and regulatory developments that could have a material impact on the Company’s contingent liabilities and risks

Compensation Committee
•
Considers potential risks to the Company in its determinations of the overall structure of our executive compensation program, our ability to attract, retain and motivate our management team, the specific goals it establishes for our executives and the influence of incentive compensation on risk-taking

Nominating and Corporate Governance Committee
•
Considers potential risks to the Company related to the composition of the Board, including succession planning, ESG matters, compliance with corporate governance guidelines and adoption of new policies and governance guidelines

Management
The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for company-wide policies and procedures, and day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that the Board leadership structure supports this approach.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	31

OVERSIGHT OF CYBERSECURITY
Included in our Board’s oversight and approach to risk management is a focus on cybersecurity. Our Company-wide cybersecurity program is designed to protect our information assets and operations from external and internal cyber threats by seeking to mitigate and manage risks while helping to ensure business resiliency.
Oversight
The Board oversees our risk management process directly and through its committees. Pursuant to the Audit Committee charter, the Committee provides compliance oversight to our risk assessment and risk management policies and the steps management has taken to monitor and mitigate such exposures and risks.
Our Senior Director, Information Security & Network Systems, in coordination with the Senior Vice President, Information Technology, is responsible for leading the assessment and management of cybersecurity risks and regularly reviewing and assessing cybersecurity initiatives. They are informed about and monitor the prevention, detection, mitigation, and remediation of cybersecurity incidents.
The Senior Vice President, Information Technology reports to the Board, the Audit Committee and management on cybersecurity risk assessment, policies, incident prevention, detection, mitigation, and remediation of cybersecurity incidents on an as needed basis.
Risk and Vulnerability Management
We take a risk-based approach to cybersecurity and have implemented policies that are designed to address cybersecurity threats and incidents, including those related to third-party service providers. We assess these risks, monitor our information systems for potential vulnerabilities and test those systems pursuant to our cybersecurity standards, processes and practices, as part of our overall risk management system.
Risk Mitigation and Strategy
We mitigate our exposure to cybersecurity risks by offsetting the potential costs involved with recovery after a cyber-related security breach or similar event by purchasing cyber liability insurance coverage.
Our cybersecurity strategy is guided by prioritized risk, the National Institute for Standards and Technology (NIST) Cybersecurity Framework, and emerging business needs. We maintain a cybersecurity incident response plan, as well as a monitoring program, to support senior leadership and the Board.
Security Assessments
We periodically employ internal software tools as well as external agencies to test the efficacy of our security protocols. Any weaknesses found are addressed through corrective action plans and systematic changes.
Cybersecurity Awareness
Our employees are provided cybersecurity awareness training throughout the year, which includes topics on our policies and procedures for reporting potential incidents. All employees also receive security awareness tips to help identify phishing, deceptive emails, and corrupt links.
Disaster Recovery
We undergo offsite disaster recovery testing of Day 1 and partial Day 2 critical systems annually and implement incident response procedures. Additionally, 100% of our employees are equipped with mobile computing and remote work capabilities that enable end-to-end continuity of business operations.
Cloud Computing
With the advancement and availability of cloud technologies, we leverage the power of the cloud to employ sophisticated cybersecurity and business resilience measures.
External Assurance
We periodically assess our IT systems to ensure adherence to industry standards, guidelines, and regulations. Our systems are also audited externally each year and any findings are tracked until they are adequately remediated.
Security Operations Center (SOC)
Our 24/7 SOC provides monitoring, real-time threat detection, and rapid incident response for our on-premise network, cloud, and endpoint environments, with visibility into potential threats and robust response protocols. This centralized approach supports our ability to proactively manage risks and maintain the integrity of our systems and data.

32	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Stockholder Amendments to Bylaws
Our bylaws provide our stockholders the right to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Our bylaws do not place any limitations on stockholder proposals to amend our bylaws beyond the advance notice provisions that apply to all stockholder proposals. Accordingly, all of our stockholders have the right to propose any amendment to our bylaws that is permitted by applicable law and, if any such amendment is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter, it will become effective.
Annual Director Elections
All our directors are elected annually for one-year terms.
Proxy Access
We have adopted a proxy access bylaw provision, enabling our stockholders to include their own director nominees in our proxy materials along with candidates nominated by the Board, so long as stockholder-nominees meet certain requirements, as set forth in our bylaws. For more information on our proxy access bylaw, see the section entitled “Other Information—Other Matters—Stockholder Proposals and Nominations.”
Majority Voting Standard and Director Resignation Policy
We have a majority voting standard for director elections. In an uncontested election (as is the case for this Annual Meeting), our bylaws provide that a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee. With respect to a contested election, a plurality of all of the votes cast is sufficient for the election of directors. For this purpose, a contested election is deemed to occur at any meeting of stockholders for which the Secretary determines that the number of nominees or proposed nominees exceeds the number of directors to be elected at such meeting as of the seventh day preceding the date the Company files its definitive proxy statement for such meeting with the SEC (regardless of whether or not thereafter revised or supplemented).
If a nominee who currently is serving as a director receives a greater number of votes “against” his or her election than votes “for” such election in an uncontested election, Maryland law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Governance Principles, any nominee for election as a director in an uncontested election who receives a greater number of votes “against” his or her election than votes “for” such election must, within ten business days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the resignation and, within 60 days following the date of the stockholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of the resignation.
The Board will then take formal action on the recommendation no later than 90 days following the date of the stockholders’ meeting at which the election occurred. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and such additional factors, information and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision within four business days after the decision is made. The Board also will provide, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	33
Environmental Social & Governance (ESG)
Our sustainability and governance strategy is designed to create long-term social, cultural, financial, and environmental benefits for all of our stakeholders. The success of our sustainability program is driven by guidance from our Board of Directors and the leadership of our executive management team. We depend on our best-in-class team to fully maintain governance frameworks, policies, and disclosure practices intended to support ethical, transparent and effective decision-making, strengthen accountability, and drive long-term value creation.
Delivering Value for All Our Stakeholders
Employees	Tenants	Community	Stockholders
An equitable and inclusive workplace is positively linked to performance. We are committed to fostering a corporate culture that enables our employees to meet their full potential.	Our long-standing relationships and continued collaboration with our tenants are essential to long-term improvement of our portfolio’s energy performance, while providing our tenants with unique offerings to track and foster sustainability.	Our success is linked to a thriving New York City. We support a variety of causes that address the physical, mental, and emotional needs of our community. We also create thousands of jobs and positive community impact.	Our ongoing efforts help attract and retain high- performing talent, maximize our portfolio and give back to our NYC community, elements which are essential to delivering long-term stockholder value.

ESG Oversight
•
Reflecting its importance to our long-term strategic plan, the Board has designated the oversight of ESG matters, including related strategy and risk, to the Nominating and Corporate Governance Committee.

•
At the management level, ESG and human capital initiatives are overseen by Edward V. Piccinich, the Company’s Chief Operating Officer. ESG execution is led by senior management, with reporting to the Board and integration into climate risk management, operational and capital planning decisions.

•
Annual ESG reporting is conducted in accordance with GRI, CDP, GRESB, SASB, S&P Global CSA and TCFD frameworks.

•
Environmental performance data is assured by a third party.

•
Physical environmental risk factors and transition risks related to environmental legislation are mitigated by energy management, long-term capital investments in energy efficiency, and tenant programs focused on sustainability.

•
More information can be found in our 2025 ESG Report.

Emission Management Strategy
1. Operational Efficiency
2. Capital Improvements
3. Energy Demand Management
4. Training & Development
5. Tenant Engagement
6. Embodied Carbon Reduction
7. Supply Chain Management
8. Renewables, Credits & Offsets

34	SL GREEN REALTY CORP. 2026 PROXY STATEMENT

NYC Climate Regulation—Local Law 97 (LL97)—Response
•
New York City’s Climate Mobilization Act’s Local Law 97 (LL97) requires buildings greater than 25,000 square feet to meet strict emissions limits.

•
SL Green’s entire portfolio is fully compliant with LL97 initial compliance period 2024—2029 emission limits.

•
We are taking critical steps to manage and further reduce emissions in order to meet more stringent LL97 compliance requirements starting in 2030. These steps include:

•
Ongoing Retro Commissioning

•
Identified Energy Conservation Measures (ECMs)

•
Semi-annually reprioritizing 5- and 10-year Capital Plans

•
Evaluating Incentive Opportunities

•
Facilitating Tenant Energy Incentives

•
Educating Stakeholders on Compliance Requirements

•
Participating in Industry Committees to Provide Feedback on Proposed Rulemaking

•
Analyzing Building Composition to Identify Energy-Intensive Spaces

Human Capital Management
•
Proud to be recognized as a Great Place to Work for four consecutive years

•
25% of corporate employees have worked at SL Green for >10 years, and 76% of open corporate management positions were filled by internal promotions

•
Market-leading benefits program spanning healthcare, 401(k) match, employee stock purchase plan, disability and advanced fertility coverage, wellness and life insurance

•
Investments in human capital development through training programs, tuition reimbursement and ongoing education

•
Zero tolerance, anti-discrimination and anti-harassment policies and training

Corporate Philanthropy
•
Over $23 million in financial support contributed to over 500 charitable organizations in New York City and beyond since 2014

•
Co-founded FOOD1st to address NYC food insecurity; delivered over 1,000,000 meals since April 2020

•
Under the Governor’s Committee on Scholastic Achievement, a non-for-profit that connects high school students from underperforming New York communities with corporate mentors, SL Green employees volunteer as mentors, intended to provide local high school students with the knowledge of what is required to succeed in the “real world”

•
Encourage employees to give back to the community by offering one paid day off per year to participate in volunteer or community outreach activities with the organization of their choice

•
Ongoing donation of one percent of gross ticket sales at SUMMIT, One Vanderbilt’s immersive observatory experience, to New York focused charities through the SUMMIT Foundation

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	35
Governance Principles
The Board adopted Governance Principles that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. A copy of the Governance Principles is available on our website at https://slgreen.gcs-web.com/corporate-governance. Among the areas addressed by the Governance Principles are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Governance Principles and will recommend, as appropriate, proposed changes to the Board. Although there is no one-size-fits all approach to corporate governance, we believe that our Governance Principles are aligned with the expectations of our stockholders.
Code of Ethics
The Board adopted a Code of Ethics that applies to our directors, executive officers and employees. The Code of Ethics is available on our website at https://slgreen.gcs-web.com/corporate-governance. The Code of Ethics is designed to assist our directors, executive officers and employees in complying with legal requirements and in resolving moral and ethical issues that may arise, and in complying with our policies and procedures. Among the areas addressed by the Code of Ethics are legal compliance, conflicts of interest, use and protection of the Company’s assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination, harassment and health and safety. We intend to disclose on our corporate website, at the address listed above, any amendment to, or waiver of, any provisions of this Code applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.
Whistleblowing and Whistleblower Protection Policy
We have adopted a Whistleblowing and Whistleblower Protection Policy, requiring our employees to report if they observe, suspect or become aware of a violation of applicable laws, regulations, or business ethics standards. Pursuant to that policy, the Audit Committee established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chair of our Audit Committee, c/o Andrew S. Levine, Secretary, SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. Any such communications may be made anonymously.
Additional Information
You are encouraged to visit the “Investors—Corporate Governance” section of our corporate website at www.slgreen.com to view or obtain copies of our committee charters, Code of Ethics, Governance Principles and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Ethics, Governance Principles and director independence standards by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852.
Lobbying, Political Contributions and Trade Associations
The Company believes that participation in the public policy process is an important and essential means of enhancing stockholder value. Our efforts in this area are directly overseen by our CEO and reviewed periodically by the full Board and on an ongoing basis by our legal department to ensure compliance with applicable laws.

36	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
DIRECTOR COMPENSATION
Director Compensation Process
We review our director compensation annually, including engagement of our compensation consultants to evaluate the structure and competitiveness of our non-employee director compensation and recommend changes as appropriate.
Most recently, in December 2025, the Compensation Committee again conducted a full review of our director compensation. No changes were implemented as a result of that review.
Elements of Director Compensation
Only non-employee Directors are compensated for service on the Board. During the fiscal year ended December 31, 2025, the fees for non-employee Directors were:
Annual cash retainers
Cash retainer	$50,000
Additional cash retainer if serving as the Lead Independent Director	$70,000
Additional cash retainer if serving as a chair of the Audit Committee	$25,000
Additional cash retainer if serving as a chair of the Compensation Committee	$20,000
Additional cash retainer if serving as a chair of the Corporate Governance Committee	$5,000
Meeting fees
For each meeting of the Board or a committee of the Board	$1,500
For each special meeting of the Audit Committee held independently of Board meetings	$4,000
Stock grant
Valued at the grant date with shares fully vested on such grant date.	$235,000
The annual fees and meeting fees generally are payable quarterly in cash. Each director may elect to receive some or all of these fees in stock and, as noted below, may elect to defer some or all of these fees.
Under our Non-Employee Directors’ Deferral Program, our non-employee directors were entitled to elect to defer up to 100% of their annual fees, meeting fees and annual stock grant. At each director’s election, cash fees deferred under the program could be credited in the form of either phantom stock units, account credits that accrue earnings or losses based on a 30-day SOFR-based rate at the beginning of each month plus 2.10% (or based on such other rate or the performance of such investments as may be determined in advance by the Board) or measurement fund credits that track the performance of one or more open-ended mutual funds selected by the director. Stock grants deferred under the program are credited in the form of phantom stock units. Subject to limitations contained in the program, on a fixed date each quarter, a director may convert phantom stock units into account credits or measurement fund credits or vice versa or change the mutual funds that some or all of the director’s measurement fund credits track. All cash fees credited as, and conversions of or into, phantom stock units or measurement fund credits are based on the fair market value of our common stock or the applicable mutual fund on the date the cash fees otherwise would have been paid or the date of the conversion, as applicable. Unless otherwise elected by a director, a director’s phantom stock units, account credits and measurement fund credits are payable on the earlier of the January 1st coincident with or next following the director’s termination of service from the Board, or a change in control of the Company, as defined by the program. Phantom stock units are payable in an equal number of shares of our common stock; provided that we may elect to instead settle a director’s phantom stock units by paying the director cash in an amount equal to the value of such shares of common stock. Account credits and measurement fund credits are payable in cash. Under the program, each director is entitled to receive dividend equivalents that are paid currently on the director’s phantom stock units, unless the director elected to defer payment of such dividend equivalents and have them concurrently reinvested into additional phantom stock units.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	37
2025 Director Compensation
The following table sets forth information regarding the compensation paid to our non-employee directors for their service during the fiscal year ended December 31, 2025. Directors of the Company who are also employees receive no additional compensation for their services as directors.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
John H. Alschuler	$138,000	$235,000	—	—	$373,000
Peggy Lamb	$83,650	$235,000	—	—	$318,650
Carol N. Brown	$81,500	$235,000	—	—	$316,500
Lauren B. Dillard	$139,000	$235,000	—	—	$374,000
Stephen L. Green	$62,000	$235,000	—	—	$297,000
Craig M. Hatkoff	$86,500	$235,000	—	—	$321,500
Andrew Mathias	$62,000	$235,000	—	$99,996(4)	$297,000

(1)
Mr. Mathias deferred $62,000 of his 2025 cash compensation pursuant to our Non-Employee Directors’ Deferral Program.

(2)
Amounts shown reflect the full grant date fair value on the date of grant of shares of our common stock or phantom stock units granted to the directors in 2025, excluding shares of our common stock and phantom stock units credited in lieu of annual fees and meeting fees.

(3)
There were no stock options granted to members of the Board in 2025.

(4)
Represents the annual retainer fee, paid on a monthly basis, pursuant to the non-renewal and advisory agreement we entered into with Mr. Mathias in October 2023. Under the agreement, Mr. Mathias received a monthly advisory fee in 2025. Further information on the agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Non-Renewal and Advisory Agreement” on page 89.

Director compensation has been unchanged since 2019.

38
EXECUTIVE OFFICERS
The following sets forth biographical information regarding our executive officers who are not also directors.

Harrison Sitomer President and Chief Investment Officer Executive Officer Since: 2026 Age: 36

•
Mr. Sitomer has served as the Company’s President and Chief Investment Officer since February 2026 and as the Company’s Chief Investment Officer, sourcing and executing the Company’s acquisitions, dispositions, financings, and joint ventures, along with debt and preferred equity investments, since January 2022.

•
Mr. Sitomer held the role of Senior Vice President of the Company from January 2021 to December 2021. He previously served in a variety of investment roles with the Company since joining the Company in 2012.

•
Mr. Sitomer also serves on the Board of Directors of the American Friends of the Rabin Medical Center and on the Board of Advisors for the Mayor’s Fund to Advance New York City, is a member of the David Rockefeller Fellowship Program and the Milken Institute Young Leaders Circle, and manages the Food1st Foundation, a 501(c)(3) established by the Company.

•
Mr. Sitomer received a B.A. degree from the University of Pennsylvania.

MATTHEW J. DILIBERTO Chief Financial Officer Executive Officer Since: 2015 Age: 51

•
Mr. DiLiberto joined the Company in September 2004 and currently serves as the Company’s Chief Financial Officer, overseeing the finance, accounting, tax, investor relations and corporate capital markets functions of the organization.

•
Mr. DiLiberto previously served as the Company’s Chief Accounting Officer & Treasurer from 2007 to 2014.

•
From June 2000 to September 2004, Mr. DiLiberto was with Roseland, New Jersey-based Chelsea Property Group, now a division of Simon Property Group, a REIT focused on the development and ownership of premium outlet centers, where he was a Controller and Director of Information Management.

•
From August 1998 to June 2000, Mr. DiLiberto worked at New York-based Vornado Realty Trust, a diversified REIT with ownership interests in office, retail, and other property types, where he worked as a Senior Financial Analyst focusing on accounting and controls as well as the preparation of high-level management reports and SEC filings.

•
Prior to joining Vornado Realty Trust, Mr. DiLiberto worked as a Business Assurance Associate at Coopers and Lybrand, LLP (now PricewaterhouseCoopers LLP).

•
Mr. DiLiberto currently serves as Chairman of the Board of Directors of the FDNY Foundation, the official not-for-profit of the New York City Fire Department, and has been a firefighter in New Jersey since 1997.

•
Mr. DiLiberto received a B.S. degree in Accounting from The University of Scranton.

EXECUTIVE OFFICERS	39

ANDREW S. LEVINE General Counsel Executive Officer Since: 2007 Age: 67

•
Mr. Levine has served as our Chief Legal Officer and General Counsel since April 2007 and as our General Counsel, Executive Vice President and Secretary since November 2000.

•
Prior to joining the Company, Mr. Levine was a partner in the REIT and Real Estate Transactions and Business groups at the law firm of Pryor, Cashman, Sherman & Flynn, LLP.

•
Prior to joining Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine was a partner at the law firm of Dreyer & Traub.

•
Mr. Levine received a B.A. degree from the University of Vermont and a J.D. degree from Rutgers School of Law, where Mr. Levine was an Editor of the Law Review.

•
He currently serves as a member of the Advisory Committee for Rutgers Center for Corporate Law and Governance.

40
EXECUTIVE COMPENSATION
PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, and related SEC rules, we are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At our 2023 annual stockholder meeting, our stockholders voted, on a non-binding, advisory basis, by an affirmative vote of a majority of all votes cast, that the Company should continue to hold future non-binding advisory votes on executive compensation on an annual basis. On June 5, 2023, the Board determined that it will include future advisory votes on the compensation of our named executive officers in the Company’s annual meeting proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the 2029 annual meeting of stockholders.

Accordingly, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The affirmative vote of a majority of all the votes cast with respect to this proposal will be required to approve this proposal.

The results of this advisory vote are not binding on the Compensation Committee, the Company or the Board. Nevertheless, we value input from our stockholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

The Board unanimously recommends a vote “FOR” the above resolution regarding the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion in this Proxy Statement.

EXECUTIVE COMPENSATION	41
COMPENSATION DISCUSSION AND ANALYSIS
This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative and quantitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.
Throughout this proxy statement, the individuals who served as our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer and General Counsel during our 2025 fiscal year are referred to as the “named executive officers,” “our NEOs” or our “executives.” In this section, references to the “Committee” mean the Compensation Committee of the Board of Directors.
Executive Summary
Named Executive Officers

Marc Holliday(1) Chief Executive Officer and Chairman of the Board	Matthew J. DiLiberto Chief Financial Officer	Andrew S. Levine Chief Legal Officer and General Counsel

(1)
On February 27, 2026, we appointed Harrison Sitomer as our President and Chief Investment Officer. As a result of Mr. Sitomer’s appointment, Mr. Holliday ceased to hold the title of Interim President as of February 27, 2026.

Compensation Objectives and Philosophy
We have adopted a pay-for-performance executive compensation philosophy that rewards the achievement of annual and long-term goals of both the Company and individual executives, while achieving the following objectives:
ALIGNMENT Provide performance-based incentives that create a strong alignment of management and stockholder interests	TALENT Attract and retain top talent in a market that is highly competitive for New York City commercial real estate management	MOTIVATION Motivate our executives to achieve superior performance	BALANCE Achieve an appropriate balance between risk and reward in our compensation programs that does not create incentives for unnecessary or excessive risk taking	EFFICIENCY Foster the dedication required to succeed against our competitors, while maintaining low overall general and administrative expense

42	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Stockholder Outreach
Our Board has always valued stockholder feedback and has engaged in a robust stockholder outreach program over many years. Stockholder feedback received following our 2025 Annual Meeting directly informed Board and committee level decisions, including those related to executive compensation listed in the tables below.
	Stockholder Outreach following Annual Meeting
	2025	2024	2023	2022	2021	2020
Offered Engagement to stockholders owning approx.	75%	68%	75%	66%	65%	65%
Had one-on-one discussions with stockholders owning approx.	67%	44%	69%	30%	50%	41%
Directors participated in calls with stockholders owning approx.	61%	39%	38%	29%	36%	41%
Shareholder Feedback (“What we heard”)	Board Responsiveness (“What we did”)
Following the June 3, 2025 Annual Meeting
Increase formulaic performance basis of NEOs’ annual bonus to at least 50%
August 2025: General Counsel Employment Agreement
Implemented 50% formulaic performance-based annual bonus versus prior annual bonus structure which was 100% discretionary
February 2026: President and Chief Investment Officer Employment Agreement
Implemented 75% performance-based annual bonus

Ensure NEO compensation plans do not include “guaranteed” incentives
June 2025: Amended CEO Employment Agreement
Clarified that the CEO’s annual time-based award is not guaranteed, with the ultimate value to be determined by the Committee based on performance during the prior year

Eliminate formulaic cash payments following a change of control
Eliminated the provision in the:
–
CEO employment agreement (June 2025)

–
General Counsel employment agreement (August 2025)

–
CFO employment agreement (February 2026)

–
President employment agreement (February 2026)

Eliminate short-term performance periods in long-term performance incentives plan for all NEOs	Adopted three-year performance goals in long-term performance equity awards for: – General Counsel’s 2025 equity awards – CFO’s 2026 equity awards – President’s 2026 equity awards
Prior to the June 3, 2025 Annual Meeting
Eliminate short term performance periods in long-term performance incentives plan
December 2024: CEO New Employment Agreement
–
Eliminated short-term performance periods from long- term incentive plan

–
Adopted exclusively three-year performance goals in long-term performance equity awards

–
Reduced target value from $7.5 million to $5.0 million in annual long-term performance-based equity awards

Update cash severance basis to “average” and eliminate “maximum bonus”	December 2024: CEO New Employment Agreement Reduced cash severance basis from “maximum bonus” to “average bonus in prior two years”

EXECUTIVE COMPENSATION	43
Transformation of Executive Pay Reflects Stockholder Feedback
In line with stockholder feedback, we deliberately and decisively transformed executive pay to focus on incentivizing and rewarding executives for actions that create sustainable stockholder value. The table below outlines our NEO compensation structure, specifically noting changes made in direct response to stockholder feedback.
Pay Element	Evolution of Executive Pay (2019-2026)
Base Salary	✓ Remains the only fixed pay element ✓ Base salaries determined under respective employment agreements with no guaranteed increases each year
In response to stockholder feedback: ✓ Deferred Compensation pay element was eliminated
Annual Bonus
✓
Primarily performance-based incentive structure with payouts determined based on Company performance against preset financial and operational goals in line with those announced at Investor Conference

■
CEO Annual Bonus: 100% formulaic

■
President Annual Bonus: 75% formulaic

■
CFO Annual Bonus: 60% formulaic

■
General Counsel Annual Bonus: 50% formulaic

✓
Up to 100% of annual incentive may be paid in equity that remains subject to a three-year no-sell restriction

In response to stockholder feedback: ✓ The formulaic component has been increased while decreasing discretionary component ✓ TSR was replaced with operating metrics
Long-term Incentives
✓
Performance-based equity incentives for all NEOs include a 3-year performance period

✓
Time-based equity incentives for CEO and President subject to an Outperformance Modifier (as defined herein) based on Company performance against three-year operational and financial goals

In response to stockholder feedback: ✓ All short-term performance goals in LTI performance awards have been eliminated ✓ Retesting and guaranteed equity awards have been eliminated
Other	✓ No excessive benefits for NEOs

In response to stockholder feedback:
✓
Elimination of provisions that provide for formulaic cash payments following a change in control in lieu of existing base salary, annual bonus and equity award entitlements

✓
Updated cash severance basis to generally be the average bonus in prior two years (from maximum bonus)

44	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Our Pay-for-Performance Approach

The Company’s long-term success directly results from a compensation philosophy that cultivates the ability to overcome challenging and uncertain business environments by applying creativity and vision, sourcing lucrative opportunities and developing new avenues for growth, such as:
•
Leasing more than 2.5 million square feet and achieving 93.0% same-store leased occupancy as of December 31, 2025, which will drive meaningful value creation and cash flow in the coming years

•
Creating a differentiated real estate credit platform and raising $1.3 billion in our Opportunistic Debt Fund, surpassing our fundraising goal

•
Expanding the Company’s special servicing and asset management platforms to record levels, with total assets under management of $20.9 billion as of December 31, 2025, in active and designated assignments

•
Demonstrating strong investment sourcing and market insight by expanding the Company’s presence on Park Avenue and other core Midtown corridors that best position the portfolio for long-term value creation

The Committee’s pay-for-performance approach recognizes and appropriately incentivizes the execution required to deliver on our visionary strategic plan in one of the most competitive operating environments in the world.

2025 Performance Highlights
$0.9B Strategic Acquisitions	93.0% Manhattan Same Store Occupancy(2)
$5.72 FFO Per Share(1)	>$57M Discounted Debt Gains
>2.5M square feet Manhattan Office Leasing Volume	>$237M Funds Available for Distribution(1)

(1)
Refer to Appendix A to this proxy statement for reconciliations of FFO Per Share and Funds Available for Distribution.

(2)
Inclusive of leases signed but not yet commenced.

EXECUTIVE COMPENSATION	45
2025 GOALS AND ACHIEVEMENTS
The 2025 Goals were presented at our Institutional Investor Conference on December 9, 2024.
Goals for 2025		How We Did
Sign 2.0M Square Feet of Manhattan Office Leases		Signed greater than 2.5M Square Feet of Manhattan Office Leases
Manhattan Same Store Occupancy 93.2%		Achieved 93.0% Same Store Occupancy at Year End
Manhattan Office Mark-To-Market 0.0%-5.0%		1.2% Mark-to-Market on Signed Leases
Dispositions of $1.0B	X	$715M of Strategic Dispositions
Acquisitions of $250M		$0.9B of Acquisitions
Acquisition of Large Scale Development Site		Acquired 346 Madison Avenue
750 Third Avenue: Complete Project Capitalization	—	In the process of being finalized
One Madison: >90% Leased		93.3% Leased
Obtain Downstate Casino License	X	Casino license was not granted
Announce Additional SUMMIT Locations	—	Second International Location Delayed
Same Store Cash NOI(1) Growth 1.0-2.0%	X	Same Store Cash NOI of (2.0)%(1)
Discounted Debt Gains of $50M		Achieved $57.2M of Discounted Debt Gains
Special Servicing: $17.5B AUM		Achieved $20.9B AUM
One-Year TSR Performance >10%	X	TSR Performance of (29.04)%(2)
Exceed DJ U.S. Real Estate Office Index by 250 Basis Points	X	Underperformed Index by 746 Basis Points(2)
Make 4 Summer Youth Employment Program Full-Time Hires		Made 8 Part-Time Hires (equivalent to 4 FTEs)

(1)
Refer to Appendix A to this proxy statement for a reconciliation of Same Store Cash NOI, which is presented excluding lease termination income.

(2)
Source: Bloomberg.

The goals established as part of our performance-based compensation programs in January 2025 were in line with those outlined at our December 2024 Institutional Investor Conference established as a roadmap for fiscal year 2025.

As in prior years, the Company remained agile and prioritized goals that generated short-term and long-term stockholder return ahead of certain goals, such as strategic dispositions, even where pursuing such goals might have increased the payout of earned performance-based awards and annual bonuses to our NEOs.

46	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Compensation Program Overview
Our executive compensation program is comprised of four pay elements: (i) annual base salary; (ii) annual bonus; (iii) performance-based equity awards; and (iv) time-based equity awards. See “Our 2025 Executive Compensation Program—Elements of Compensation” below for a detailed description of each of these four elements.
Majority of 2025 Pay at Risk*
Majority of 2025 Compensation Paid in Equity*
	CEO	Other NEOs
Equity Compensation • Performance-Based Equity Awards • Time-Based Equity Awards • Annual Bonus Received in Equity, if applicable	84.4%	85.6%
Cash Compensation • Base Salary • Annual Bonus Received in Cash, if applicable	15.6%	14.4%

Focus on incentive-based compensation aligns payouts with Company performance and stockholder value creation. Consistent with stockholder feedback received through our robust engagement process, we have increased equity compensation to represent approximately 85% of the total direct compensation for our named executive officers. Because equity comprises such a significant proportion of total direct compensation, the Company treats it as a critical component of our executive compensation and severance program, a position that has raised almost no concern from the stockholders with whom we engaged.

*
Percentages exclude amounts categorized as “Other Compensation” in the Summary Compensation Table and do not reflect true-up adjustments for annual bonuses, if applicable

EXECUTIVE COMPENSATION	47
Our 2025 Executive Compensation Program
Summary of 2025 Compensation
The Committee’s compensation decisions focus on:
• Contributions by our executives to our financial and operating performance	• The retention and motivation of key leaders	• Aligning the economic interests of our management team with our stockholders
TOTAL DIRECT COMPENSATION FOR 2025
“Total Direct Compensation” reflects the actual amounts awarded by the Committee. The methodology for 2025 was generally consistent with 2024, other than the changes described under “—Elements of Compensation—Annual Bonus” with respect to certain goals, and “—Elements of Compensation—Annual Equity Awards” with respect to the weighting of and performance periods for our performance-based equity awards, with a year-over-year decrease in Total Direct Compensation for each NEO.
	2025 Total Direct Compensation
Name	Base Salary	Annual Bonus(1)	Performance- Based Equity Awards(2)	Time-Based Equity Awards(2)	Total(3)
Marc Holliday	$1,400,000	$3,278,750(4)	$10,000,000	$5,000,000	$19,724,530
Matthew J. DiLiberto	$600,000	$1,622,500(4)	$750,000	$1,540,000	$4,526,500
Andrew S. Levine	$600,000	$1,100,000	$600,000	$1,450,000	$3,764,000

(1)
Determined 100% formulaically for Mr. Holliday, on a partially formulaic (60%) and partially discretionary (40%) basis for Mr. DiLiberto and on a partially formulaic (50%) and partially discretionary (50%) basis for Mr. Levine.

(2)
Represents notional values of equity awards. For Mr. Holliday, the “Performance-Based Equity Awards” column includes the target value of the operational outperformance modifier (the “Outperformance Modifier”) to his time-based equity award. See “—Elements of Compensation—Time-Based Equity Awards—CEO Outperformance Modifier.”

(3)
Includes the following compensation categorized as “Other Compensation” as reflected in the Summary Compensation Table: Mr. Holliday—$45,780; Mr. DiLiberto—$14,000; and Mr. Levine—$14,000, respectively.

(4)
Represents 2025 cash bonus amounts earned less a true-up adjustment based on actual 2024 performance. Each year, we determine the formulaic component of annual cash bonuses in December based on projected results, which may result in adjustments if actual results differ from our projections.

Elements of Compensation
ANNUAL BASE SALARY
We believe that a competitive annual base salary is a necessary component of any compensation program that is designed to attract and retain talented and experienced executives, and reflects the scope of each NEO’s duties and responsibilities. The following table sets forth the 2024 and 2025 annual base salaries for our NEOs:
Executive	2024 Base Salary	2025 Base Salary	Percentage Change
Marc Holliday	$1,250,000	$1,400,000	12.0%
Matthew J. DiLiberto	$600,000	$600,000	—
Andrew S. Levine	$580,000	$600,000	3.4%
The base salary for Mr. DiLiberto did not change from 2024 to 2025. The base salaries for Mr. Holliday and Mr. Levine were increased 12.0% and 3.4%, respectively, in 2025 from 2024, and Mr. DiLiberto’s base salary will be increased by 10.0% in 2026 from 2025, in each case, in connection with their new employment agreements, and based on a review of competitive market data and to reflect their contributions to the Company. The amounts for 2025 reflect the minimum amounts set forth in each executive’s employment agreement.
Base salary, a relatively small portion of total NEO compensation, remains our only fixed component of pay.

48	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
ANNUAL BONUS
Annual bonuses incentivize our NEOs based on the achievement of annual financial and strategic goals. Our NEOs may receive all or a portion of annual bonuses in the form of fully vested equity that is subject to a three-year no-sell restriction.
Annual Bonus Eligibility. The annual bonus that can be earned by each executive is set forth in such executive’s employment agreement. For 2025, each of our CEO, CFO and General Counsel were eligible to earn the following percentages of their respective base salary (with linear interpolation used to determine the percentage earned for performance that falls between threshold, target and/or maximum):
	Formulaic Component				Non-Formulaic Component*
		As a % of Base Salary
		Threshold	Target	Maximum
Marc Holliday	100%	50%	200%	400%	—
Matthew J. DiLiberto	60%	50%	175%	250%	40%
Andrew S. Levine	50%	50%	100%	150%	50%

*
Discretionary component is capped based on the calculation of the formulaic component and may be earned between 0% and 100% of the non-formulaic component as determined in the discretion of the Committee.

Annual Bonus Goals and Performance. For the formulaic component of our 2025 annual cash bonus program, we replaced the Debt Refinancings and the NYC Opportunity Fund Size goals used in 2024 with a goal relating to the generation of third party fee income to further align our incentives with our evolving business strategy for long-term value creation.
The table below sets forth our 2025 performance relative to 2025 performance criteria.
Performance Criteria	Weighting (CEO / CFO & GC)	Guidance/ Stretch Goal	Threshold	Target	Max	Achieved(1)
Normalized FFO per Share(2)	25%/30%	$5.40	$5.15	$5.35	$5.55	$5.49
Discounted Debt Extinguishment Gains	25%/25%	$50.0M	$20.0M	$50.0M	$80.0M	$80.3M
Third Party Fee Income	25%/25%	$80.2M	$72.0M	$80.0M	$88.0M	$56.8M
G&A Expense(3)	25%/20%	$88.7M	$94.0M	$91.0M	$88.0M	$90.7M

(1)
Determined in December 2025 based on a combination of actual results and estimates.

(2)
Includes Gain on Discounted Debt Extinguishment of $20.0M. Gains on Discounted Debt Extinguishment in excess of $20.0M are excluded from the final calculation.

(3)
Excludes accounting for internal lease costs, one-time severance costs and relocation expenses.

Annual Bonus Payout. Based on our performance relative to the preset bonus criteria established in January 2025, Mr. Holliday, Mr. DiLiberto, and Mr. Levine earned approximately 120.0%, 95.6% and 99.0%, respectively, of the formulaic component of their respective 2025 target bonus. Each year, we determine the formulaic component of annual cash bonuses in December based on projected results, which may result in adjustments if actual results differ from our projections. The table below summarizes the aggregate bonus amounts received by our named executive officers for 2025 on a formulaic, discretionary and aggregate basis.
Executive	Formulaic	Non-Formulaic	Adjustment(1)	Total Bonus(2)
Marc Holliday	$3,360,000	—	$(81,250)	$3,278,750
Matthew J. DiLiberto	$1,003,500	$669,000	$(50,000)	$1,622,500
Andrew S. Levine	$594,000	$506,000	—	$1,100,000

(1)
Represents an adjustment to 2025 cash bonus amounts earned based on actual 2024 performance. Each year, we determine the formulaic component of annual cash bonuses in December based on projected results, which may result in adjustments if actual results differ from our projections. Because 2025 was the first year in which Mr. Levine participated in our formulaic cash bonus program, adjustments were made only for Mr. Holliday and Mr. DiLiberto based on actual 2024 performance.

(2)
Mr. Holliday elected to receive 50% of his bonus in the form of LTIP units and Mr. DiLiberto and Mr. Levine received 100% of their bonuses in the form of LTIP units based upon the discretion of the Committee.

EXECUTIVE COMPENSATION	49

The specific performance criteria and respective preset goals that underpin our formulaic annual bonus program are established in January of each year by the Committee. These criteria and goals are in line with guidance presented at our annual investor conference and are set forth below under “2025 Performance Summary.”

Committee Evaluation for Non-Formulaic Component of Annual Bonus-CFO and General Counsel. The employment agreements in effect with our CFO and General Counsel provide for a non-formulaic component of annual bonus equal to 40% and 50%, respectively, of their total bonus opportunity. After calculating the formulaic component described above, such formulaic amount is then divided by 0.6 (for Mr. DiLiberto) and by 0.5 (for Mr. Levine), less, in each case, the amount of the as-calculated formulaic component, to establish a non-formulaic bonus opportunity. Each of our CFO and General Counsel may then earn between 0% and 100% of the non-formulaic component as determined in the discretion of the Committee. For 2025, the Committee awarded Mr. DiLiberto and Mr. Levine $669,000 and $506,000, respectively, as the discretionary bonus. Prior to 2025, the annual cash bonus for our General Counsel was 100% discretionary.

For 2025, our CFO and General Counsel received the non-formulaic portions of their respective bonuses based on the same performance criteria that were used for our formulaic annual bonus program, as well as specific company goals and objectives for 2025 that were presented at our annual investor conference in December 2024 (summarized above).

The Committee considered that, on a formulaic basis, we achieved performance levels of target or above for a majority of the components of the formulaic bonus program. In addition, the Committee evaluated the contribution of our NEOs to the full scope of our business, including financial goals, operational goals and other corporate goals and initiatives, many of which are key drivers of stockholder value.
We successfully executed many aspects of our strategic vision against the backdrop of a New York City commercial real estate market and office REIT sector that saw many peers struggle. In particular, in addition to the formulaic goals and other goals summarized earlier, the Committee considered performance within three primary categories and specifically recognized:
Financial Goals	Operational Goals	Other Goals

•
The continued performance of our platform, where we delivered:

•
$57.2 million ($0.75 per share) of gains from discounted debt extinguishments (exceeded our stated goal of $50 million)

•
FFO of $5.72(1)

•
Funds Available for Distribution of $237 million(1)

•
Expanded Special Servicing business to $20.9 billion in AUM (exceeded our stated goal of $17.5 billion in AUM)

•
Strategic capital deployment of $0.9 billion into assets expanding our presence in high-value Park Avenue and premium midtown corridors (significantly exceeded our stated goal of $250 million of acquisitions)

•
Exceeded or met our leasing objectives, where we achieved:

•
Over 2.5M square feet of signed leases (materially exceed our stated goal of 2.0M square feet)

•
1.2% mark-to-market (met our stated goal)

•
Capitalized on recent cutting edge Class A development with 93.3% lease-up of One Madison Avenue at year end

•
93.0% occupancy at year end (outperforming NYC average; inline with our stated goal)

•
Enhancing organizational capabilities through targeted hiring, adding key talent across investments, leasing, and operations to support execution of the Company’s strategic initiatives and strengthen performance across the portfolio

(1)
Refer to Appendix A to this proxy statement for reconciliations of FFO Per Share and Funds Available for Distribution

50	SL GREEN REALTY CORP. 2026 PROXY STATEMENT

The Committee recognized the significant contributions of our CFO and General Counsel to the organizational successes that we achieved during the year, and, in particular, the exceptional execution of the operational and strategic priorities of the Company despite sustained macroeconomic pressures, including the continuing impact of elevated inflation and interest rates on our balance sheet and operating environment. As a result, the Committee awarded our CFO 100% of his non-formulaic opportunity, and our General Counsel 85.2% of his non-formulaic opportunity.

ANNUAL EQUITY AWARDS
We grant our named executive officers performance-based LTIP units and time-based LTIP units annually in connection with their employment agreements and, in some cases, at the discretion of the Committee. Performance-based equity awards provide our NEOs with long-term incentives based on Company performance, with the value derived directly linked to stockholder value creation.
For 2025, our annual long-term incentive equity award program consisted of grants of performance-based equity awards with multi-year (CEO and General Counsel) or annual (CFO) performance criteria and time-based equity awards that vest based on continued service. We grant performance-based awards prospectively for each compensation year when we establish performance goals to incentivize our executives to deliver accretive value to stockholders. We grant time-based awards retrospectively based on each executive’s contributions to our achievements during the prior year.
Our employment agreements with Mr. DiLiberto and Mr. Levine in effect for 2025 did not provide for target annual performance-based equity grants, but both participate, at the Committee’s discretion, in our annual long-term performance-based equity program.
The amounts approved by the Committee for 2025 are set forth below:
Executive	Performance-Based	Time-Based	Total
Marc Holliday	$10,000,000(1)	$5,000,000	$15,000,000
Matthew J. DiLiberto	$750,000	$1,540,000	$2,290,000
Andrew S. Levine	$600,000	$1,450,000	$2,050,000

(1)
Includes the target value of the Outperformance Modifier.

For Mr. Holliday and Mr. Levine, 100% of the earned performance-based LTIP units will vest at the end of the three-year performance period, on December 31, 2027, subject to continued employment. For Mr. DiLiberto, 50% of the earned performance-based LTIP units will vest at the end of the three-year performance period and 50% will vest after an additional year, subject to continued employment.
For detailed information regarding the structure, metrics and weighting related to the performance-based and time-based equity awarded to our NEOs see below and “— Other Compensation Policies and Information—Why SL Green Chose These Metrics.”
Performance-Based Equity Awards:
1.
2025 Relative TSR Equity Incentive

Performance Metric. The relative component of our annual performance-based equity awards measures our TSR performance against two peer sets over a three-year performance period as outlined below:
Performance Criteria	Weighting	Threshold (50% vesting)	Target (100% vesting)	Maximum (225% vesting)
Office REIT Peers(1)	66.7%	30th percentile	55th percentile	80th percentile
NYC REIT Peers(2)	33.3%	30th percentile	55th percentile	80th percentile

(1)
The Office REIT Peer Group is comprised of the constituents of the Bloomberg North American Office REIT Valuation Peers Index.

(2)
The NYC Peer Group is comprised of the following companies: Acadia Realty Trust, Empire State Realty Trust, Inc., Veris Residential, Inc., and Vornado Realty Trust. Paramount Group, Inc. was also a member of the NYC Peer Group when the awards were granted but was acquired by Rithm Capital Corp. on December 19, 2025 and is no longer publicly traded.

EXECUTIVE COMPENSATION	51
Absolute TSR Modifier. For our CEO and General Counsel, the vesting of each equity award based on 2025 relative TSR is subject to the Company’s annual Absolute TSR performance over the three-year performance period as follows:
Performance Criteria	Modifier Range	Threshold	Target	Maximum	Outperformance
Absolute TSR per Year*	-25 to +50%	0.0%	4.0%	8.0%	12.0%

*
Assumes no reinvestment of dividends.

For our CFO, vesting is capped at target if three-year absolute TSR is negative rather than subject to the modification set forth above.
As of December 31, 2025, based on our one-year absolute TSR, the Absolute TSR Modifier would have resulted in a -25% modification to Mr. Holliday’s and Mr. Levine’s awards and Mr. DiLiberto’s award would have been capped at target, demonstrating the rigorous design of our equity incentives that ensure payouts are aligned with stockholder outcomes.
The relative TSR equity incentive encompasses:
- 100% of the annual performance-based equity award for our CEO
- 50% of the annual performance-based equity award for our CFO and General Counsel

2.
2025 Three-Year Operational Equity Incentive (CEO and General Counsel)

Performance Metric. The three-year operational objective-based equity awards measure performance against five objective criteria (each weighted 20%) over a three-year performance period as outlined below:
Performance Criteria	Weight
Normalized Funds Available for Distribution(1)	20%
Ordinary Dividend Growth	20%
Manhattan Same Store Office Leased Occupancy	20%
Manhattan Office Leasing Volume	20%
Liquidity(2)	20%

(1)
Includes Gain on Discounted Debt Extinguishment of $20.0M. Gains on Discounted Debt Extinguishment in excess of $20.0M are excluded from the final calculation.

(2)
Includes cash and cash equivalents, marketable securities and undrawn credit capacity on our revolving credit facility.

The Committee has established preset goals for each of the performance criteria above for the three-year period ending December 31, 2027, which are designed to motivate financial and operational outperformance based on Company guidance and internal projections. The criteria used for performance-based equity continue to be key drivers of stockholder value creation. Because ordinary dividend growth measured over a three-year period represents a key measure of overall profitability, ordinary dividend growth replaced combined net debt reduction as a performance criteria to further align management and the stockholder interests. Other than this change, the operational performance criteria remained substantially the same across 2023, 2024 and 2025. See “—Other Compensation Policies and Information—Why SL Green Chose These Metrics” for additional information regarding these performance metrics.
We have not disclosed forward-looking targets that underpin the equity incentives described above, as certain disclosures regarding our three-year operational equity incentive could provide our competitors with insight regarding confidential business strategies without meaningfully adding to stockholders’ understanding.
Consistent with our past and current practice, we will disclose multi-year performance goals in our regular programs in full after the close of the performance period.
As of December 31, 2025, based on the Company’s one-year performance against the three-year goals above, the equity incentives would have been earned at an estimated 112% of target for Mr. Levine.
Absolute TSR Modifier
The vesting of this equity award is subject to the Company’s Absolute TSR performance over the three-year performance period as follows:
Performance Criteria	Modifier Range	Threshold	Target	Maximum
Absolute TSR per Year*	±12.5	≤3.5%	5.5%	≥7.5%

*
Assumes no reinvestment of dividends.

52	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
As of December 31, 2025, based on our one-year absolute TSR, the Absolute TSR Modifier would have resulted in a -12.5% modification to Mr. Levine’s award target, demonstrating the rigorous design of our equity incentives that ensure payouts are aligned with stockholder outcomes.
The three-year operational equity incentive encompasses:
- 50% of the remaining annual performance-based equity award for our General Counsel
The Outperformance Modifier for our CEO’s time-based equity award utilizes the same five operational performance metrics listed above. See “—Time-Based Equity Awards—CEO Outperformance Modifier.”

3.
2025 One-Year Operational Equity Incentive (CFO)

Performance Metric. The one-year operational objective-based equity awards measure performance against four objective criteria (each weighted 25%) over a one-year performance period as outlined below:
Performance Criteria	Threshold (50% vesting)	Target (100% vesting)	Maximum (200% vesting)	Achieved
Normalized Funds Available for Distribution(1)	$162.0M	$170.0M	$178.0M	$213.3M
Manhattan Same Store Office Leased Occupancy	92.0%	93.0%	94.0%	93.0%
Manhattan Office Leasing Volume	1.80M SF	2.00M SF	2.20M SF	2.57M SF
Liquidity(2)	$1.0B	$1.2B	$1.4B	$0.91B

(1)
Includes Gain on Discounted Debt Extinguishment of $20.0M. Gains on Discounted Debt Extinguishment in excess of $20.0M are excluded from the final calculation.

(2)
Includes cash and cash equivalents, marketable securities and undrawn credit capacity on our revolving credit facility.

As with the 2025 three-year operational equity incentive awards, the Committee established preset goals for each of the performance criteria above for the one-year period ending December 31, 2025, which were designed to motivate financial and operational outperformance based on Company guidance and internal projections. The criteria used for performance-based equity continue to be key drivers of stockholder value creation and are substantially consistent with the objective criteria used for 2024 for such awards, except for the removal of the combined net debt reduction goal, as we completed our general reduction plan in 2024.
As of December 31, 2025, based on the Company’s one-year performance against these goals above, the equity incentives were earned at 125% of target for Mr. DiLiberto.
Absolute TSR Modifier
The vesting of this equity award is subject to the Company’s Absolute TSR performance over the three-year performance period as follows:
Performance Criteria	Modifier Range	Threshold	Target	Maximum
Absolute TSR per Year*	±12.5	≤3.5%	5.5%	≥7.5%

*
Assumes no reinvestment of dividends.

As of December 31, 2025, based on our one-year absolute TSR, the Absolute TSR Modifier would have resulted in a -12.5% modification to Mr. DiLiberto’s award target, demonstrating the rigorous design of our equity incentives that ensure payouts are aligned with stockholder outcomes.
For 2025, the one-year operational equity incentive encompasses:
- 50% of the remaining annual performance-based equity award for our CFO

Based on the new employment agreement with Mr. DiLiberto, all of his future performance equity incentives will be based on three-year performance periods. As such, 2025 is the last year that Mr. DiLiberto—or any NEO—is expected to receive annual equity awards with a performance period less than three years.

EXECUTIVE COMPENSATION	53
Time-Based Equity Awards:
Time-based equity awards are a retention tool that provide alignment between of the interests of our NEOs and our long-term stockholders. The time-based LTIP units granted to Mr. Holliday, Mr. DiLiberto and Mr. Levine for 2025 vest ratably over three years (Mr. Holliday and Mr. DiLiberto) and over two years (Mr. Levine) on January 1st of each year following the grant date, subject in each case to continued employment.
The CEO’s new employment agreement was amended in June 2025 to clarify that the CEO’s annual time-based award is not guaranteed. The ultimate value is to be determined by the Committee based on prior-year performance, which is the case for all of our NEOs under their respective employment agreements.
As such, while all of our NEO’s employment agreements outline a target value for time-based equity awards, the actual granted value of time-based awards is based on the Committee’s assessment of performance in the prior fiscal year and can be more or less than the specified target amount.

Based on the continued achievement of operational and strategic goals in fiscal 2024, the Committee approved the grant of annual time-based equity awards to our executives at the target amounts set forth in their respective employment agreements. In the case of Mr. Holliday, the Committee also considered his role as Interim President during 2025.

CEO Outperformance Modifier. The annual time-based equity award granted to our CEO includes an operational outperformance modifier (the “Outperformance Modifier”), which can increase the base award, to the extent fully vested, based on the achievement of three-year operational or financial goals. The increase to the award, if any, is 50% (at threshold), 100% (at target) and up to 200% (at maximum), subject to linear interpolation between performance levels.
The Outperformance Modifier incorporates Company performance against the same five objective criteria over a three-year performance period as the awards granted to our General Counsel. The specific metrics and weights are disclosed in the section above titled “2025 Three-Year Operational Equity Incentive.”
The Outperformance Modifier may only be earned if the corresponding time-based award becomes fully vested, otherwise the Outperformance Modifier is forfeited. As of December 31, 2025, based on our one-year performance of operational goals set forth in the section above titled “2025 Three-Year Operational Equity Incentive,” and assuming full vesting of his time-based award, the Outperformance Modifier would have been earned at an estimated 112% of target.

The Compensation Committee added the Outperformance Modifier to our CEO’s time-based equity awards recognizing the importance of ensuring management’s focus on long-term financial and operational performance as a key driver to sustainable stockholder value creation. The Outperformance Modifier metrics are aligned with the three-year performance goals in the performance-based equity incentives to our General Counsel for 2025.

OPPORTUNISTIC DEBT FUND INCENTIVES
Our NEOs have carried interests in the Company’s opportunistic debt fund (the “Fund”) that are contingent on the profitability of the Fund. The Fund’s investment strategy is to capitalize on market dislocations in high-quality New York City commercial assets. The Company is an investor in the Fund, and serves as the general partner of the Fund. The Fund has $1.3 billion in committed capital.
The Fund’s incentive structure aligns the interests of the NEOs with those of the Company’s stockholders and the Fund’s external investors. This alignment is achieved through a performance-based framework that ensures incentive distributions are earned only after meeting rigorous financial thresholds. All Fund investors, including the Company, must receive an internal rate of return (IRR) sufficient to satisfy the applicable hurdle rate before any carried interest is payable to the NEOs. The Fund’s hurdle rates are comparable to the returns commonly required by investors in similar funds. The Committee anticipates that any carried interest distribution to NEOs, if realized, will not occur for several years.
Carried interest arrangements for fund management professionals are common and expected by institutional fund investors to align the interests of fund managers with investment performance. These performance-based incentives ensure that the NEOs participate in the Fund’s success only after investors have received their committed capital and preferred returns, thereby mitigating excessive risk-taking and encouraging long-term value creation.

The Fund’s incentive program was designed following a review of alternative compensation structures used by companies that operate similar funds. These incentives are performance-based, and will be paid ONLY IF the applicable performance conditions are satisfied. The Committee approved these incentives determining they are strongly aligned with long-term stockholder value creation.

54	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
CASINO INCENTIVE (Legacy)
As part of his employment agreement, Mr. Holliday was eligible to receive a cash incentive of $10.0 million only if (i) the building at 1515 Broadway, New York, New York was redeveloped into a hotel/casino, and (ii) the completed project commenced operating revenue and achieved a specific projected EBITDA milestone. As New York State did not approve our gaming license application, this incentive is no longer applicable.
2025 NEO Scorecards
The following scorecards summarize each element of compensation received by our NEOs for 2025 as of December 31, 2025.
For purposes of framing the compensation decisions and pay outcomes, we present the “Total Direct Compensation,” or TDC, amounts awarded for 2025 and contrast such amounts to SEC-mandated disclosure rules for the Summary Compensation Table, or SCT, for 2025. We believe this presentation provides investors with a clearer understanding of the compensation decisions made by the Committee.

Due to the timing and required reporting of certain elements of our compensation program, the 2025 Total Direct Compensation of our NEOs, which reflects the amounts actually approved by the Committee, is different than the compensation reported in the Summary Compensation Table.

EXECUTIVE COMPENSATION	55

MARC
HOLLIDAY
Chief Executive Officer and Chairman of the Board
Mr. Holliday’s 2025 compensation exemplifies our pay-for-performance philosophy and recognizes the critical leadership role he played in delivering strong operational results, balance-sheet optimization and strategic execution, each advancing the Company’s long-term strategy despite a challenging macroeconomic environment.
Under Mr. Holliday’s leadership, the Company advanced multiple transformational goals in 2025, including the following achievements:
•
outstanding operating performance, highlighted by the signing of approximately 2.5 million square feet of Manhattan office space and positive mark-to-market leasing;

•
disciplined capital allocation and balance sheet management; strategic portfolio growth and repositioning through $1 billion of acquisitions; execution at flagship assets; and

•
expanding the fee-based business.

In recognition of our continued meaningful achievements and in light of Mr. Holliday continuing to serve as interim President throughout 2025, Total Direct Compensation remains substantially consistent year-over-year under the first full year of his new employment agreement. Compared to the SCT, Mr. Holliday’s 2025 TDC was approximately 14% higher and weighted meaningfully towards performance-based awards.

2025 Performance and Compensation—
Total Direct Compensation vs. Summary Compensation Table
TDC	SCT	Element of Compensation
7% $1,400,000	8% $1,400,000
Annual Base Salary
Mr. Holliday’s base salary was equal to the minimum set forth in his employment agreement. In connection with Mr. Holliday’s new employment agreement, his base salary increased by 10.7% to better align with market. Prior to 2025, there had been no change to his base salary since it was retroactively reduced in 2018.

17% $3,278,750	7% $2,919,703
100% Formulaic Annual Bonus
Determined formulaically based on performance relative to preset objective bonus criteria established by the Committee in January 2025. The TDC amount reflects the earning of 120% of the target bonus amount.
The SCT amount reflects the grant date value of the bonus, which was paid 50% in cash and 50% in equity at Mr. Holliday’s election, in the form of 35,833 LTIP units granted in December 2025. These LTIP units were fully vested upon grant, but remain subject to a three-year no-sell restriction.

51% $10,000,000	38% $6,653,741
Performance-Based Equity Awards
The TDC amount reflects the target notional value of $5,000,000, consistent with the target amount set forth in Mr. Holliday’s employment agreement, plus an additional $5,000,000 as the Outperformance Modifier, granted in 2026. The SCT amount reflects the grant date value of his 2024 performance-based award, granted in 2025.
The annual performance-based award relates to the corresponding number of LTIP units set forth below:

2025 Annual Performance-Based Award— Number of LTIP Units Granted
Threshold	Target	Maximum	Projected Earned as of 12/31/2025
18,321	73,283	201,527	0

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2027, based on our three-year relative TSR, with earned LTIP units vesting in full as of December 31, 2027
Pursuant to the Outperformance Modifier, Mr. Holliday was granted an additional 220,774 LTIP Units, subject to forfeiture to the extent the required three-year operational performance metrics are not achieved. See “—Elements of Compensation—Annual Equity Awards—Time-Based Equity Awards—CEO Outperformance Modifier” above for a full description of the Outperformance Modifier.

25% $5,000,000	37% $6,337,602
Time-Based Equity Awards
The Committee granted time-based awards in February 2026 based on the Company’s 2025 performance. The awards had a target value of $5,000,000, with the corresponding 110,387 LTIP units vesting in three equal installments on January 1, 2027, January 1, 2028 and January 1, 2029, subject to continued employment.
The SCT amount represents the grant date value of the awards granted retrospectively in January 2025 based on the Company’s 2024 performance.

100% $19,724,530	100% $17,356,826	Both totals include $45,780 of “Other Compensation,” as reflected in the Summary Compensation Table.

56	SL GREEN REALTY CORP. 2026 PROXY STATEMENT

MATTHEW J.
DILIBERTO
Chief Financial Officer
Mr. DiLiberto’s 2025 compensation recognizes the Company’s strong financial and operating year as well as Mr. DiLiberto’s pivotal role in managing our balance sheet and liquidity position to succeed in a dynamic, competitive and unpredictable NYC real estate market.
Many of our strategic goals for the year related to managing our debt and equity positions, for which Mr. DiLiberto was primarily responsible, including delivering more than $57 million of value through proactive balance sheet management, exceeding the $50 million target for discounted debt extinguishment as well as FFO of $5.72 and Funds Available for Distribution of over $237M, each in excess of 2025 goals.
The Total Direct Compensation amount for Mr. DiLiberto in 2025 is substantially consistent with the Summary Compensation Table amount for 2025 despite the form and timing of Mr. DiLiberto’s annual bonus and annual time-based equity award, both of which were paid fully in equity that was granted in February 2026.

2025 Performance and Compensation—
Total Direct Compensation vs. Summary Compensation Table
TDC	SCT	Element of Compensation
13% $600,000	13% $600,000	Annual Base Salary Mr. DiLiberto’s base salary was equal to the minimum amount set forth in his employment agreement.
35% $1,622,500	35% $1,606,350
Annual Bonus
Determined 60% formulaically, with the remaining 40% discretionary. For 2025, Mr. DiLiberto earned a total bonus of $1,622,500. This amount consists of $1,003,500 earned on a formulaic basis (approximately 95.6% of the target amount), and a discretionary award of $669,000, reduced by a final true-up adjustment of $50,000 on account of 2024 actual performance.
Mr. DiLiberto received 100% of the bonus in the form of equity. The corresponding 35,464 LTIP units granted in February 2026 were fully vested upon grant, but remain subject to a three-year no-sell restriction. Because these LTIP units were granted in 2026, the value of the awards will be reported in next year’s Summary Compensation table.
The SCT amount reflects the grant date value of equity granted in January 2025 representing Mr. DiLiberto’s 2024 annual bonus.

18% $750,000	17% $737,893
Performance-Based Equity Awards
The TDC amount reflects the target notional value of $750,000 approved by the Committee in 2025. The SCT amount represents the grant date value of the awards.
The award relates to the corresponding number of LTIP units set forth below:

2025 Annual Performance-Based Award— Number of LTIP Units Granted
Threshold	Target	Maximum	Projected Earned as of 12/31/2025
5,153	10,992	24,732	6,011

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2027, based on one-year operational performance goals, and our three-year absolute and relative TSR. Earned LTIP units will vest 50% as of December 31, 2027 and 50% as of December 31, 2028

34% $1,540,000	35% $1,576,449
Time-Based Equity Awards
The Committee granted time-based awards in February 2026 based on the Company’s 2025 performance. The awards had a target value of $1,540,000. The corresponding 33,999 LTIP units vest ratably in three equal installments on January 1, 2027, January 1, 2028 and January 1, 2029, subject to continued employment.
The SCT amount represents the grant date value of the awards granted retrospectively in January 2025 based on the Company’s 2024 performance.

100% $4,526,500	100% $4,534,692	Both totals include $14,000 of “Other Compensation,” as reflected in the Summary Compensation Table.

EXECUTIVE COMPENSATION	57

ANDREW S.
LEVINE
Chief Legal Officer and General Counsel
Mr. Levine’s 2025 compensation reflects the value delivered by the Company’s sophisticated in-house legal team, led by our General Counsel, which supports the complex and diverse business and corporate initiatives that we undertook during 2025, and which are expected to position the Company for future success.
In addition to supervising legal functions relating to our core business, Mr. Levine was integral to advancing key initiatives that pushed the boundaries of our traditional operations, including the expansion of our special servicing and asset management functions, enhancement of our organizational capabilities through targeted hiring, was central to our nearly $1 billion in acquisition activity, and navigating risks and technical matters related to a large scale development site.
The Total Direct Compensation approved by the Committee for Mr. Levine for 2025 is approximately 8% higher than the Summary Compensation Table amount for 2025 due primarily to the form and timing of Mr. Levine’s annual bonus, which was paid fully in equity that was granted in January 2026, and therefore will not appear in the Summary Compensation Table until our 2027 proxy statement.

2025 Performance and Compensation—
Total Direct Compensation vs. Summary Compensation Table
TDC	SCT	Element of Compensation
16% $600,000	18% $600,000
Annual Base Salary
Mr. Levine’s base salary was equal to the minimum set forth in his employment agreement. In connection with Mr. Levine’s new employment agreement, his base salary increased by 3.3% year-over year to bring it in line with market. Prior to 2025, there had been no change to his base salary since 2019.

29% $1,100,000	21% $739,636
Annual Bonus
Determined 50% formulaically, with the remaining 50% discretionary. For 2025, Mr. Levine earned a total bonus of $1,100,000. This amount consists of $594,000 earned on a formulaic basis (approximately 99% of the target amount),and a discretionary award of $506,000. Mr. Levine received 100% of the bonus in the form of equity. The corresponding 24,044 LTIP units granted in February 2026 were fully vested upon grant, but remain subject to a three-year no-sell restriction. Because these LTIP units were granted in 2026, the value of the awards will be reported in next year’s Summary Compensation table.
The SCT amount reflects the grant date value of equity granted in January 2025 representing Mr. Levine’s 2024 annual bonus.

16% $600,000	19% $660,088
Performance-Based Equity Awards
The TDC amount reflects the target notional value of $600,000 approved by the Committee in 2025. The SCT amount represents the grant date value of the awards.
The award relates to the corresponding number of LTIP units set forth below:

2025 Annual Performance-Based Award— Number of LTIP Units Granted
Threshold	Target	Maximum	Projected Earned as of 12/31/2025
3,023	8,794	21,985	4,306

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2027, based on three-year operational performance goals, and our three-year absolute and relative TSR, with earned LTIP units vesting as of December 31, 2027.

39% $1,450,000	42% $1,458,629
Time-Based Equity Awards
The Committee granted time-based awards in February 2026 based on the Company’s 2025 performance. The awards had a target value of $1,450,000. The corresponding 32,012 LTIP units vest in two equal installments on January 1, 2027 and January 1, 2028, subject to continued employment.
The SCT amount represents the grant date value of the awards granted retrospectively in January 2025 based on the Company’s 2024 performance.

100% $3,764,000	100% $3,472,353	Both totals include $14,000 of “Other Compensation,” as reflected in the Summary Compensation Table.

58	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
FINAL RESULTS—2023-2025 PERFORMANCE-BASED AWARDS
The performance period for the 2023 annual performance-based equity awards concluded on December 31, 2025. Under the program, 88.0% of the target operational component was initially earned, which amount was increased by 12.5% following application of the three-year absolute TSR modifier at the end of the performance period. Award recipients also earned 225% of target for both of the components that could be earned based on our relative performance, as measured against the constituents of the Dow Jones U.S. Real Estate Office Index and measured against the NYC REIT Peers.
The table below summarizes the final value of these awards as of the conclusion of the performance period:
Executive	Target Value of Grant	Number of Units Earned at Target	Earned Units as of December 31, 2025	Realized Value as of December 31, 2025(1)	Realized Value as a Percentage of Target Value as of December 31, 2025
Marc Holliday	$7,500,000	223,593	362,221	$16,615,077	221.53%
Matthew J. DiLiberto	$555,556	16,562	26,831	$1,230,738	221.53%
Andrew S. Levine	$555,556	16,562	26,831	$1,230,738	221.53%

(1)
Based on a per share price of $45.87, which was the closing stock price on the NYSE of one share of our common stock on December 31, 2025.

The final payout for our 2023 annual performance-based equity award highlights our pay for performance philosophy and the alignment between our executives and our stockholders because of our strong three-year absolute and relative TSR performance.

Other Compensation Policies and Information
How We Determine Executive Compensation
The Committee determines compensation for our named executive officers and is currently comprised of three of our independent directors, Peggy Lamb (Chair), Lauren B. Dillard, and John H. Alschuler.
The Committee receives input from a number of sources each year to inform its final compensation determinations for our named executive officers. These final determinations are made solely by the Committee.
Results	The Committee considers and analyzes the data and information provided by its compensation advisors and our CEO, as well as input from members of the Board of Directors and stockholders, and then makes final compensation decisions for our named executive officers in its sole discretion
Stockholder Engagement
•
The Committee Chair engages with a significant number of stockholders holding a substantial percentage of outstanding shares and considers all feedback it receives on current and prior compensation practices

Full Board	• The Committee regularly reports to the full Board to ensure management accountability with business objectives and alignment with stockholders
Committee and Chief Executive Officer
•
The Committee reviews named executive officer’s annual performance targets and criteria, the Company’s absolute and relative TSR, the individual NEO’s execution of the Company’s long-term strategy, peer benchmarking and other market data provided by independent compensation consultants in formulating compensation recommendations

•
At the request of the Committee, our CEO also receives and reviews this market data and provides recommendations for the Committee’s consideration regarding the compensation of other named executive officers

Consultants
Ferguson Partners
–
Retained as the Committee’s independent outside compensation adviser during 2025

–
Provided relevant data on market and peer group pay practices and then-existing policies of certain institutional investors and governance groups

–
Delivered services, analysis and recommendations to the Committee in connection with the negotiation and structuring of NEO compensation for 2025 and subsequent years

–
Provides services as an executive search firm from time to time, including in connection with the appointment of Peggy Lamb in March 2025

FTI Consulting
–
Retained by management as a general business advisor, including for compensation matters and in connection with the preparation of the Pay Versus Performance disclosure in this proxy statement (FTI Consulting had relationships with certain officers of the Company during 2025)

EXECUTIVE COMPENSATION	59
RIGOROUS METHODOLOGY FOR SETTING PERFORMANCE GOALS
The Committee, in consultation with management and other advisors, takes the same four step approach each year to establishing our performance goals and administering our performance-based equity programs. Through this process, we focus on building a culture of alignment and accountability, connecting internal budgeting, external guidance and compensation opportunities. The Committee does not look to comparisons of forward-looking performance goals versus prior year goals or results as part of this process.
ASSESS	PROJECT	ESTABLISH	MEASURE
• Current economic and competitive landscape • Identify trends, challenges and opportunities that will impact our performance
•
Establish formal guidance and internal projections based on current conditions

•
No consideration of prior year forecasts, which may result in narrower or wider ranges depending on anticipated volatility

		• Establish rigorous performance goals based on management’s guidance and internal projections • Consider both individual metrics and relationship between metrics to ensure alignment	• Year-end measurement of performance for formulaic bonuses and performance-based equity awards • We do not change our objective goals mid-year, even in extreme circumstances (such as COVID)

Goals are established each year on a forward-looking basis informed by then-current economic and competitive conditions. Those conditions will result in corresponding adjustments to the performance hurdles that relate to goals carried forward from the prior year.

WHY SL GREEN CHOSE THESE METRICS
Performance Metrics	Metric Utilized in:
Normalized FFO per Share Widely-used non-GAAP measure of earnings performance for REITs, used both by investors and our management, and a key financial measure for which we provide guidance.	■ Annual Bonus
Discounted Debt Extinguishment A key measurement of the relationship between our financial performance and the management of our portfolio and balance sheet	■ Annual Bonus
Third Party Fee Income
A key component of operating cash flow from our third party asset management and special servicing businesses that drives long-term value creation and is a key metric for operational performance	■ Annual Bonus
G&A Expense Corporate overhead is a key efficiency metric impacting the overall profitability and value of the Company	■ Annual Bonus
Normalized Funds Available for Distribution A key measure of operating cash flow that is driven by the effective management of our portfolio and our business	■ Three-Year Operational Equity ■ One-Year Operational Equity Outperformance Modifier
Ordinary Dividend Growth A key measure of the income we return to stockholders, measured over a three-year period, driven by effective long-term growth and operation of our business portfolio	■ Three-Year Operational Equity ■ Outperformance Modifier
Manhattan Same Store Office Leased Occupancy A measure of how effectively we manage properties owned by us in a similar manner in both reporting periods (year over year)	■ Three-Year Operational Equity ■ One-Year Operational Equity ■ Outperformance Modifier

60	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Performance Metrics	Metric Utilized in:
Manhattan Office Leasing Volume A measure of our ability to execute our leasing platform in the highly competitive New York City real estate market	■ Three-Year Operational Equity ■ One-Year Operational Equity ■ Outperformance Modifier
Liquidity Includes cash and cash equivalents, marketable securities and undrawn credit capacity on our revolving credit facility.	■ Three-Year Operational Equity ■ One-Year Operational Equity ■ Outperformance Modifier
Absolute TSR per Year Absolute TSR is a pure measure of value delivered to stockholders who were invested in our stock for the three-year performance period	■ Three-Year Operational Equity ■ One-Year Operational Equity ■ Relative TSR Equity
Relative TSR vs. Office REIT Peers
A comparison of the returns of a hypothetical investor seeking exposure to office REITs as an asset class and reflects how we performed versus other companies in our sector.	■ Relative TSR Equity
Relative TSR vs. NYC REIT Peers
A comparison of our performance against companies with office and/or retail commercial real estate portfolios concentrated in the New York City market, which we believe are most directly comparable to the Company due to the market dynamics of New York City that uniquely impact owners and operators of commercial real estate.	■ Relative TSR Equity
Compensation Practices
Our executive compensation programs provide appropriate performance-based incentives to:
•
attract and retain leadership talent in the highly competitive New York City real estate market;

•
align management and stockholder interests; and

•
continue to drive our long-term track record of superior return to stockholders.

The following are key features of our executive compensation programs, reflecting changes we have adopted following our extensive stockholder outreach:
WHAT WE DO	WHAT WE DON’T DO
Pay for performance and create alignment with stockholders

Include robust hurdles in our incentive plans

Pay a vast majority of total compensation for our CEO and other named executive officers in equity

Follow robust equity ownership guidelines for our directors and named executive officers

Impose a clawback policy with respect to incentive payments

Require a double trigger for cash severance and accelerated vesting in connection with a change in control

No dividends or distributions paid on unearned equity awards subject to performance-based vesting

No excise tax gross-up provisions

No repricing of stock options

No single trigger cash severance or accelerated vesting in connection with a change in control

Don’t allow directors or officers to hedge or pledge our securities or engage in short sales

EXECUTIVE COMPENSATION	61
Peer Group Benchmarking
In 2025 as in prior years, the Committee reviewed various peer compensation information in connection with its compensation decisions, primarily focused on the chief executive officer’s compensation. This peer information was not used to target a particular percentile for our Chief Executive Officer’s total compensation for 2025, but rather to confirm that our Chief Executive Officer’s total compensation for 2025 was within an appropriate range of the total compensation, considering relative size and performance.
The Committee reviewed total compensation information for the chief executive officers of a peer group, with an emphasis on the REIT industry. The peer group included a number of New York City-based peer companies, which group is determined based on the unique characteristics of the New York City real estate marketplace, which is where we conduct substantially all of our business, and which is one of the most competitive in the world, from both a business and compensation perspective. However, among the top 15 New York City real estate companies, in terms of Manhattan office-space ownership, only a handful of those companies, including SL Green, are public.
With respect to size, we ranked at or above the median of our selected peers with respect to total enterprise value and total revenue as of December 31, 2025. The following companies were included in the peer group that the Committee reviewed:
Peer Group(1)
Source: S&P Capital IQ and, with respect to the Company, its fourth quarter supplemental furnished to the SEC on January 29, 2026. Data is as of December 31, 2025. Revenue includes the Company’s share of revenue generated by its joint venture investments.
(1)
Paramount Group, Inc. has historically been included in the Company’s peer group, however, on December 19, 2025, it was acquired by Rithm Capital Corp. and ceased to be a publicly traded company.

In the market for talent and compensation, the Committee views the Company as most comparable to real estate companies and companies in complex financial services-related industries such as top performing hedge funds, international investors, large private firms and others that may have equal or greater financial resources, including access to cost-efficient capital. Many of these most direct competitors are private companies, however, and are not required to publicly disclose their compensation arrangements.

Given limited publicly available information on the private companies with which we most directly compete for real estate talent, we have elected to include only public REITs in our compensation peer group, though the Committee believes that the top real estate principals of non-REIT companies typically receive substantially higher compensation than their counterparts at public REITs.

Analysis of Risk Associated with Our Executive Compensation Plans
In setting compensation, we consider the risks to our stockholders and to achievement of our goals that may be inherent in the executive compensation program. We concluded that it is not reasonably likely that our compensation policies and practices will have a material adverse effect on us.

62	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
In reaching our conclusion, we considered the following aspects of our executive compensation plans and policies among others:
•
Performance evaluated based upon achievement of a variety of business objectives and goals.

•
Equity compensation mix is balanced between performance-based and time-based equity awards to lessen the likelihood that executives will take unreasonable risks to keep their equity awards “in-the-money.”

•
Significant portion of incentive compensation issued in the form of long-term incentive awards, tying amounts earned to how we perform over a multi-year period.

•
Payouts under annual performance-based awards are based on achieving a minimum level of performance, which award compensation at levels below full target rather than an “all-or-nothing” approach.

•
A significant portion of annual compensation is equity-based compensation. Executives are required to maintain sizable holdings of equity in the Company, aligning an appropriate portion of our executives’ personal wealth to our long-term performance.

•
Recoupment of incentive payments in the event of a required accounting restatement.

Accordingly, although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our executive compensation programs are appropriately structured and do not pose a material risk to the Company.
Executive and Director Equity Ownership Guidelines
In furtherance of the Committee’s ongoing efforts to foster an ownership culture among our senior leadership team, we adopted equity ownership guidelines for our named executive officers and non-employee directors, as set forth below:
Named Executive Officers and Non-Employee Directors	Multiple of Base Salary or Annual Cash Retainer
Chief Executive Officer	8x
Other Named Executive Officers	6x
Non-Employee Directors	5x
All of our named executive officers hold a significant amount of equity in our Company and are highly incentivized to create sustainable, long-term stockholder value.
Named Executive Officers	Actual Equity Ownership— Multiple of Base Salary(1)
Marc Holliday	42x
Matthew J. DiLiberto	20x
Andrew S. Levine	18x

(1)
As of March 31, 2026. Includes unvested time-based equity awards and earned but unvested performance-based awards. Does not include unearned performance-based awards that are still subject to performance-based conditions.

Annual Equity Award Performance Summary (2023-2025)
Operational Awards	Actual / Projected Percentage Earned as of 12/31/2025	Actual / Projected Absolute TSR Modifier as of 12/31/2025
2025 Outperformance Modifier (CEO)	112.04% (Projected)	N/A
2025 Operational Component (CFO)	125.00% (Actual)	-12.5% (Projected)
2025 Operational Component (General Counsel)	112.04% (Projected)	-12.5% (Projected)
2024 Operational Component	160.00% (Actual)	-4.21% (Projected)
2023 Operational Component	88.00% (Actual)	+12.5% (Actual)

EXECUTIVE COMPENSATION	63
Relative Awards	Actual / Projected Percentile Rank as of 12/31/2025	Actual / Projected Percentage Earned as of 12/31/2025	Actual / Projected Absolute TSR Modifier as of 12/31/2025(1)
2025 Relative TSR vs. Office REIT Peers	38th Percentile (Projected)	66.92% (Projected)	- 25.0% (Projected)
2025 Relative TSR vs. NYC REIT Peers	25th Percentile (Projected)	0.00% (Projected)	- 25.0% (Projected)
2024 Relative TSR vs. Office REIT Peers	62nd Percentile (Projected)	184.84% (Projected)	N/A
2024 Relative TSR vs. NYC REIT Peers	40th Percentile (Projected)	70.59% (Projected)	N/A
2023 Relative TSR vs. Office REIT Peers	100th Percentile (Actual)	225.00% (Actual)	N/A
2023 Relative TSR vs. NYC REIT Peers	100th Percentile (Actual)	225.00% (Actual)	N/A

(1)
With respect to the CFO for 2025, and for all NEOs for 2024 and 2023, vesting is capped at target if three-year absolute TSR is negative.

In 2025, certain elements of our performance-based equity awards were redesigned in connection with the new employment agreements we entered into with Mr. Holliday and Mr. Levine, including (i) replacing all annual performance goals with three-year performance goals and (ii) subjecting Mr. Holliday’s time-based equity incentive awards to an Outperformance Modifier based on Company performance against three-year operational or financial goals. The Outperformance Modifier may only be earned to the extent the underlying time-based award becomes fully vested and the performance metrics are achieved.
Additionally, we entered into a new employment agreement with our CFO in 2026. In connection with his new agreement, beginning in 2026, the operational component of Mr. DiLiberto’s performance-based awards will also be subject to three-year performance goals. See “—Compensation Discussion and Analysis—Our 2025 Executive Compensation Program—Structure of 2025 Performance-Based Equity Awards” for a more detailed description of structure of the performance-based awards for each of Mr. Holliday, Mr. DiLiberto and Mr. Levine.
The 2024 and 2023 performance-based awards while substantially similar to each other are structurally different from the 2025 awards as noted above. The 2024 and 2023 awards are described in full in our proxy statements relating to our 2024 and 2023 fiscal years.
For additional information regarding the number of LTIP units relating to each of our outstanding annual performance-based equity awards held by each of our named executive officers, see “—Executive Compensation Tables-Outstanding Equity Awards at Fiscal Year End 2025.”
Perquisites and Other Personal Benefits
Our Chief Executive Officer receives certain life insurance benefits and, beginning in 2025, will also be eligible to receive certain home security services and other personal security services related to carrying out his duties in line with similar benefits provided to other chief executive officers. We do not provide any other significant perquisites or personal benefits to our named executive officers. Effective January 1, 2023, we discontinued all automobile perquisites for our named executive officers. The costs of these benefits constituted less than one percent of the applicable executive’s compensation.
Employment Agreements
As noted above, we had employment agreements with each of our named executive officers during 2025. Each of the employment agreements with our named executive officers provide for, among other things, severance payments and benefits and acceleration of equity awards in connection with certain qualified terminations. In return, each of our named executive officers has agreed to non-compete, non-solicitation, non-interference and confidentiality provisions. For each of our executives, we believe that, because the severance level is negotiated up front, it makes it easier for us to terminate these executives without the need for protracted negotiations over severance. We also believe that providing pre-negotiated severance benefits for all of our executives in the event they are terminated without cause or terminate their employment for good reason following a change in control helps to further align the interests of our executives and our stockholders in the event of a potentially attractive proposed change-in-control transaction following which one or more of our executives may be expected to be terminated. In recent employment agreement negotiations, the Compensation Committee eliminated

64	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
the maximum bonus from severance calculations. The inclusion of equity in severance calculations is a critical component given that equity continues to be over 85% of total direct compensation. See “—Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” for a summary of the employment agreements with our named executive officers.
Amendment to Mr. Holliday’s Employment Agreement
On June 24, 2025, we entered into an amendment with Mr. Holliday to his employment agreement to, among other things: (i) more closely align the description of the $5,000,000 annual time-based award with Mr. Holliday’s prior contract to clarify that the amount of such award is not guaranteed, with the ultimate value to be determined by the Compensation Committee of the Board of Directors of the Company based on performance during the prior year, (ii) clarify that the payment to Mr. Holliday in connection with the property at 1515 Broadway, New York, New York, aligns with the conversion of such property and its projected profitability and (iii) eliminate provisions that provide for formulaic cash payments following a change in control in lieu of existing base salary, annual bonus and equity award entitlements, with corresponding updates to clarify that a diminution in Mr. Holliday’s compensation following a change-in-control would constitute “good reason” under the employment agreement. As New York State did not approve our gaming license application, this incentive is no longer applicable.
New Employment Agreement with Mr. Levine
During 2025, we entered into a new employment agreement with our General Counsel, Mr. Levine. Material changes to Mr. Levine’s employment agreement are discussed below under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Employment Agreement.”
New Employment Agreement with Mr. DiLiberto
On February 27, 2026, we entered into a new employment agreement with Mr. DiLiberto, extending his term as CFO to January 1, 2029. Material changes to Mr. DiLiberto’s employment agreement are discussed below under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Employment Agreement.” In connection with his new employment agreement, Mr. DiLiberto also received a grant of 100,000 Class O LTIP Units on February 12, 2026. These Class O LTIP Units will vest ratably on January 1, 2027, January 1, 2028 and January 1, 2029, subject to Mr. DiLiberto’s continued employment through each such date. See below “Other Matters—LTIP Units and Class O LTIP Units” for a description of our Class O LTIP Units.
Promotion of Mr. Sitomer to President and Chief Investment Officer
On February 27, 2026, we appointed Harrison Sitomer to serve as our President and entered into an employment agreement with Mr. Sitomer in connection with his appointment. Mr. Sitomer will also continue to serve as our Chief Investment Officer. For a discussion of the material terms of Mr. Sitomer’s employment agreement, see “ Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Employment Agreements.”
Compensation Recovery Policy
In 2023 the Board adopted a clawback policy, referred to as the Compensation Recovery Policy, that complies with Rule 10D-1 under the Exchange Act, adopted by the SEC in October 2022. The Compensation Recovery Policy, effective as of October 2, 2023, requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Compensation Recovery Policy and in the three-year fiscal period preceding the date the Company was required to prepare the restatement that is in excess of the amount that would have been received had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The Compensation Recovery Policy is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Insider Trading Policy; Anti-hedging Policy
The Board has adopted an insider trading policy governing the purchase, sale and other dispositions of our securities that applies to all of our directors, officers, employees and other covered persons. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to us. It is also Company policy to comply with applicable securities laws concerning trading on the Company’s behalf in our securities. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

EXECUTIVE COMPENSATION	65
The insider trading policy prohibits the individuals subject to the policy, including our employees, officers and directors from engaging (directly or indirectly) in hedging transactions, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. Hedging transactions include (but are not limited to) collars, equity swaps, exchange funds and prepaid variable forward sale contracts.
Other Matters—LTIP Units and Class O LTIP Units
We issued a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units, for the equity bonuses that we granted to our named executive officers for 2025 and as equity awards granted in connection with new or extended employment agreements or the provisions of such agreements. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. LTIP units are not entitled to distributions prior to being earned based on achievement against the performance-based hurdles contained in these plans. Once earned, these LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.
In addition to the LTIP units described above that we issued in lieu of shares of restricted stock, we also have issued another class of units of limited partnership interest in our operating partnership that are intended to be similar to stock options from an economic perspective, which we refer to as Class O LTIP units. Class O LTIP units are also intended to qualify as “profits interests” for U.S. federal income tax purposes. We did not issue any performance-based Class O LTIP units in 2025. In 2026, we issued performance-based Class O LTIP units in connection with our CFO’s new employment agreement.
Like stock options, Class O LTIP units operate in a manner that generally permits holders to realize the benefit of any increase in the per share value of our common stock above the value at the time the Class O LTIP units are granted. At the time of the grant of Class O LTIP units, the operating partnership establishes a conversion threshold, the vesting terms and the mandatory conversion date, if any, for the Class O LTIP units. The conversion threshold corresponds to the exercise price of a stock option while the mandatory conversion date corresponds to the expiration date of a stock option. Similar to the exercise price for stock options, the conversion threshold will equal the per unit value of the common units of our operating partnership on the grant date. Class O LTIP units will receive 10% distributions relating to periods between grant and vesting upon vesting, and will receive 10% distributions from vesting to their conversion as opposed to holders of non-qualified stock options who will not receive any distributions relating to periods between grant and exercise.
Once Class O LTIP units have vested, they may be converted into common units of our operating partnership by the holder at any time prior to their mandatory conversion date in a manner that is similar to a net exercise of stock options. Upon exercise of this conversion right, the Class O LTIP units will convert into a number of common units of the operating partnership that have an aggregate value equal to the aggregate spread of the Class O LTIP units that are converted. The “spread” for each Class O LTIP unit will equal the excess, if any, of the value of our operating partnership’s assets per common unit on the conversion date above the per unit value at the time the Class O LTIP unit was granted (i.e., the conversion threshold). Any Class O LTIP units that have not been voluntarily converted prior to the mandatory conversion date established at the time the Class O LTIP units were granted will automatically convert into common units on such mandatory conversion date, or be forfeited if the value of our operating partnership’s assets per common unit is less than the conversion threshold for the Class O LTIP units.
LTIP units and Class O LTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock and stock options, respectively, with more favorable U.S. federal income tax treatment available for “profits interests” under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Similarly, holders of non-qualified stock options are taxed upon exercise. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit or Class O LTIP unit or conversion into common units but only when he or she chooses to liquidate the common units into which his or her LTIP units or Class O LTIP units convert. Therefore, an executive who wishes to hold his or her equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units or Class O LTIP units. In light of the increased tax efficiency, we have chosen to use LTIP units and Class O LTIP units for grants to our executives. We believe that the use of LTIP units and Class O LTIP

66	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock, and (iv) further aligned the interests of our executives with the interests of our stockholders.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of SL Green Realty Corp. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Submitted by our Compensation Committee
Peggy Lamb (Chair)	John H. Alschuler	Lauren B. Dillard

EXECUTIVE COMPENSATION	67
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding the compensation paid to the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2025 fiscal year and one of our most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2025, or collectively, the “named executive officers.”
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Marc Holliday Chief Executive Officer, Chairman of the Board*	2025	$1,400,000	—	$14,271,656	—	$1,639,390	$45,780	$17,356,826
	2024	$1,250,000	—	$14,894,830	$4,499,986	—	$40,940	$20,685,756
	2023	$1,250,000	—	$15,767,540	—	$1,454,167	$36,464	$18,508,171
Matthew J. DiLiberto Chief Financial Officer	2025	$600,000	—	$3,920,692	—	—	$14,000	$4,534,692
	2024	$600,000	—	$3,356,422	—	—	$13,800	$3,970,222
	2023	$600,000	—	$2,652,701	—	—	$13,200	$3,265,901
Andrew S. Levine Chief Legal Officer and General Counsel	2025	$600,000	—	$2,858,353	—	—	$14,000	$3,472,353
	2024	$580,000	—	$2,536,465	—	—	$13,800	$3,130,265
	2023	$580,000	—	$2,839,185	—	—	$13,200	$3,432,385

*
In connection with Mr. Sitomer’s appointment as our President on February 27, 2026, Mr. Holliday no longer holds the title of Interim President.

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the full grant date fair value of stock awards issued to the executives in 2025, 2024 and 2023, respectively. In accordance with SEC disclosure requirements, the amounts for 2025 include the full grant date fair value of our 2025 performance-based equity awards, which were as follows: Mr. Holliday-$6,653,741; Mr. DiLiberto-$737,893; and Mr. Levine-$660,088, respectively. The grant date fair value of such awards is computed in accordance with ASC 718, “Compensation-Stock Compensation,” or “ASC 718,” by the use of Monte Carlo simulation models that consider the probable outcomes of the market-based performance conditions governing such awards. The Monte Carlo simulation model for the awards granted during 2025 used an assumed stock price volatility level of 49.0% on our common stock and a risk-free interest rate of 3.84%.

Assuming that maximum performance is achieved under our 2025 performance-based equity awards, the value at the grant date of the awards would each have been as follows: Mr. Holliday-$12,579,315; Mr. DiLiberto-$1,543,771; and Mr. Levine-$1,372,304, respectively. See “—Compensation Discussion and Analysis-Our 2025 Executive Compensation Program” for a description of the terms of these performance-based awards.
(2)
The table and footnotes below show the components of this column for 2025, which include certain perquisites such as Company 401(k) matching contributions.

Name	All Other Compensation ($)
Marc Holliday	$45,780(a)
Matthew J. DiLiberto	$14,000(b)
Andrew S. Levine	$14,000(b)

(a)
Represents (i) the Company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($14,000) and (ii) life insurance premiums ($31,780). The Company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

(b)
Represents the Company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($14,000). The Company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

68	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
2025 Grants of Plan-Based Awards
The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2025.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marc Holliday	01/29/2025	01/29/2025	—	—	—	—	—	—	115,418(1)	—	—	$6,337,602
	07/01/2025	07/01/2025	—	—	—	18,321(2)	73,283(2)	201,527(2)	—	—	—	$6,653,741
	12/16/2025	12/16/2025	—	—	—	—	—	—	35,833(3)	—	—	$1,280,313
	N/A	N/A	$700,000(4)	$2,800,000(4)	$5,600,000(4)	—	—	—	—	—	—
Matthew J. DiLiberto	01/29/2025	01/29/2025	—	—	—	—	—	—	30,778(1)	—	—	$1,576,449
	01/29/2025	01/29/2025	—	—	—	—	—	—	32,360(3)	—	—	$1,606,350
	07/01/2025	07/01/2025	—	—	—	5,152(2)	10,992(2)	24,732(2)	—	—	—	$737,893
	N/A	N/A	$300,000(4)	$1,050,000(4)	$1,500,000(4)	—	—		—	—	—	—
Andrew S. Levine	01/29/2025	01/29/2025	—	—	—	—	—	—	26,564(1)	—	—	$1,458,629
	01/29/2025	01/29/2025	—	—	—	—	—	—	14,900(3)	—	—	$739,636
	07/01/2025	07/01/2025	—	—	—	3,023(2)	8,794(2)	21,985(2)	—	—	—	$660,088
	N/A	N/A	$300,000(4)	$600,000(4)	$900,000(4)	—	—	—	—	—	—	—

(1)
Represents grants of LTIP units awarded in connection with our respective employment agreements with Mr. Holliday, Mr. DiLiberto and Mr. Levine. For Mr. Holliday and Mr. Levine, the LTIP units vest in three equal installments on each of January 1, 2026, January 1, 2027 and January 1, 2028 and for Mr. DiLiberto, the LTIP units vest on January 1, 2026, subject in each case to continued employment.

(2)
Represents LTIP units granted as 2025 annual performance-based equity awards that were subject to performance-based vesting hurdles. The amount shown in the “Threshold” column of the table reflects the total number of LTIP units that would be earned at threshold performance with respect to the operating performance metrics and the relative TSR metrics, as applicable, after giving effect to the applicable maximum downward modifier. The amount shown in the “Maximum” column reflects the total number of LTIP units that would be earned at maximum performance with respect to the operating performance metrics and the relative TSR metrics, as applicable, after giving effect to the applicable maximum upward modifier. See “—Compensation Discussion and Analysis-Our 2025 Executive Compensation Program” for a description of the terms of these performance-based awards and the Company’s estimated performance as of December 31, 2025.

(3)
This grant of LTIP units vested immediately upon grant, but remains subject to a three-year restriction on transfer from the date of grant.

(4)
Represents cash payouts that were possible pursuant to the formulaic component of our annual bonus program for 2025. See “—Compensation Discussion and Analysis-Our 2025 Executive Compensation Program” for a description of these awards. Grants of all equity awards were made pursuant to the Fifth Amended and Restated 2005 Stock Option and Incentive Plan. LTIP units that are only subject to time-based vesting based on continued employment through a specified date (and have not been forfeited) generally entitle executives to receive cash dividends, dividend equivalents or distributions whether or not then vested. LTIP units that are subject to performance-based vesting hurdles do not entitle the holder to receive distributions prior to the achievement of these hurdles. If and when performance-based vesting occurs, the holders are entitled to receive a combination of cash payments and distributions with respect to all LTIP units that are earned equal to the amounts that would have been received if the earned LTIP units had been entitled to receive full distributions from the beginning of the applicable performance period.

See “Potential Payments Upon Termination or Change in Control” below, for a discussion regarding potential acceleration of the equity awards and a description of the material terms of each named executive officer’s employment agreement.

EXECUTIVE COMPENSATION	69
Outstanding Equity Awards at Fiscal Year-End 2025
The following table sets forth certain information with respect to outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2025.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units or Other Rights that Have Not Vested(2)
Marc Holliday	52,500(4)	—	$99.86	06/17/2026	338,146	$15,510,757	190,403	$8,733,786
	52,500(4)	—	$105.73	06/17/2027	—	—	—	—
	72,639(5)	217,917(5)	$68.07	12/27/2034	—	—	—	—
Matthew J. DiLiberto	15,000(4)	—	$106.05	01/11/2027	87,841	$4,029,267	15,519	$711,857
Andrew S. Levine	15,000(4)	—	$106.05	01/11/2027	48,371	$2,218,778	21,199	$972,398

(1)
For each of our named executive officers, includes the following:

Executive	2025 Operational Performance- Based LTIP Units(a)	2024 Operational Performance- Based LTIP Units(b)	2023 Operational Performance- Based LTIP Units(c)	2025 Time-Based Employment Agreement LTIP Units	2024 Time-Based Employment Agreement LTIP Units	2023 Time-Based Employment Agreement LTIP Units
Marc Holliday	—	113,278	—	115,418(d)	64,731(f)	44,719(h)
Matthew J. DiLiberto	6,011	8,391	13,416	30,778(e)	15,104(g)	14,141(h)
Andrew S. Levine	—	8,391	13,416	26,564(d)	—	—

(a)
Represents the number of LTIP units that were earned for 2025 operational performance that are not subject to forfeiture regardless of our absolute TSR performance over the three-year period ending December 31, 2027. The LTIP units will vest 50% on each of December 31, 2027 and December 31, 2028, subject to continued employment.

(b)
Represents the number of LTIP units that were earned for 2024 operational performance that are not subject to forfeiture regardless of our absolute TSR performance over the three-year period ending December 31, 2026. The LTIP units will vest 100% for Mr. Holliday on December 31, 2026, and 50% on each of December 31, 2026 and December 31, 2027 for Mr. DiLiberto and Mr. Levine, subject, in each case, to continued employment.

(c)
Represents the sum of (i) the number of LTIP units that were earned for 2023 operational performance, as modified by our absolute TSR performance over the three-year period ending December 31, 2025 and (ii) the number of LTIP units that were earned based on our TSR performance relative to our NYC Peer Group over the three-year period ending December 31, 2025. The LTIP units vested 100% for Mr. Holliday on December 31, 2025, and 50% for Mr. DiLiberto and Mr. Levine, with the remaining 50% scheduled to vest on December 31, 2026 subject, in each case, to continued employment. LTIP units that vested on December 31, 2025 are reflected in the “2025 Options Exercised and Stock Vested” table, below. See “—Compensation Discussion and Analysis-Our 2025 Executive Compensation Program” and “—Compensation Discussion and Analysis-Other Compensation Policies and Information-Outstanding Annual Equity Award Performance Summary (2023-2025)” for a description of the terms of these performance-based awards and the Company’s performance as of December 31, 2025.

(d)
Represents LTIP units that vested one-third on January 1, 2026, and LTIP units that are scheduled to vest one-third on January 1, 2027 and one-third on January 1, 2028, subject to continued employment.

(e)
Represents LTIP units that vested on January 1, 2026.

(f)
Represents LTIP units that vested one-third on January 1, 2025 and one-third on January 1, 2026, and LTIP units that are scheduled to vest one-third on January 1, 2027, subject to continued employment.

(g)
Represents LTIP units that vested one-half on January 1, 2025 and one-half on January 1, 2026.

(h)
Represents LTIP units that vested one-third on January 1, 2024, one-third on January 1, 2025 and one-third on January 1, 2026.

(2)
Based on a price of $45.87 per share/unit, which was the closing price on the NYSE of one share of our common stock on December 31, 2025. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.

70	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
(3)
For each of our named executive officers includes the following:

Executive	2025 Performance- Based LTIP Units	2024 Performance- Based LTIP Units(d)
Marc Holliday	42,748(a)	147,665
Matthew J. DiLiberto	4,580(b)	10,939
Andrew S. Levine	10,260(c)	10,939

(a)
Represents the sum of the LTIP units that would be earned if (i) the “target” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to the constituents of the Bloomberg North American Office REIT Valuation Peers Index and (ii) the “threshold” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to NYC peers, in each case modified downward by 25% of the target amount, representing “threshold” performance for the LTIP units eligible to be earned based on absolute TSR. Earned LTIP units will vest 100% for Mr. Holliday on December 31, 2027. See “—Compensation Discussion and Analysis-Our 2025 Executive Compensation Program” and “—Compensation Discussion and Analysis-Other Compensation Policies and Information-Outstanding Annual Equity Award Performance Summary (2023-2025)” for a description of the terms of these performance-based awards and the Company’s projected performance as of December 31, 2025.

(b)
Represents the sum of the LTIP units that would be earned if (i) the “threshold” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on absolute TSR, which would have resulted in a negative 12.5% adjustment to the operational component of the award, (ii) the “target” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to the constituents of the Bloomberg North American Office REIT Valuation Peers Index and (iii) the “threshold” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to NYC peers. Earned LTIP units will vest 50% on each of December 31, 2027 and December 31, 2028, subject to continued employment. See “—Compensation Discussion and Analysis-Our 2025 Executive Compensation Program” and “—Compensation Discussion and Analysis-Other Compensation Policies and Information-Outstanding Annual Equity Award Performance Summary (2023-2025)” for a description of the terms of these performance-based awards and the Company’s projected performance as of December 31, 2025.

(c)
Represents the sum of the LTIP units that would be earned if (i) the “maximum” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on operational metrics, (ii) the “threshold” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on absolute TSR, which would have resulted in a negative 12.5% adjustment to the operational component of the award and a negative 25% adjustment to the relative component of the award, (iii) the “target” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to the constituents of the Bloomberg North American Office REIT Valuation Peers Index and (iii) the “threshold” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to NYC peers. Earned LTIP units will vest 50% on each of December 31, 2027 and December 31, 2028, subject to continued employment. See “—Compensation Discussion and Analysis-Our 2025 Executive Compensation Program” and “— Compensation Discussion and Analysis-Other Compensation Policies and Information-Outstanding Annual Equity Award Performance Summary (2023-2025)” for a description of the terms of these performance-based awards and the Company’s projected performance as of December 31, 2025.

(d)
Represents the sum of the LTIP units that would be earned if (i) the “target” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on absolute TSR, (ii) the “maximum” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to the constituents of the Bloomberg North American Office REIT Valuation Peers Index and (iii) the “target” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to NYC peers. Earned LTIP units will vest 100% for Mr. Holliday on December 31, 2026, and 50% on each of December 31, 2026 and December 31, 2027 for Mr. DiLiberto and Mr. Levine, subject, in each case, to continued employment. See “—Compensation Discussion and Analysis—Our 2025 Executive Compensation Program” and “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2023-2025)” for a description of the terms of these performance-based awards and the Company’s projected performance as of December 31, 2025.

(4)
Reflects awards of Class O LTIP units. The conversion threshold for the Class O LTIP units, which is equivalent to the exercise price for a stock option, was determined by reference to the fair market value under our Fifth Amended and Restated 2005 Stock Option and Incentive Plan of one share of our common stock on each applicable grant date. See “—Other Compensation Policies and Information-Other Matters-LTIP units and Class O LTIP units” for a description of Class O LTIP units.

(5)
Reflects an award of Class O LTIP units with a mandatory conversion date that is 10 years after the date of grant, which vests in three equal installments on each of December 31, 2025, December 31, 2026 and December 31, 2027, subject to continued employment. In addition, the Class O LTIP units are subject to performance-based vesting conditions and will only be eligible for conversion if the average per share price of our common stock equals or exceeds $100.00 as of any trailing twenty trading day period between the grant date and the fifth anniversary thereafter. The conversion threshold for the Class O LTIP units, which is equivalent to the exercise price for a stock option, was determined by reference to the fair market value under our Fifth Amended and Restated 2005 Stock Option and Incentive Plan of one share of our common stock on each applicable grant date. See “—Other Compensation Policies and Information-Other Matters-LTIP units and Class O LTIP units” for a description of Class O LTIP units.

EXECUTIVE COMPENSATION	71
2025 Option Exercises and Stock Vested
The following table sets forth certain information with respect to the exercise of stock options and the vesting of stock, including restricted stock, restricted stock units, LTIP units and similar instruments for each named executive officer during the fiscal year ended December 31, 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Marc Holliday	—	—	495,554	$24,876,637
Matthew J. DiLiberto	—	—	82,030	$4,969,662
Andrew S. Levine	—	—	88,651	$5,501,073

(1)
Amounts reflect the market value of the stock on the day the stock vested.

Nonqualified Deferred Compensation
The following table sets forth certain information regarding previously deferred non-tax qualified compensation as of December 31, 2025. We have eliminated deferred compensation from our compensation program and no new compensation has been deferred by any of our named executive officers since January 2018. All of the information below relates to notional stock units that we granted to certain of our named executive officers pursuant to employment agreements we had entered into with them. Pursuant to these employment agreements, we agreed to grant notional stock units with a specified value to certain of our named executive officers each year, which are subject to vesting based on continued employment for the following year. Once vested, these notional stock units represent a contingent right to receive the value of one share of our common stock. Under the terms of the deferred compensation agreements, each participant is also entitled to dividend equivalent rights, to be paid in cash on a current basis, equal to the amount per share of any cash dividend we declare, multiplied by the total number of notional units held by such participant as of the record date for such dividend. Vested notional stock units are settled in cash no later than 30 days following the earliest of (i) the executive’s death, (ii) the date of the executive’s separation from service with us and (iii) the effective date of a change in control.
Executive	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)(2)	Aggregate Earnings/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(1)(4)
Marc Holliday	—	—	$(1,164,409)	$189,769	$2,817,060
Matthew J. DiLiberto	—	—	—	—	—
Andrew S. Levine	—	—	—	—	—

(1)
Awards of notional units constitute “Stock Awards” for purposes of the Summary Compensation Table, and, as a result, the full grant date fair value of these awards computed in accordance with ASC 718, as of the grant date of such awards, are included in the “Stock Awards” column of the Summary Compensation Table for the year in which they were granted. The right to receive dividend equivalents was factored into the determination of the grant date fair value, which means that the value of the dividend equivalents included in “Aggregate Earnings in Last FY” was effectively already included in the Summary Compensation Table.

(2)
The amounts in this column represent the increase or decrease in value of vested notional units from December 31, 2024 through December 31, 2025, as calculated based on the closing stock price on the NYSE of one share of our common stock on December 31, 2024 compared to the closing stock price on the NYSE of one share of our common stock on December 31, 2025, plus the aggregate value of dividend equivalent rights paid with respect to all vested and unvested notional units held by each executive during 2025.

(3)
Represents the aggregate value of dividend equivalent rights paid with respect to all vested and unvested notional units held by each executive during 2025.

(4)
Based on a per share price of $45.87, which was the closing stock price on the NYSE of one share of our common stock on December 31, 2025.

Potential Payments Upon Termination or Change in Control
We have contractual arrangements with our named executive officers that provide for payments, acceleration of vesting or other benefits to our named executive officers upon a termination of employment in certain circumstances or upon a change in control. These include our employment agreements with our named executive officers, our performance-based equity awards and our stock options and Class O LTIP Units. The discussion below describes these contractual arrangements in greater detail.

72	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Employment Agreements
During 2025, we had employment agreements with each of our named executive officers. Additionally, during 2026, we entered into (i) an employment agreement with Mr. Sitomer in connection with his appointment as our President on February 27, 2026 and (ii) a new employment agreement with Mr. DiLiberto. Each of the employment agreements with our named executive officers provided for, among other things, severance payments and benefits and acceleration of equity awards in connection with the termination of employment in certain circumstances. In return, each of our named executive officers agreed to non-compete, non-solicitation, non-interference and confidentiality provisions.
The table below summarizes the material terms of our employment agreements that, in the case of Mr. Holliday and Mr. Levine, were in effect during 2025. Since Mr. Levine’s current employment agreement was entered into in August of 2025, the below also summarizes the terms of Mr. Levine’s prior employment agreement, as relevant. Further, the below summarizes the terms of our CFO’s new employment agreement that was entered into in 2026 but, as relevant, also summarizes the terms of Mr. DiLiberto’s prior employment agreement that was in effect during 2025, and the material terms of Mr. Sitomer’s new agreement that will be effective for 2026.
	Marc Holliday	Matthew J. DiLiberto	Andrew S. Levine	Harrison Sitomer
Term(1)	1/18/25–6/17/28	1/1/26–1/1/29	1/1/25–1/1/28	1/1/26–1/1/30
Annual Salary	$1.40M	$660K ($600K under prior contract)	$600K ($580K under prior contract)	$700K
Formulaic Annual Bonus(2)	50-400% base salary	50-250% base salary	50-150% base salary (no formulaic component under prior contract)	50-400% base salary
Performance-Based LTIP Units	$5.0M (Target)(3)	$1M (Target) (no target amount under prior contract)	None	$2.5M (Target)(3)
Time-Based LTIP Units(4)	$5.0M (Target, with up to 200% outperformance modifier)	$1.54M (Target) ($1.4M target amount under prior contract)	$1.45M (Target) ($1.3M target amount under prior contract)	$3.3M (Target, with up to 100% outperformance modifier)
Other Compensation / Benefits(5)	Carried interest, if any, received from opportunistic debt fund; $10M of life insurance	Carried interest, if any, received from opportunistic debt fund	Carried interest, if any, received from opportunistic debt fund	Carried interest, if any, received from opportunistic debt fund
Severance Benefits–Without CiC and (in connection with a CiC)(6)(8)	If the executive’s employment is terminated by us without Cause or by the executive for Good Reason during the term, the executive will be entitled to the following payments or benefits, subject to the effectiveness of a mutual release. (For all executives, a Section 280G modified cut-back will apply in connection with a termination in connection with or within 18 months after a CiC.)(7)

•
3.0x the sum of base salary, average annual bonus for prior two years and 1.0x the target value of annual time-based equity award (if CiC: 3.0x the sum of base salary, average annual bonus for prior two years and target value of annual time-based award)

•
Pro-rata bonus and pro-rata portion of target value of annual time-based award for partial year

•
Acceleration of all unvested time-based equity awards

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
Performance-based awards (including Class O LTIP units/options) governed by their terms

•
24 (36 if CiC) months of benefit continuation payments

•
1.0x (2x if CiC) the sum of base salary and average annual bonus for prior two years (Levine) or prior three years (DiLiberto)

•
The target value of the annual time-based equity awards to be granted in each January remaining in the term, to the extent not yet granted

•
Pro-rata bonus for partial year

•
Acceleration of all unvested time-based equity awards

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
Performance-based awards governed by their terms

•
12 (24 if CiC) months of benefit continuation payments

•
1.5x (2.5x if CiC) the sum of base salary,average annual bonus for prior two years and 1.0x the target value of annual time-based equity award

•
Pro-rata bonus and pro-rata portion of target value of annual time-based award for partial year

•
Acceleration of all unvested time-based equity awards

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
Performance-based awards governed by their terms

•
12 (24 if CiC) months of benefit continuation payments

EXECUTIVE COMPENSATION	73
	Marc Holliday	Matthew J. DiLiberto	Andrew S. Levine	Harrison Sitomer
Death / (Disability)(6)
If the executive’s employment is terminated by us upon death or disability during the term, the executive will be entitled to all of the following payments or benefits, plus additional benefits in the case of disability, subject (in the case of disability) to the effectiveness of a mutual release.

(If Disability: 1x the sum of base salary, average annual bonus for prior two years and target value of annual time-based equity award)
•
Pro-rata bonus for partial year

•
Acceleration of all unvested equity awards (other than performance-based awards)

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
Payments/benefits to Mr. Holliday are reduced by life insurance benefit

•
Performance-based awards governed by their terms

•
(If Disability: 36 months of benefit continuation/payments)

(If Disability: 1x the sum of base salary and average annual bonus for prior two years (Levine) or prior three years (DiLiberto))
•
Pro-rata bonus for partial year

•
Pro-rated target value of the annual time-based equity awards (upon termination prior to final annual time-based grant)

•
Acceleration of all unvested equity awards (other than performance-based awards)

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
Performance-based awards governed by their terms

•
(If Disability: 36 months of benefit continuation/payments)

(If Disability: 1x the sum of base salary, average annual bonus for prior two years and target value of annual time-based equity award)
•
Pro-rata bonus for partial year

•
Acceleration of all unvested equity awards (other than performance-based awards)

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
Performance-based awards governed by their terms

•
(If Disability: 36 months of benefit continuation/
payments)

Restrictive Covenants	The executive agreed to the following covenants:

Noncompetition with us for 12 months following termination (6 months if employment is terminated in connection with or within 18 months after a Change-in-Control). Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

Noncompetition with us for 6 months after termination, including upon non-renewal of the agreement, provided that if termination occurs upon or following the term, entitled to receive 6 months of salary and bonus. Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

Noncompetition with us for 6 months after termination unless employment is terminated upon non-renewal of the agreement. Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

(1)
The term automatically renews for one year for Mr. Holliday and Mr. Sitomer, unless either party provides advance written notice of non-renewal.

(2)
Mr. Holliday, Mr. DiLiberto and Mr. Levine are eligible, and Mr. Sitomer will be eligible beginning in 2026, to participate in an annual formulaic bonus program pursuant to which they will be able to earn from 50-400% (Holliday and Sitomer), 50-250% (DiLiberto), and 50-150% (Levine) of their base salary based on the achievement of specific goals established in advance by the Committee. For Mr. DiLiberto, this formulaic component represents 60% of his total bonus opportunity, with the remaining 40% to be determined by the Committee. For Mr. Levine, this formulaic component represents 50% of his total bonus opportunity, with the remaining 50% to be determined by the Committee. For Mr. Sitomer, this formulaic component will represent 75% of his total bonus opportunity, with the remaining 25% to be determined by the Committee.

(3)
Mr. Holliday and Mr. Sitomer are entitled to receive an annual award of performance-based LTIP units with the target value set forth in the table above. See “Executive Compensation-Compensation Discussion and Analysis-Our 2025 Executive Compensation Program” for details regarding the structure of these awards for 2025. The structure of Mr. Sitomer’s awards will be substantially similar to the structure of Mr. Holliday’s awards. A summary of the terms applicable to these awards in connection with a termination of the executive’s employment is set forth below.

(4)
Each executive is eligible to receive an annual grant of LTIP units (or, with respect to Mr. Sitomer only, restricted stock) subject to time-based vesting conditions. See “Executive Compensation-Compensation Discussion and Analysis-Our 2025 Executive Compensation Program” for details regarding the structure of these awards for 2025. The structure of Mr. Sitomer’s award for 2026 will be substantially similar to the awards received by the NEOs for 2025, except that Mr. Sitomer may receive shares of restricted stock instead of LTIP units, at his election. A summary of the terms applicable to these awards in connection with a termination of the executive’s employment is set forth below. Beginning in 2026, Mr. Holliday’s annual grant of time-based LTIP units will be subject to the Outperformance Modifier. Mr. Sitomer’s annual grant of time-based LTIP units will be subject to an outperformance modifier that is substantially similar to the Outperformance Modifier, except it is limited to 100% of the time-based award.

(5)
Mr. Holliday was eligible to earn a $10M one-time cash bonus payable in connection with milestones related to the casino license. As New York State did not approve our gaming license application, this incentive is no longer available.

74	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
(6)
Performance-based equity awards will be treated in accordance with their terms. See table below for relevant terms to be included in performance-based LTIP units granted pursuant to the employment agreements.

(7)
In the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the IRC subject to an excise tax, the executive will not be entitled to a tax gross-up payment; however, the executive’s payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

(8)
The new employment agreements for each NEO eliminate provisions that provide for formulaic cash payments following a change in control in lieu of existing base salary, annual bonus and equity award entitlements.

In addition to the above, for Mr. Sitomer’s agreement, if we or Mr. Sitomer delivers a notice of non-renewal pursuant to the terms of his agreement, then Mr. Sitomer’s employment will terminate and he will be entitled to the following payments or benefits:
Non-Renewal by Company	Non-Renewal by Mr. Sitomer
• (i) 0.5x the sum of base salary and average annual bonus for prior two years • Acceleration of all unvested equity awards (other than performance-based awards, which are governed by their terms)
•
Acceleration of all unvested equity awards (other than performance-based awards, which are governed by their terms; provided that any performance-based awards that would vest more than twelve months after the termination date will be forfeited)

The terms Cause, Good Reason and Change-in-Control, as used above, are specifically defined in each executive’s employment agreement. For Mr. Holliday, the term Cause is defined to include a non-renewal of the term of the employment agreement, provided that the cash severance multiple in such instance would be 1.0x instead of 3.0x for Mr. Holliday. The summary above is qualified in its entirety by reference to the copies of the employment agreements with our named executive officers, which have been previously filed by us with the SEC, and are incorporated herein by reference.

Stockholder feedback has always informed the Committee’s design of executive employee agreements. Each of the NEOs current agreements, including the agreement Mr. DiLiberto entered into with us in 2026, are no different. In redesigning our NEOs’ contracts, the Committee considered both current market norms and stockholder feedback to ensure that negotiations were centered around the most critical aspects.

The Committee’s primary focus was to eliminate the short-term performance goals in long-term performance equity awards in alignment with our commitment to stockholders. Even though the majority of stockholders did not raise concerns regarding our severance provisions, through negotiations the Committee eliminated the maximum bonus from severance calculations as well as legacy provisions relating to post-change-in-control payments, while retaining other legacy provisions that have been in place for over ten years.

EXECUTIVE COMPENSATION	75
Performance-Based Equity Awards
The table below summarizes the treatment of our annual performance-based equity awards, including those granted in 2024 and 2025 that were outstanding at December 31, 2025 (the “Annual Performance-Based Awards”), in connection with a change-in-control and various hypothetical termination scenarios for our named executive officers.
Annual Performance-Based Awards
Change-in-Control (“CiC”)	Change-in-Control & Termination Without Cause or For Good Reason(1)	Death/Disability & Termination Without Cause or For Good Reason(1)
•
If three-year performance period ends early, Operational Component (as applicable) measured as of the date of the CiC (or the most recent practicable date), subject to Absolute TSR modifier(2)
(Holliday / Levine)

•
If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier (DiLiberto)(3)

•
Relative Component determined as of date of CiC

•
Earned awards remain subject to time-based vesting

•
If three-year performance period ends early, Operational Component (if applicable) measured as of the date of the CiC (or the most recent practicable date), subject to Absolute TSR modifier(2)
(Holliday / Levine)

•
If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier (DiLiberto)(3)

•
Relative Component determined as of date of CiC

•
Earned awards vest in full

•
Performance calculated as of end of performance period

•
Earned awards fully vested (Holliday)

•
Earned awards fully vest, subject to proration such that no units vest if termination occurs during the first year, one-third vest if the termination occurs during the second year and two-thirds will vest if the termination occurs during the third year (DiLiberto / Levine)

(1)
Accelerated vesting under the Annual Performance-Based Awards is generally subject to the effectiveness of a mutual release, except upon a termination as a result of death or in connection with or within 18 months after a change in control.

(2)
Although Mr. Holliday’s Annual Performance-Based Awards no longer have an Operational Component, this treatment also applies to the Outperformance Modifier related to Mr. Holliday’s 2026 annual-time based equity awards.

(3)
Beginning with the 2026 Annual Performance-Based Awards, the treatment would be the same for Mr. DiLiberto’s awards as for Mr. Holliday and Mr. Levine.

As noted above, in connection with our CEO’s new employment agreement, annual goals no longer underpin our CEO’s performance-based equity awards. Starting with 2026, all performance-based equity awards to our NEOs will be exclusively based on three-year performance goals.

Hypothetical Illustration of Payments upon Termination or Change in Control
The following tables show the potential payments and estimated value of the benefits that our named executive officers would have been entitled to receive upon a termination of their employment by us without cause or by them for good reason or upon the death or disability as of December 31, 2025. Our named executive officers would not have been entitled to any payments or benefits other than those already accrued in the event of a termination of their employment by us for cause or by them without good reason (including upon retirement). The types of events constituting cause, good reason, disability and a change in control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, the payments and estimated value of benefits have been grouped together based on these concepts without regard for any such differences. The potential payments and estimated values set forth below are based on the terms of the employment agreements in effect as of December 31, 2025.

76	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Marc Holliday
Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death(1)
Pro-Rata Bonus	$8,038,333	$8,038,333	$8,038,333	$8,038,333
Cash Severance	$18,314,999	$28,314,999	$9,438,333	—
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$15,510,774	$21,948,199	$15,510,774	$15,510,774
Benefits Continuation(4)	$163,747	$245,620	$245,620	—
Matthew J. DiLiberto
Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death
Pro-Rata Bonus	$1,792,033	$1,792,033	$1,792,033	$1,792,033
Cash Severance	$2,392,033	$4,784,067	$2,392,033	$—
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$3,496,903	$4,569,753	$3,496,903	$3,496,903
Benefits Continuation(4)	$58,308	$116,615	$174,923	—
Andrew S. Levine
Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death
Pro-Rata Bonus	$962,500	$962,500	$962,500	$962,500
Cash Severance	$4,462,500	$6,025,000	$3,012,500	$1,450,000
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$1,962,139	$2,883,893	$1,962,139	$1,962,139
Benefits Continuation(4)	$43,565	$87,131	$130,696	—

(1)
As we maintained life insurance policies for the benefit of the beneficiaries of Mr. Holliday in the amount of $10 million, as of December 31, 2025, the amount of the payments and benefits to be received by Mr. Holliday in the event of a termination upon death will be reduced by these amounts in accordance with his employment agreement.

(2)
Represents the value of the stock options or Class O LTIP units, if any, that would vest. Assumes that the per share value of the stock options or Class O LTIP units that vest equals (i) $45.87 per share, which was the closing price on the NYSE of one share of our common stock on December 31, 2025, less (ii) the exercise price per share of such stock options or the conversion threshold of such Class O LTIP units.

(3)
Represents the value of the LTIP units, if any, that would vest based on a price of $45.87 per unit, which was the closing price on the NYSE of one share of our common stock on December 31, 2025. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock. Does not include performance-based LTIP units that would only vest to the extent earned based on the achievement of performance-based vesting criteria through the end of the performance period. Based on our performance as of December 31, 2025, our named executive officers would have (i) earned a portion of the performance-based LTIP units granted in 2024 and 2025 subject to operational performance hurdles and (ii) earned all of the performance-based LTIP units granted in 2024 and 2025 subject to relative TSR performance. See “—Compensation Discussion and Analysis-Other Compensation Policies and Information-Outstanding Annual Equity Award Performance Summary (2023-2025).”

(4)
Benefits continuation amounts are based on the actual expense for financial reporting purposes for the year ended December 31, 2025 for covering an employee under each of our group health plans during the applicable severance period.

EXECUTIVE COMPENSATION	77
In the event a change in control had occurred on December 31, 2025 without the termination of the employment of our named executive officers, Mr. DiLiberto would have been entitled to the pro-rata bonus payments set forth in the table above. In addition, performance would have been measured pursuant to the Performance-Based Awards, which would have resulted in (i) a portion of the awards granted in 2024 subject to relative TSR performance being earned and (ii) a portion of the awards granted in 2025 subject to operational goals and relative TSR, as applicable, being earned, provided that all awards granted in 2024 and 2025 would have have been subject to a negative absolute TSR modifier or would have been capped at target because the absolute TSR modifier was negative, as applicable, which earned awards would have remained subject to vesting based on continued employment, as described above. The aggregate number of LTIP units earned in such event is as follows: Mr. Holliday-144,790; Mr. DiLiberto-18,140; and Mr. Levine-14,603. Upon earning these additional LTIP units, each of our named executive officers would have been entitled to cash payments and distributions with respect to the following number of such LTIP units equal to (i) $5.84 per unit granted in 2024: Mr. Holliday-114,069; Mr. DiLiberto-8,450; and Mr. Levine-8,450 and (ii) $2.8325 per unit granted in 2025: Mr. Holliday-30,720; Mr. DiLiberto-9,689; and Mr. Levine-6,152. In each case, these amounts equal the amounts that would have been received if such LTIP units had been entitled to receive full distributions from the beginning of the applicable performance period.
The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or change in control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include: accrued salary and vacation pay; earned and accrued, but unpaid, bonuses; distribution of plan balances under our 401(k) plan; life insurance proceeds in the event of death; and disability insurance payouts in the event of disability. All of the cash severance payments described below are to be made as lump sum payments at the time of termination; provided that, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the IRC, the payments are to be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum. As a result of provisions in the named executive officers’ employment agreements, in the event that any payment or benefit to be paid or provided to an executive set forth above would have been subject to the excise tax under Sections 280G of the IRC, the payments and benefits to such executive would have been reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a greater after-tax benefit to the executive. The amounts set forth in the table above have not been adjusted to reflect any such reduction that might be applicable.
Compensation Committee Interlocks and Insider Participation
Peggy Lamb (Chair), John H. Alschuler, Lauren B. Dillard and Carol N. Brown each served on the Compensation Committee during 2025. There are no Compensation Committee interlocks and none of our employees is a member of our Compensation Committee.
Pay Ratio Disclosure Rule
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer, or PEO. The PEO of our Company is Mr. Holliday.
For 2025, the annual total compensation of Mr. Holliday, our PEO, of $17,356,826 as shown in the Summary Compensation Table above, was approximately 264 times the annual total compensation of $65,736 of a median employee calculated in the same manner. We identified the median employee, which includes all hourly paid employees, using the annual base salary and target annual cash incentive compensation, as of December 31, 2025, plus any long-term equity incentive awards granted in 2025 for all individuals (excluding our PEO) who were employed by us on December 31, 2025, the last day of our payroll year, whether employed on a full-time or part-time basis.
As of December 31, 2025, 952 of our 1,289 employees were hourly-paid employees involved in building operations, most of whom are subject to collective bargaining agreements. If these employees were not included for purposes of identifying our median employee, the annual total compensation of a median employee would be $165,823 and the annual total compensation of our PEO would be approximately 105 times such amount.

78	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Pay Versus Performance
The information below presents the relationship between the compensation of our named executive officer and certain performance measures in accordance with Item 402(v) of Regulation S-K. For a discussion of our compensation programs and pay for performance philosophy, please refer to the section captioned “Compensation Discussion and Analysis,” above.
Pay Versus Performance Table
	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:
Year					Total Stockholder Return ($)(3)	Peer Group Total Stockholder Return ($)(4)	Net (Loss) Income, in thousands ($)	Normalized FFO per Share ($)(5)
2025	17,356,826	959,111	4,003,522	2,962,659	104	65	(96,921)	5.48
2024	20,685,756	48,597,262	3,550,244(6)	6,761,944(6)	146	83	30,222	5.24
2023	18,508,171	30,796,068	6,439,504(6)	10,630,597(6)	93	80	(599,337)	5.48
2022	16,660,855	(11,758,654)	7,006,710(6)	(2,389,306)(6)	62	77	(76,303)	6.76
2021	21,088,057	32,642,206	7,711,773(6)	11,565,039(6)	127	123	480,632	6.58

(1)
Represents amounts of “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual amount of compensation earned by or paid to Mr. Holliday during each year. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for each year to calculate the amounts set forth in “Compensation Actually Paid to PEO” column in the table above.

Year	Summary Compensation Table Total for PEO ($)	Less Summary Compensation Table Value of Equity Awards ($)(a)	Fair Value of Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2025	17,356,826	(14,271,656)	(2,126,059)	959,111
2024	20,685,756	(19,394,816)	47,306,322	48,597,262
2023	18,508,171	(15,767,540)	28,055,437	30,796,068
2022	16,660,855	(14,284,701)	(14,134,808)	(11,758,654)
2021	21,088,057	(18,099,677)	29,653,826	32,642,206

(a)
Represents the sum of the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.

(b)
The equity award adjustments for each fiscal year include the following: (i) the addition of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value of between the end of the prior fiscal year the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date. The amounts deducted or added in calculating the equity award adjustments are as follows:

EXECUTIVE COMPENSATION	79
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Awards ($)	Total Equity Award Adjustments ($)(i)
2025	7,822,831	(7,609,626)	1,639,360	(6,876,470)	—	2,897,846	(2,126,059)
2024	24,495,938	13,307,651	2,486,913	4,685,715	—	2,330,105	47,306,322
2023	18,575,794	4,556,883	1,292,938	2,027,376	—	1,602,445	28,055,437
2022	4,807,388	(14,493,069)	683,334	(2,002,870)	(4,842,970)	1,713,380	(14,134,808)
2021	25,933,302	2,631,512	1,318,015	(1,636,532)	—	1,407,529	29,653,826

(i)
The fair values of time-based equity awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date. Performance-based restricted share units were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718.

(2)
Represents amounts of average “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual average amount of compensation earned by or paid to our named executive officers other than Mr. Holliday as a group. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for the named executive officers as a group (excluding Mr. Holliday) each year to calculate the amounts set forth in “Compensation Actually Paid to non-PEO NEOs” column in the table above, using the same methodology as set forth in footnote 1(b), above.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less Average Summary Compensation Table Value of Equity Awards ($)(a)	Average Fair Value of Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	4,003,522	(3,389,522)	2,348,659	2,962,659
2024	3,550,244	(2,946,444)	6,158,144	6,761,944
2023	6,439,504	(5,716,304)	9,907,397	10,630,597
2022	7,006,710	(6,036,720)	(3,359,296)	(2,389,306)
2021	7,711,773	(6,677,199)	10,530,465	11,565,039

(a)
Represents the sum of the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.

(b)
The equity award adjustments for each fiscal year reflect the same methodology set forth in footnote 1, above. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year(i)	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Awards ($)	Total Equity Award Adjustments ($)
2025	1,620,848	(605,654)	1,494,361	(496,766)	—	335,870	2,348,659
2024	2,926,178	1,441,913	1,167,638	294,451	—	327,964	6,158,144
2023	6,660,330	1,494,511	538,835	635,195	—	578,527	9,907,397
2022	1,882,454	(4,551,556)	905,033	(638,835)	(1,544,649)	588,257	(3,359,296)
2021	8,850,588	884,588	853,696	(543,494)	—	485,088	10,530,465

(i)
The fair values of time-based equity awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date. Performance-based restricted share units were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718.

(3)
TSR is calculated assuming a $100 investment in the Company and the peer group on December 31, 2020, and assuming the reinvestment of any dividends during the applicable measurement period, calculated through the end of the year shown based on share prices.

80	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
(4)
Represents the TSR for the benchmarking peer group described in “Compensation Discussion and Analysis,” which includes the following peer companies: Alexandria Real Estate Equities, Inc., Boston Properties, Inc., Douglas Emmett, Inc., Empire State Realty Trust, Inc., Hudson Pacific Properties, Inc., Kennedy-Wilson Holdings, Inc., Kilroy Realty Corporation, Ladder Capital Corp and Vornado Realty Trust. Paramount Group, Inc. was previously included in the Company’s peer group, however, on December 19, 2025, it was acquired by Rithm Capital Corp. and ceased to be a publicly traded company.

(5)
Normalized FFO per share represents reported FFO per share as adjusted for non-cash fair value adjustments, gains or losses on the early extinguishment of debt and other adjustments for comparability between periods. For 2025, includes Gain on Discounted Debt Extinguishment of $20.0M consistent with the calculation of the FFO goal under our 2025 formulaic cash bonus program. Gains on Discounted Debt Extinguishment in excess of $20.0M were excluded from the final calculation.

(6)
Non-PEO named executive officers for 2025 and 2024 includes Mr. DiLiberto and Mr. Levine and for 2023, 2022 and 2021 includes Mr. DiLiberto, Mr. Levine and Mr. Mathias, our former President.

Relationship Between Compensation Actually Paid and Financial Performance
The following graphs illustrate the relationship across our last five completed fiscal years between the amounts disclosed in the Pay Versus Performance Table, above, as “Compensation Actually Paid” to our PEO and the “Average Compensation Actually Paid” to our non-PEO named executive officers and TSR, Peer Group TSR, Net Income and Normalized FFO per share.
COMPENSATION ACTUALLY PAID VS. TSR
COMPENSATION ACTUALLY PAID VS. NET (LOSS) INCOME

EXECUTIVE COMPENSATION	81
COMPENSATION ACTUALLY PAID VS. NORMALIZED FFO PER SHARE
Tabular List of Performance Measures
The following table lists the performance measures that we consider to be the most important performance measures we use to link compensation actually paid to its named executive officers for the most recently completed fiscal year to our performance.
Performance Measure
•
Normalized FFO per Share

•
Relative TSR

•
Normalized Funds Available for Distribution

•
Ordinary Dividend Growth

•
Manhattan Same Store Office Leased Occupancy

•
Manhattan Office Leasing Volume

•
Liquidity

Policies and Practices Related to the Grant of Certain Equity Awards
We do not have any formal policy that requires us to grant, or avoid granting, equity awards to our executive officers at certain times. We typically grant annual equity awards to our executive officers in January or February, with the dates for the committee meetings to approve these annual awards set in advance on a fairly consistent schedule each year. The timing of any non-routine equity grants to executive officers, including new hires and entry into new employment agreements, are typically tied to the event giving rise to the award. As a result, we do not time the disclosure of material non-public information for the purpose of affecting the value or exercise price of our equity awards, including stock options or Class O LTIP units.
As part of our overall compensation program, we do not typically grant stock options or option-like equity awards to our executive officers. No NEOs received grants of Class O LTIP awards in 2025. However, our CFO, Mr. DiLiberto, received an award of Class O LTIP units in connection with his new employment agreement entered into in 2026, which award will be disclosed in our proxy statement next year. We filed a Form 8-K relating to such grant and the new employment agreement on March 4, 2026.

82
AUDIT COMMITTEE MATTERS
AUDIT COMMITTEE REPORT
The following report of the Audit Committee of the Board will not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference in any such document.
Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with our Audit Committee Charter. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2025 filed by the Company.
Our Audit Committee reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.
Based on the review and discussions referred to above, our Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 filed by the Company.
The members of our Audit Committee are not engaged professionally in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with accounting principles generally accepted in the U.S. or that our registered public accounting firm is in fact independent.
Submitted by our Audit Committee
Lauren B. Dillard (Chair)	Carol N. Brown	Craig M. Hatkoff

AUDIT COMMITTEE MATTERS	83
PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte & Touche LLP to the stockholders for ratification at the 2026 Annual Meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm commencing with our fiscal year beginning January 1, 2024 and is considered by our management to be well-qualified. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will attend the Annual Meeting, will be given the opportunity to make a statement at the Annual Meeting if he or she so desires and will be available to respond to appropriate questions.

A majority of all of the votes cast with respect to this proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast”. Therefore, abstentions will have no effect on this proposal.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

84	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
PRE-APPROVAL POLICIES AND PROCEDURES OF
OUR AUDIT COMMITTEE
Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected below were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. All services provided by Deloitte & Touche LLP, our independent registered public accounting firm, in 2025 were pre-approved by our Audit Committee. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.
FEE DISCLOSURE
	2025 ($)	2024 ($)
Audit Fees	3,583,997	3,027,685
Audit-Related Fees	52,530	52,530
Tax Fees	—	—
All Other Fees	2,000	2,000
TOTAL	3,638,527	3,082,215
Audit Fees
Fees, including out-of-pocket expenses, for audit services totaled approximately $3,583,997 in fiscal year 2025 and $3,027,685 in fiscal year 2024. Audit fees include fees associated with our annual audits and related reviews of our annual reports on Form 10-K and quarterly reports on Form 10-Q. In addition, audit fees include Sarbanes-Oxley Section 404 planning and testing, fees for joint venture audits, and services relating to public filings in connection with our preferred and common stock and debt offerings and certain other transactions. Our joint venture partners paid their pro rata share of any joint venture audit fees. Audit fees also include fees for accounting research and consultations.
Audit-Related Fees
Fees for audit-related services totaled approximately $52,530 in 2025 and $52,530 in 2024. The audit-related services principally include fees for operating expense audits and agreed-upon procedures projects.
Tax Fees
There were no fees for tax services, including tax compliance, tax advice and tax planning, in either 2025 or 2024.
All Other Fees
Fees for software licensing totaled approximately $2,000 in each of 2025 and 2024.
Our Audit Committee considers whether the provision by Deloitte & Touche LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Deloitte & Touche LLP’s independence from both management and the Company.

85
STOCK OWNERSHIP INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock, $0.01 par value per share, and our common stock and common units in our operating partnership as of March 31, 2026, unless otherwise noted, for (i) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers who is not a director and (iv) our directors and executive officers as a group. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names.
As of March 31, 2026, the following shares and units were outstanding: (i) 71,116,386 shares of our common stock, (ii) 943,023 common units in our operating partnership (other than the units held by us) and (iii) 4,761,038 LTIP units (excluding unearned performance-based LTIP units, which may be earned based on the achievement of performance-based vesting hurdles).
	Common Stock		Common Stock and Units
Name**	Number of Shares Beneficially Owned(1)	Percent of Common Stock(2)	Number of Shares and Units Beneficially Owned(1)	Percent of Common Stock and Units(2)
5% HOLDERS
BlackRock, Inc.(3)	12,715,531	17.88%	12,715,531	16.55%
The Vanguard Group(4)	10,324,945	14.52%	10,324,945	13.44%
State Street Corporation(5)	4,423,621	6.22%	4,423,621	5.76%
Directors, Nominees for Director and Named Executive Officers
John H. Alschuler(6)	585	*	15,437	*
Carol N. Brown(7)	—	*	9,784	*
Matthew J. DiLiberto(8)	4,739	*	322,044	*
Lauren B. Dillard(9)	20,448	*	54,454	*
Stephen L. Green(10)	—	*	859,164	1.12%
Craig M. Hatkoff	2,052	*	2,052	*
Marc Holliday(11)	9,859	*	1,594,066	2.08%
Peggy Lamb(12)	—	*	9,263	*
Andrew S. Levine(13)	7,206	*	292,189	*
Andrew Mathias(14)	6,189	*	1,230,558	1.60%
Harrison Sitomer(15)	149,468	*	182,833	*
All Directors and Executive Officers as a Group (11 Persons)(16)	200,546	*	4,571,843	5.94%

*
Less than 1%.

**
Unless otherwise indicated, the business address is One Vanderbilt Avenue, New York, New York 10017-3852.

(1)
The number of shares of common stock “beneficially owned” by each beneficial owner is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes shares of common stock that may be acquired upon the exercise of options that are exercisable on or within 60 days after March 31, 2026. The “Number of Shares and Units Beneficially Owned” includes all shares included in the “Number of Shares Beneficially Owned” column plus (i) the number of shares of common stock for which common units and LTIP units may be redeemed (assuming, in the case of LTIP units, that they have first been converted into

86	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
common units) regardless of whether such common units and LTIP units are currently redeemable, but excluding unearned performance-based LTIP units and (ii) the number of shares of common stock issuable upon settlement of outstanding phantom units.
Class O LTIP units are not included in the “Number of Shares and Units Beneficially Owned.” Class O LTIP units are not economically equivalent to common units, but vested Class O LTIP units may be converted in a manner similar to a net exercise of a stock option into a number of common units that will vary based on the value of the common units upon conversion and the conversion threshold for the Class O LTIP units. Common units are generally redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. LTIP units, subject to the satisfaction of certain conditions, may be converted on a one-for-one basis into common units. Holders of common units, LTIP units and phantom units are not entitled to vote such units on any of the matters presented at the 2026 Annual Meeting.
(2)
The total number of shares outstanding used in calculating the percentage of common stock held by each person assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 31, 2026 held by the beneficial owner and that no options held by other beneficial owners are exercised. The total number of shares and units outstanding used in calculating the percentage of common stock and units held by each person (a) assumes that all common units and LTIP units (other than unearned performance-based LTIP units) are vested in full and presented (assuming conversion in full into common units, if applicable) to our operating partnership for redemption and are acquired by us for shares of common stock, (b) does not separately include outstanding common units held by us, as these common units are already reflected in the denominator by the inclusion of all outstanding shares of common stock and (c) assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 31, 2026 and settlement for an equal number of shares of common stock of all phantom units held by the beneficial owner and that no options or phantom units held by other beneficial owners are exercised or settled.

(3)
Based on information provided on a Schedule 13G/A filed with the SEC on April 30, 2025, as of March 31, 2025, by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 12,456,713 shares and sole dispositive power with respect to 12,715,531 shares. The business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
Based on information provided on a Schedule 13G/A filed with the SEC on February 13, 2024, as of December 29, 2023, by The Vanguard Group, or Vanguard. Vanguard reported shared voting power with respect to 96,950 shares, sole dispositive power with respect to 10,160,385 shares and shared dispositive power with respect to 164,560 shares. On March 26, 2026, The Vanguard Group subsequently reported that due to an internal realignment, it no longer has, or is deemed to have, beneficial ownership over these shares, and that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis) from the Vanguard Group. Vanguard Portfolio Management, or Vanguard Portfolio, filed a Schedule 13G on February 5, 2026, reporting, as of January 30, 2026, shared voting power with respect to 28,117 shares and shared dispositive power with respect to 7,124,624 shares. The business address of each of Vanguard and Vanguard Portfolio is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based on information provided on a Schedule 13G/A filed with the SEC on January 30, 2024 as of December 31, 2023, by State Street Corporation. State Street Corporation reported shared voting power with respect to 3,533,781 shares and shared dispositive power with respect to 4,417,247 shares. The business address for State Street Corporation is One Congress Street, Suite 1, Boston, MA 02114.

(6)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 14,852 phantom units.

(7)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 9,784 phantom units.

(8)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 317,305 LTIP units (of which 61,817 LTIP units are subject to vesting). The totals exclude 115,000 Class O LTIP units and all unearned performance-based LTIP units.

(9)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 34,006 phantom units.

(10)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 658,697 common units, 167,134 LTIP units and 33,333 phantom units.

(11)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 1,584,207 LTIP units (of which 332,977 LTIP units are subject to vesting). The totals exclude 322,917 Class O LTIP units, of which 217,917 are subject to performance-based vesting conditions, and all unearned performance-based LTIP units.

(12)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 9,263 phantom units.

(13)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 284,982 LTIP units (of which 71,529 LTIP units are subject to vesting). The totals exclude 15,000 Class O LTIP units and all unearned performance-based LTIP units.

(14)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 1,224,369 LTIP units.

(15)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 33,365 LTIP units (of which 16,650 LTIP units are subject to vesting). The totals exclude 150,000 Class O LTIP units and all unearned performance-based LTIP units.

(16)
Includes an aggregate of 197,069 shares of common stock. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 658,697 common units, 3,611,362 LTIP units and 101,238 phantom units. See also Notes (6) – (15) above. Excludes unearned performance-based LTIP units and Class O LTIP units.

STOCK OWNERSHIP INFORMATION	87
Series I Preferred Stock
The following table sets forth the beneficial ownership of our Series I Cumulative Redeemable Preferred Stock, $0.01 par value, as of March 31, 2026, for (i) each of our directors, (ii) each of our named executive officers who is not a director and (iii) our directors and executive officers as a group. None of our executive officers or directors own any shares of our Series I Cumulative Redeemable Preferred Stock except as set forth below. As of March 31, 2026, there were 9,200,000 shares of our Series I Cumulative Redeemable Preferred Stock outstanding.
	Series I Cumulative Redeemable Preferred Stock
Name**	Number of Shares Beneficially Owned	Percent of Outstanding
Matthew J. DiLiberto	13,000	*
Marc Holliday	111,473	1.21%
Andrew S. Levine	15,000	*
Harrison Sitomer	—	*
All Directors and Executive Officers as a Group (11 Persons)	139,473	1.52%

*
Less than 1%.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied, with the exception of (i) Marc Holliday, in connection with a failure to timely file a Form 4 relating to the disposition of LTIP Units that were converted into Common Units and redeemed for cash on June 23, 2025, which was subsequently filed on June 30, 2025; (ii) John Alschuler, in connection with a failure to timely file a Form 4 relating to the cash settlement of Phantom Stock Units on January 5, 2026, which was subsequently filed on January 9, 2026; and (iii) Harrison Sitomer, who inadvertently (A) failed to timely file a Form 3 due to a delay in submission and approval of his Form ID, which was subsequently filed on March 10, 2026 and (B) failed to timely file a Form 4 relating to an award of restricted common stock on February 27, 2026 due to a delay in the submission and approval of his Form ID, which was subsequently filed on March 10, 2026.

88
CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES WITH RESPECT
TO RELATED PARTY TRANSACTIONS
All related party transactions (generally, transactions involving amounts exceeding $120,000 in which directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding common stock have an interest) are subject to approval or ratification in accordance with the procedures described below.
Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions and provides a recommendation to the independent directors as a group who then determine whether to approve the entry into such related party transaction. If the Company becomes aware of a related party transaction that has not been approved under the Company’s policy, then the related party transaction will be considered and, if the independent directors determine it to be appropriate, ratified, or terminated. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee and the independent directors take into account, among other factors they deem appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
No director may participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director must provide all material information concerning the related party transaction to our Nominating and Corporate Governance Committee and the independent directors.
If a related party transaction will be ongoing, the independent directors may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, the independent directors, on at least an annual basis, review and assess ongoing relationships with such related party to see that our management is in compliance with our independent directors’ guidelines and that such related party transaction remains appropriate.
Related party transactions are disclosed in our SEC filings.
ONE VANDERBILT AVENUE INVESTMENT
In December 2016, we entered into agreements with entities owned and controlled by our Chairman and Chief Executive Officer, Marc Holliday, and our former President, and current director, Andrew Mathias, pursuant to which they agreed to make an investment in our One Vanderbilt project (inclusive of the property and SUMMIT One Vanderbilt) at the appraised fair market value for the interests acquired. This investment entitles these entities to receive a percentage of any profits realized by the Company from its One Vanderbilt project in excess of the Company’s capital contributions, of approximately 1.27% and 0.85%, respectively, on account of the property and 1.92% and 1.28%, respectively, on account of SUMMIT One Vanderbilt. The entities had no right to any return of capital. Accordingly, subject to previously disclosed repurchase rights, these interests had no value and these entities were not entitled to any amounts (other than limited distributions to cover tax liabilities incurred) unless and until the Company received distributions from the One Vanderbilt project in excess of the Company’s aggregate investment in the project. The entities owned and controlled by Mr. Holliday and Mr. Mathias paid $1.4 million and $1.0 million, respectively, which equaled the fair market value of the interests acquired as of the date the investment agreements were entered into as determined by an independent third-party appraisal that we obtained.
Mr. Holliday and Mr. Mathias have the right to tender their interests in the project upon stabilization (50% within three years after stabilization and 100% three years or more after stabilization). In addition, the agreement calls for us to repurchase these interests in the event of a sale of One Vanderbilt or a transactional change of control of the Company. We also have the right to repurchase these interests on the seven-year anniversary of the stabilization of the project or upon the occurrence of certain separation events prior to the stabilization of the project relating to each of Mr. Holliday’s and Mr. Mathias’ continued service with us. The price paid upon a tender of the interests will equal the liquidation value of the interests at the time, with the value based on the project’s sale price, if applicable, or fair market value as determined by an independent third-party appraiser. In 2022, stabilization of the property (excluding SUMMIT One Vanderbilt) was achieved. Therefore, Mr. Holliday and Mr. Mathias exercised their rights to tender 50% of their interests in the property (excluding SUMMIT One

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	89
Vanderbilt) for liquidation values of $17.9 million and $11.9 million, respectively, which were paid in July 2022. In 2023, stabilization of SUMMIT One Vanderbilt was achieved.
As of December 31, 2025, Mr. Holliday’s and Mr. Mathias’ remaining interests in the One Vanderbilt project are included in preferred units and redeemable equity in the mezzanine equity section of the Company’s consolidated financial statements.
760 MADISON AVENUE CONDOMINIUM UNIT
In July 2024, the Company entered into an agreement to sell one of the condominium units located at 760 Madison Avenue to an entity owned by a trust of which the beneficiaries are the family members of our Chairman and Chief Executive Officer, Marc Holliday, for $8.4 million. The transaction closed in the first quarter of 2025.
NON-RENEWAL AND ADVISORY AGREEMENT
On October 9, 2023, the Company entered into a Non-Renewal and Advisory Agreement (the “Advisory Agreement”) with Andrew Mathias, our former President and a current director, to transition Mr. Mathias into a consultancy role for the Company upon the termination of his employment agreement on December 31, 2023. The term of the Advisory Agreement is January 1, 2024 through December 31, 2024, subject to successive one-year renewal periods. Mr. Mathias receives an advisory fee of $8,333 monthly for his services and certain perks generally consistent with those he received as an executive officer, in addition to any fees to which Mr. Mathias is entitled to as a director.

90
OTHER INFORMATION
These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors, or the Board, of SL Green Realty Corp., a Maryland corporation, for use at our 2026 Annual Meeting of stockholders to be held on June 2, 2026 at 12:00 p.m., Eastern Time, in the auditorium at One Vanderbilt Avenue, New York, New York 10017 or at any postponement or adjournment of the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT
THE ANNUAL MEETING
What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we may furnish proxy materials, including this proxy statement and our 2025 annual report to stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. On or about April 22, 2026, we began mailing a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our 2025 annual report online, as well as instructions on how to vote.
We believe the delivery option that we have chosen this year allows us to provide our stockholders with the proxy materials they need, while lowering the cost of delivery of the materials and reducing the environmental impact of printing and mailing printed copies. If you would like to receive a paper or an e-mail copy of our proxy materials for the 2026 Annual Meeting or for all future annual meetings, you should follow the instructions for requesting such materials included in the Notice.
Who is entitled to vote at the Annual Meeting?
Holders of record of our common stock, $0.01 par value per share, at the close of business on March 31, 2026, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.
What is the purpose of the Annual Meeting?
At the Annual Meeting, you will be asked to vote on the following proposals:
•
Proposal 1: the election of the eight director nominees named in this proxy statement to serve on the Board for a one-year term and until their successors are duly elected and qualify

•
Proposal 2: the approval of an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K

•
Proposal 3: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026

You also may be asked to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

OTHER INFORMATION	91
What constitutes a quorum?
The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of any business at the Annual Meeting. As of the record date, there were 71,116,386 shares outstanding and entitled to vote at the Annual Meeting.
Each share of our common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
What vote is required to approve each proposal?
For Proposal 1, a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee. Abstentions and broker non-votes are not counted as a vote cast either “for” or “against” a nominee, and therefore, will have no effect on the election of directors. For more information on the operation of our majority voting standard in director elections, see the section entitled “Our Board of Directors and Corporate Governance—Corporate Governance—Majority Voting Standard and Director Resignation Policy.”
A majority of all of the votes cast with respect to the proposal is required for approval of each of Proposals 2 and 3. In respect of Proposals 2 and 3, abstentions and broker non-votes are not counted as votes cast, and therefore will have no effect on the votes for these proposals.
How do I vote?
Voting in Person at the Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, and attend the Annual Meeting, you may vote in person at the Annual Meeting. If your shares are held by a bank, broker or other nominee, that is, in “street name,” and you wish to vote in person at the Annual Meeting, you will need to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares of record.
If you received a paper copy of this Proxy Statement. You can vote by valid proxy received by telephone, electronically via the Internet or by mail. The deadline for voting by telephone or electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 1, 2026. If voting by mail, you must:
•
indicate your instructions on the proxy

•
date and sign the proxy

•
promptly mail the proxy in the enclosed envelope

•
allow sufficient time for the proxy to be received before the date of the Annual Meeting

If your shares are held in “street name” such as in a stock brokerage account, by a bank or other nominee, please follow the instructions you received from your broker with respect to the voting of your shares.
If you received a Notice of Internet Availability of Proxy Statement. Please submit your proxy electronically via the Internet using the instructions included in the Notice. The deadline for voting electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 1, 2026.
If you received an e-mail copy of this Proxy Statement. Please submit your proxy electronically via the Internet or telephonically using the instructions included on the Proxy Card. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on June 1, 2026.
If you have any questions regarding how to authorize your proxy by telephone or via the Internet, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.
Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the Annual Meeting.

92	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Can I change my vote after I have voted?
If you cast a vote by proxy, you may revoke it at any time before it is voted by:
•
filing a written notice revoking the proxy with our Secretary at our address;

•
properly signing and forwarding to us a proxy with a later date; or

•
voting during the Annual Meeting

If you attend the Annual Meeting, you may vote whether or not you previously have given a proxy, but your attendance (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.
You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee, or by attending the Annual Meeting and voting during the meeting. See “How Do I Vote?—Voting in Person at the Annual Meeting” above.
How is my vote counted?
If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for directors named in this proxy statement, “for” advisory approval of the compensation of our named executive officers and “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
How does the Board recommend that I vote on each of the proposals?
The Board recommends that you vote:
Item	Board Recommendation
Proposal 1: Election of Directors
FOR the election of John H. Alschuler, Carol N. Brown, Lauren B. Dillard, Stephen L. Green, Craig M. Hatkoff, Marc Holliday, Peggy Lamb and Andrew W. Mathias as directors to serve on the Board for a one-year term and until their successors are duly elected and qualify

Proposal 2: Approval of an Advisory Resolution Approving the Compensation of Our Named Executive Officers	FOR the approval of an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K
Proposal 3: The Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026

OTHER INFORMATION	93
What other information should I review before voting?
Our 2025 annual report, including financial statements for the fiscal year ended December 31, 2025, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2025 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which contains additional information about the Company, on our website at http://www.slgreen.com or by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852. The 2025 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.
How do I change how I receive proxy materials in the future?
Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. If you received a paper copy of the proxy materials or the Notice of Internet Availability of Proxy Materials in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, by sending a blank e-mail with the 16-digit control number on your Notice of Internet Availability to sendmaterial@proxyvote.com, via the internet at http://www.proxyvote.com or by telephone at (800) 579-1639. Your election will remain in effect until you change it.
What should I do if I received more than one Notice of Internet Availability of Proxy Materials?
There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please authorize your proxy in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own.
No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.
OTHER MATTERS
Attendance at the 2026 Annual Meeting
All stockholders of record, as well as stockholders that hold their shares through a broker, bank or similar organization, of shares of SLG’s common stock at the close of business on the record date, or their designated proxies, are authorized to attend the 2026 Annual Meeting. You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the Annual Meeting. To be admitted to the Annual Meeting, you will be required to present a recent brokerage statement or other evidence of your ownership of our stock as of the record date of the Annual Meeting. Stockholders will be able to vote and submit questions during the Annual Meeting.

94	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Solicitation of Proxies
We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of MacKenzie Partners, Inc. at an aggregate estimated cost of $15,000 plus out-of-pocket expenses.
Stockholder Proposals and Nominations
Proposals for Inclusion in our 2027 Proxy Materials
SEC rules permit stockholders to submit proposals to be included in our proxy materials if the stockholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Exchange Act. For a stockholder proposal to be considered for inclusion in our proxy materials for the 2027 annual meeting, the proposal must be delivered to our Secretary at the address provided below by December 23, 2026.
Director Nominations Under our Proxy Access Bylaws
Our proxy access bylaw permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. For the 2027 annual meeting, notice of a proxy access nomination must be delivered to our Secretary at the address provided below no later than December 23, 2026 and no earlier than November 23, 2026.
Other Proposals or Nominations to be brought before our 2027 Annual Meeting
Our bylaws permit a stockholder to propose items of business that are not intended to be included in our proxy materials and to nominate candidates other than under our proxy access bylaw if the stockholder complies with the procedures set forth in our bylaws. For the 2027 annual meeting, notice of such proposals or nominations must be delivered to our Secretary at the address provided below no later than March 4, 2027 and no earlier than February 2, 2027.
If the Company moves the 2027 annual meeting to a date that is more than 25 days before or after the date which is the one-year anniversary of this year’s Annual Meeting date (i.e., June 2, 2027), the Company must receive notice of proposals or nominations no later than the close of business on the 10th day following the earlier of the day on which the Company makes a public announcement of the meeting date or the day on which notice of the meeting date is first distributed to stockholders.
Additionally, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to our Secretary at the address provided no later than April 3, 2027.
Address for Submission of Notices and Additional Information
All stockholder nominations of individuals for election as directors or proposals of other items of business to be considered by stockholders at the 2027 Annual Meeting (whether or not intended for inclusion in our proxy materials) must be submitted in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, Attention: Andrew S. Levine, Secretary.
In addition, both the proxy access and the advance notice provisions of our bylaws require a stockholder’s notice of a nomination or other item of business to include certain information. Director nominees must also meet certain eligibility requirements. Any stockholder considering introducing a nomination or other item of business should carefully review our bylaws.

OTHER INFORMATION	95
Householding of Proxy Materials
The SEC adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that such broker will be “householding” communications, including the proxy materials, to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
Stockholders who currently receive only one copy of the proxy materials at their address and would like to receive additional copies and/or stockholders who no longer wish to participate in “householding” and would prefer to receive separate proxy materials in the future should direct their request either to their broker or to the Company in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852 or by telephone at (212) 594-2700.
Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their future communications should direct their request either to their broker or to the Company at the address of telephone number above.

A-1
APPENDIX A:
INFORMATION REGARDING CERTAIN FINANCIAL MEASURES
Below is a reconciliation of net income attributable to our stockholders to Funds from Operations, or FFO, per share for the twelve months ended December 31, 2025 (amounts in thousands, except per share data).
Twelve months ended December 31, 2025
FFO Reconciliation:
Net loss attributable to SL Green common stockholders	$(111,860)
Add:
Depreciation and amortization	255,713
Joint venture depreciation and noncontrolling interest adjustments	312,025
Net loss attributable to noncontrolling interests	(8,644)
Less:
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	86,068
Purchase price and other fair value adjustments	(33,517)
Loss on sale of real estate, net	(2,143)
Depreciable real estate reserves	(32,092)
Depreciable real estate reserves in unconsolidated joint venture	(14,592)
Depreciation on non-rental real estate assets	5,838
FFO attributable to SL Green common stockholders and unit holders	$437,672
Basic ownership interest:
Weighted average REIT common share and common share equivalents	70,443
Weighted average partnership units held by noncontrolling interests	3,964
Basic weighted average shares and units outstanding	74,407
Diluted ownership interest:
Weighted average REIT common share and common share equivalents	$70,443
Weighted average partnership units held by noncontrolling interests	3,964
Stock-based compensation	1,486
Contingently issuable shares	575
Diluted weighted average shares and units outstanding	76,468
FFO per share:
Diluted	5.72

A-2	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Below is a reconciliation of net income attributable to our stockholders to Funds Available for Distribution, or FAD, for the twelve months ended December 31, 2025 (amounts in thousands, except per share data).
Twelve months ended December 31, 2025
Funds Available for Distribution Reconciliation:
Net loss attributable to SL Green common stockholders	$(111,860)
Add:
Depreciation and amortization	255,713
Joint venture depreciation and noncontrolling interest adjustments	312,025
Net loss attributable to noncontrolling interests	(8,644)
Less:
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	86,068
Purchase price and other fair value adjustments	(33,517)
Loss on sale of real estate, net	(2,143)
Depreciable real estate reserves	(32,092)
Depreciable real estate reserves in unconsolidated joint venture	(14,592)
Depreciation on non-rental real estate assets	5,838
FFO attributable to SL Green common stockholders and unit holders	$437,672
Add:
Non real estate depreciation and amortization	5,838
Amortization of deferred financing costs	7,054
Non-cash deferred compensation	51,376
FAD adjustment for joint ventures	(100,568)
Straight-line rental income and other non-cash adjustments	661
Non-cash fair value adjustments on mark-to-market derivatives	3,834
Second cycle tenant improvements	(105,434)
Second cycle leasing commissions	(26,558)
Recurring capital expenditures	(36,632)
Funds Available for Distribution	$237,243
Below are reconciliations of net income to operating income, same-store cash net operating income and same-store cash net operating income excluding lease termination income for the twelve months ended December 31, 2025 and 2024 (amounts in thousands).

APPENDIX A:	A-3
	Twelve months ended December 31,
	2025	2024
Operating Income and Same-store cash NOI Reconciliation
Net income (loss)	$(96,921)	$30,222
Depreciable real estate reserves	32,092	104,071
Depreciable real estate reserves in unconsolidated joint venture	14,592	263,190
Loss (gain) on sale of real estate, net	2,143	(3,025)
Purchase price and other fair value adjustments	36,233	(88,966)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	(86,068)	(208,144)
Gain on sale of marketable securities	(10,232)	—
Depreciation and amortization	255,713	207,443
SUMMIT Operator tax expense	3,259	730
Amortization of deferred financing costs	7,054	6,619
Interest expense, net of interest income	187,656	147,220
Interest expense on senior obligations of consolidated securitization vehicles	60,693	14,634
Operating income	$406,214	$473,994
Equity in net loss (income) from unconsolidated joint ventures	41,551	(83,495)
Loss from debt fund investments, net	1,446	—
Marketing, general and administrative expense	89,310	85,187
Transaction related costs	13,942	401
Loan loss and other investment reserves, net of recoveries	(71,326)	—
SUMMIT Operator expenses	116,364	111,379
Gain on early extinguishment of debt	—	(43,762)
Investment income	(29,377)	(24,353)
Interest income from real estate loans held by consolidated securitization vehicles	(62,734)	(18,980)
SUMMIT Operator revenue	(122,344)	(133,214)
Non-building revenue	(73,431)	(68,881)
Net operating income (NOI)	$309,615	$298,636
Equity in net (loss) income from unconsolidated joint venture	(41,551)	83,495
SLG share of unconsolidated JV depreciation and amortization	259,498	275,098
SLG share of unconsolidated JV amortization of deferred financing costs	15,738	11,334
SLG share of unconsolidated JV interest expense, net of interest income	263,710	276,852
SLG share of unconsolidated JV gain on early extinguishment of debt	(57,187)	(172,369)
SLG share of unconsolidated JV investment income	(14,366)	(11,513)
SLG share of unconsolidated JV loan loss and other investment reserves, net of recoveries	14,531	—
SLG share of unconsolidated JV non-building revenue	(8,580)	(3,051)
NOI including SLG share of unconsolidated JVs	$741,408	$758,482
NOI from other properties/affiliates	(59,851)	(83,520)
Same-Store NOI	$681,557	$674,962
Straight-line and free rent	1,433	(2,800)
Amortization of acquired above and below-market leases, net	3,516	2,578
Operating lease straight-line adjustment	815	815
SLG share of unconsolidated JV straight-line and free rent	(32,519)	(12,763)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(24,826)	(24,405)
SLG share of unconsolidated JV ground lease straight-line adjustment	—	—
Same-store cash NOI	$629,976	$638,387
Lease termination income	(5,629)	(6,344)
SLG share of unconsolidated JV lease termination income	(7,602)	(2,515)
Same-store cash NOI excluding lease termination income	$616,745	$629,528

A-4	SL GREEN REALTY CORP. 2026 PROXY STATEMENT
Notes:
Funds from Operations
Funds from Operations, or FFO, is a widely recognized non-GAAP financial measure of REIT performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. We also use FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
Funds Available for Distribution
Funds Available for Distribution, or FAD, is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company’s unconsolidated JVs, less straight line rental income, free rent net of amortization, second generation tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Same-Store Cash Net Operating Income
Net Operating Income, or NOI, is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
We present NOI and Cash NOI because we believe that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of our properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. We use these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

APPENDIX A:	A-5
Same-Store refers to properties owned in the same manner during both the current and prior year, excluding development and redevelopment properties that are not stabilized for both the current and prior year.
SLG Share of Unconsolidated JV is computed by multiplying the referenced line item by the Company’s percentage ownership or economic interest in the respective joint ventures and may not accurately depict the legal and economic implications of holding a non-controlling interest in the respective joint ventures.

SL Green Realty Corp.
One Vanderbilt Avenue,
New York, NY 10017
212 594 2700 | slgreen.com

SL GREEN REALTY CORP.ONE VANDERBILT AVENUENEW YORK, NY 10017AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on June 1, 2026. Have your proxycard in hand when you access the web site and follow the instructions to obtainyour records and to create an electronic voting instruction form.AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand whenyou call and then follow the instructions.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V93676-P47034KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.SL GREEN REALTY CORP.The Board of Directors recommends you vote FOR thefollowing:1. Election of DirectorsNominees:For Against Abstain1a. John H. Alschuler1b. Carol N. Brown1c. Lauren B. Dillard1d. Stephen L. Green1e. Craig M. Hatkoff1f. Marc Holliday1g. Peggy Lamb1h. Andrew W. MathiasThe Board of Directors recommends you vote FOR thefollowing proposals:For Against Abstain2. To approve, on a non-binding advisory basis, our executivecompensation.3. To ratify the appointment of Deloitte & Touche LLP asour independent registered public accounting firm forthe fiscal year ending December 31, 2026.For Against AbstainNOTE: The proxies are authorized to vote in their discretionupon such other business as may properly come before theAnnual Meeting, including any adjournments or postponementsthereof.The undersigned hereby acknowledge(s) receipt of the Noticeof the Annual Meeting of Stockholders, the terms of which areincorporated herein by reference, and revoke(s) any proxy orproxies heretofore given with respect to the Annual Meeting.This proxy may be revoked at any time prior to the timevoting is declared closed by giving the corporate secretary ofSL Green Realty Corp. written notice of revocation or bya subsequently dated proxy, or by casting a ballot at theAnnual Meeting.This solicitation of proxies is made by and on behalf of theBoard. The validity of this proxy is governed by the MarylandGeneral Corporation Law and applicable federal securities laws.This proxy does not revoke any prior powers of attorney exceptfor prior proxies given in connection with the Annual Meeting.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 2, 2026: The Notice and Proxy Statement, 2025 Annual Report and additional soliciting materials are available at www.proxyvote.com.SL GREEN REALTY CORP.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned stockholder(s) hereby appoint(s) Marc Holliday and Andrew S. Levine, or either of them, as proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot all of the shares of Common Stock of SL GREEN REALTY CORP. that the stockholder(s) is/are entitled to vote at theAnnual Meeting of Stockholders to be held at the Auditorium at One Vanderbilt, One Vanderbilt Avenue, New York, NY 10017 at 12:00 P.M., Eastern Time on Tuesday, June 2, 2026 and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) AND IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED ON THE REVERSE SIDE HEREOF, AND FOR PROPOSALS 2 AND 3.PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side